As filed with the Securities and Exchange Commission on March 29, 2002
                              Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           --------------------------
                            POCAHONTAS BANCORP, INC.
             (exact name of registrant as specified in its charter)
        DELAWARE                         6711                    71-0806097
(State of Incorporation)     (Primary standard industrial      (IRS Employer
                              classification code number)    Identification No.)
                                1700 E. Highland
                            Jonesboro, Arkansas 72401
                                 (870) 802-1700
               (Address, including zip code and telephone number,
        including area code, of registrant's principal executive offices)
                                  Dwayne Powell
                            Pocahontas Bancorp, Inc.
                                1700 E. Highland
                            Jonesboro, Arkansas 72401
                                 (870) 802-1700
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)
                                   Copies to:

Robert B. Pomerenk, Esquire                       Joan S. Guilfoyle, Esquire
     Luse Lehman Gorman                      Stradley Ronon Stevens & Young, LLP
  Pomerenk & Schick, P.C.                           1220 19th Street, N.W.
5335 Wisconsin Avenue, N.W.                               Suite 700
  Washington, D.C. 20015                            Washington, D.C. 20036
      (202) 274-2000                                    (202) 822-9611







        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
              General Instruction G, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Amount of
  Title of Each Class of                                        Proposed Maximum              Proposed Maximum         Registration
Securities to be Registered  Amount to be Registered (1)  Offering Price Per Share (2)  Aggregate Offering Price (2)        Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock                           675,398                       N/A                          4,451,350                $410
    Par Value $.01.........
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents the estimated maximum number of shares of common stock, par value $.01 per share, issuable by Pocahontas Bancorp, Inc. upon consummation of the Merger described herein, and computed based on the estimated maximum number of shares (314,139), including shares issuable upon the exercise of outstanding employee and director stock options, that may be exchanged for the securities being registered. Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares of common stock as may be issuable as a result of stock splits, stock dividends or similar transactions.
(2) Pursuant to Rules 457(f)(1) and 457(c), the registration fee for the Pocahontas Bancorp, Inc. common stock is based on the average of the bid and asked prices of North Arkansas Bancshares, Inc. ("North Arkansas Bancshares") on the over-the-counter market on March 28, 2002 ($14.17) and computed based upon the estimated maximum number of such shares (314,139) that may be exchanged for the securities being registered.

     The Registrant hereby amends this Registration Statement on such dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

     [LOGO OF POCAHONTAS] MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT [LOGO OF
                                                                        NARK]

North Arkansas Bancshares Shareholders:

        This document is being furnished to shareholders of North Arkansas Bancshares, Inc. in connection with the solicitation of proxies by North Arkansas Bancshares' board of directors for use at a special meeting of North Arkansas Bancshares shareholders. The special meeting is scheduled to be held on May __, 2002, at _________________, Newport, Arkansas at _____ a.m., Arkansas
time. At the special meeting, North Arkansas Bancshares shareholders will be asked to consider and vote upon the Agreement and Plan of Merger, dated as of November 20, 2001, by and between Pocahontas Bancorp, Inc. and North Arkansas Bancshares, pursuant to which North Arkansas Bancshares will be acquired by Pocahontas Bancorp.

        In connection with the merger, each share of North Arkansas Bancshares common stock outstanding immediately prior to consummation of the merger (other than shares held directly by Pocahontas Bancorp or North Arkansas Bancshares, or shares the holders of which have perfected dissenters' rights of appraisal) will be converted into the right to receive $15.00 worth of Pocahontas Bancorp common stock, based on an exchange ratio described in this proxy statement/prospectus.

        We encourage you to read this proxy statement/prospectus, which includes important information about the merger. In addition, the section entitled "Risk Factors" beginning on page __ of this proxy statement/prospectus contains a description of risks that you should consider in evaluating the merger.

        Consummation of the merger is conditional on, among other things, receipt of all required shareholder and regulatory approvals. Your board of directors recommends that you vote in favor of the merger agreement and the merger, which the board believes is in the best interests of the shareholders of North Arkansas Bancshares. The Board of Directors has received the opinion of Ferguson & Company, North Arkansas Bancshares' financial advisor, to the effect that, as of the date of such opinion and based on the considerations described in it, the exchange ratio was fair, from a financial point of view, to the holders of North Arkansas Bancshares common stock.

        The exchange of North Arkansas Bancshares common stock for Pocahontas Bancorp common stock (other than cash paid in lieu of fractional shares) will be a tax-free transaction for federal income tax purposes.

        We have enclosed a notice of the special meeting, a proxy statement/prospectus containing a discussion of the merger agreement and the merger and a proxy to record your vote on the matters submitted for shareholder action at the special meeting. Please complete, sign and date the enclosed proxy and return it as soon as possible in the envelope provided. If you decide to attend the special meeting, you may vote your shares in person whether or not you have previously submitted a proxy. It is important to understand that the merger agreement and the merger must be approved by the holders of a majority of all outstanding shares of North Arkansas Bancshares common stock and that the failure to vote will have the same effect as a vote against the proposal.

        I encourage you to attend the special meeting in person. Whether or not you do, I hope you will read the proxy statement/prospectus and sign and date the proxy and return it in the enclosed postage-paid envelope. This will save North Arkansas Bancshares additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the special meeting even if you have previously returned the proxy.

                                       ------------------------------------
                                       Brad Snider
                                       President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of Pocahontas Bancorp common stock to be issued in connection with the merger or determined whether this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The shares of Pocahontas Bancorp common stock are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

        This proxy statement/prospectus is dated April __, 2002 and is first being mailed to shareholders of North Arkansas Bancshares on or about April __, 2002.

                       WHERE YOU CAN FIND MORE INFORMATION

        Pocahontas Bancorp is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information filed by Pocahontas Bancorp can be obtained, upon payment of prescribed fees, from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. In addition, such information can be inspected and copied at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the SEC's Regional Office located at 1801 California Street, Suite 4800, Denver, Colorado 80202. Pocahontas Bancorp files its reports, proxy statements and other information (including the registration statement referred to below) with the SEC electronically through the Electronic Data Gathering, Analysis, and Retrieval ("EDGAR") system, which filings are publicly available through the SEC's Web site at http://www.sec.gov.

        North Arkansas Bancshares de-registered its shares of common stock under the Securities Exchange Act of 1934 in January 2000 and, accordingly, is no longer subject to the informational reporting requirements of that act.

        Pocahontas Bancorp, Inc. has filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, as amended, with respect to the shares of Pocahontas Bancorp common stock to be issued pursuant to and as contemplated by the merger agreement. This proxy statement/prospectus does not contain all the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copying as set forth above. Statements contained in this proxy statement/prospectus or in any document incorporated by reference in this proxy statement/prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        This proxy statement/prospectus incorporates documents by reference which are not presented herein or delivered herewith. Such documents (excluding exhibits not specifically incorporated by reference) are available, without charge, to any person, including any beneficial owner, to whom this proxy statement/prospectus is delivered by or on behalf of Pocahontas Bancorp, upon the written or oral request of such person, to James A. Edington, Corporate Secretary, Pocahontas Bancorp, Inc., 1700 East Highland Drive, Jonesboro, Arkansas 72403, telephone (870) 802-5900. In order to ensure timely delivery of the documents prior to the special meeting, any request should be made by ___________, 2002. Persons requesting copies of exhibits to documents that are not specifically incorporated by reference in such documents may be charged the cost of reproduction and mailing.

        The following documents previously filed with the SEC by Pocahontas Bancorp (File No. 0-23969) are hereby incorporated by reference in this proxy statement/prospectus. Except as noted below, these documents are not presented or delivered herewith:

        1. The Annual Report on Form 10-K of Pocahontas Bancorp, Inc. for the fiscal year ended September 30, 2001.

        2. The Current Report on Form 8-K of Pocahontas Bancorp, Inc. for the event dated November 20, 2001 as filed with the SEC on November 26, 2001.

        3. The Current Report on Form 8-K of Pocahontas Bancorp, Inc. for the event dated January 16, 2002 as filed with the SEC on January 23, 2002.

        4. The Quarterly Report on Form 10-Q of Pocahontas Bancorp, Inc. for the quarter ended December 31, 2001, as filed with the SEC on February 14, 2002.

        Accompanying this proxy statement/prospectus is Pocahontas Bancorp's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 and Quarterly Report on Form 10-Q for the three months ended December 31, 2001.

                                       (i)

                             ----------------------


        All information contained in this proxy statement/prospectus with respect to Pocahontas Bancorp and its subsidiaries has been supplied by Pocahontas Bancorp, and all information with respect to North Arkansas Bancshares and its subsidiaries has been supplied by North Arkansas Bancshares.

        No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this proxy statement/prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction.

                             ----------------------


                                      (ii)

                                TABLE OF CONTENTS


NOTICE OF SPECIAL MEETING OF SHAREHOLDERS....................................1

QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETING........3

SUMMARY......................................................................4

RISK FACTORS................................................................10
         Risks Related to the Merger........................................10
         Risks Related to Pocahontas Bancorp and North Arkansas Bancshares .10

COMPARATIVE PER COMMON SHARE DATA...........................................13

COMPARATIVE STOCK PRICES AND DIVIDEND INFORMATION...........................14

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
         OF POCAHONTAS BANCORP..............................................15

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
         OF NORTH ARKANSAS BANCSHARES.......................................18

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...................19

INFORMATION ABOUT THE COMPANIES.............................................20

THE NORTH ARKANSAS BANCSHARES SPECIAL MEETING...............................21
         Matters to be Considered...........................................21
         Proxies  ..........................................................21
         Solicitation of Proxies............................................22
         Record Date........................................................22
         Voting Rights and Vote Required....................................22
         Principal Holders of Voting Securities.............................22
         Recommendation of the Board of Directors...........................23
         Attending the Meeting..............................................23
         Participants in North Arkansas Bancshares' Benefits Plans..........24

THE MERGER..................................................................25
         General  ..........................................................25
         Conversion of North Arkansas Bancshares Common Stock...............25
         Structure of the Merger............................................25
         Background of the Merger...........................................26
         Reasons for the Merger and Recommendation of the North Arkansas
            Bancshares Board of Directors...................................26
         Treatment of North Arkansas Bancshares Stock Options...............28
         Opinion of North Arkansas Bancshares' Financial Advisor............28
         Board of Directors and Management of Pocahontas Bancorp Following
            the Merger......................................................31
         Distribution of Pocahontas Bancorp Certificates....................31
         Fractional Shares..................................................32
         Public Trading Markets.............................................32
         Pocahontas Bancorp Dividends.......................................33
         Dissenters' Rights.................................................33

                                      (iii)

         Resales of Pocahontas Bancorp Stock by Affiliates..................36
         Interests of North Arkansas Bancshares' Directors and Officers in
            the Merger that Differ From Your Interests......................37
         Employee Benefits Following the Merger.............................39
         Acquisitions Generally.............................................39
         Regulatory Approvals...............................................39

THE MERGER AGREEMENT........................................................40
         Terms of the Merger................................................40
         Treatment of North Arkansas Bancshares Stock Options...............40
         Closing and Effective Time of the Merger...........................40
         Representations, Warranties, Covenants and Agreements..............41
         Declaration and Payment of Dividends...............................41
         Agreement Not to Solicit Other Offers..............................41
         Expenses and Fees..................................................41
         Conditions to Consummation of the Merger...........................42
         Possible Alternative Merger Structure..............................42
         Amendment, Waiver and Termination of the Merger Agreement..........43

THE STOCK OPTION AGREEMENT..................................................43
         The Stock Option...................................................44
         Purpose of the Stock Option Agreement..............................44
         Exercise; Expiration...............................................44
         Rights under the Stock Option Agreement............................45

ACCOUNTING TREATMENT........................................................45

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER......................46

DESCRIPTION OF POCAHONTAS BANCORP CAPITAL STOCK.............................47

COMPARISON OF STOCKHOLDERS' RIGHTS..........................................48

DISCUSSION OF ANTI-TAKEOVER PROTECTION IN POCAHONTAS BANCORP'S
         CERTIFICATE OF INCORPORATION AND BYLAWS AND UNDER DELAWARE LAW.....54

EXPERTS  ...................................................................55

OTHER MATTERS...............................................................55

APPENDICES

         I Agreement and Plan of Merger dated as of November 20, 2001 by and between Pocahontas Bancorp, Inc. and North Arkansas Bancshares, Inc.

         II Stock Option Agreement dated as of November 20, 2001, between Pocahontas Bancorp, Inc. and North Arkansas Bancshares, Inc.

         III      Opinion of Ferguson & Company

         IV       Excerpt from Tennessee law on Dissenters' Rights


                                      (iv)

                         NORTH ARKANSAS BANCSHARES, INC.
                                200 OLIVIA DRIVE
                             NEWPORT, ARKANSAS 72112
                                 (870) 523-3611


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY __, 2002


        NOTICE IS HEREBY GIVEN that a special meeting of shareholders of North Arkansas Bancshares, Inc. is scheduled to be held on May __, 2002, at __________________________, Newport, Arkansas at ____ a.m., Arkansas time.

        A proxy and a proxy statement/prospectus for the special meeting are enclosed, as well as Pocahontas Bancorp's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 and Quarterly Report on Form 10-Q for the quarter ended December 31, 2001. The special meeting is being held to consider and vote upon the following matters:

         o a proposal to adopt the Agreement and Plan of Merger, dated as of November 20, 2001, pursuant to which North Arkansas Bancshares will be merged with and into Pocahontas Bancorp; and

         o such other business as may properly come before the Special Meeting or any adjournments or postponements of the meeting.

        In the merger, Pocahontas Bancorp will be the surviving corporation, and each outstanding share of North Arkansas Bancshares common stock will be converted into shares of Pocahontas Bancorp common stock based on an exchange ratio as described in the proxy statement/prospectus (with cash paid in lieu of fractional share interests).

        Your attention is directed to the proxy statement/prospectus for a complete discussion of the merger. A copy of the merger agreement is included as Appendix I to the proxy statement/prospectus.

        The board of directors has established April __, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. Only North Arkansas Bancshares shareholders as of the close of business on that date will be entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof. In order for the merger agreement to be adopted, the holders of a majority of the shares of North Arkansas Bancshares common stock outstanding and entitled to vote thereon on the record date must vote in favor of the merger agreement. Therefore, your vote is very important.

        All North Arkansas Bancshares shareholders entitled to notice of, and to vote at, the special meeting are cordially invited to attend the special meeting in person. However, to ensure your representation at the special meeting, please submit your proxy with voting instructions. You may submit your proxy with voting instructions by mail if you promptly complete, sign, date and return the accompanying proxy card in the enclosed self-addressed stamped envelope. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any holder of North Arkansas Bancshares common stock who is present at the special meeting may vote in person instead of by proxy, thereby cancelling any previous proxy. In any event, a proxy may be revoked in writing at any time before the special meeting.

        As a shareholder of North Arkansas Bancshares, you have the right to dissent from the merger and demand payment of the fair value of your shares of North Arkansas Bancshares common stock under applicable provisions of Tennessee law. In order to perfect dissenters' rights, you must give written demand before the merger is voted on at the special meeting and must not vote in favor of the merger. An excerpt from Tennessee law regarding dissenters' rights is included as Appendix IV to the proxy statement/prospectus and a summary of these provisions can be found under "THE MERGER - Dissenters' Rights."

        Your board of directors has unanimously approved the merger agreement and unanimously recommends that you vote "FOR" adoption of the merger agreement.

       YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.






                                  By Order of the Board of Directors



                                  Pamela Decker
                                  Secretary


Newport, Arkansas
April __, 2002

      QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETING

Q:   What do I need to do now?

A: After you have carefully read this document, indicate on your proxy card how you want your shares to be voted. Then complete, sign, date and mail your proxy card in the enclosed postage paid return envelope as soon as possible. This will enable your shares to be represented and voted at the special meeting.

Q:   Why is my vote important?

A: If you do not return your proxy card or vote in person at the special meeting, it will be more difficult for North Arkansas Bancshares to obtain the necessary quorum to hold the special meeting. In addition, the failure of a shareholder to vote, by proxy or in person, will have the same effect as a vote against the merger agreement. The merger must be approved by the holders of a majority of the outstanding shares of North Arkansas Bancshares common stock entitled to vote at the special meeting called for the purpose of voting on the proposal to adopt the merger agreement.

Q: If my shares are held in street name by my broker, will my broker automatically vote my shares for me?

A: No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the directions your broker provides.

Q: What if I fail to instruct my broker?

A: If you fail to instruct your broker to vote your shares and the broker submits an unvoted proxy, the resulting broker non-vote will be counted toward a quorum at the special meeting, but it will have the same effect as a vote against the merger agreement.

Q: Can I attend the special meeting and vote my shares in person?

A: Yes. All shareholders are invited to attend the special meeting. Shareholders of record can vote in person at the special meeting. If a broker holds your shares in street name, then you are not the shareholder of record and you must ask your broker how you can vote at the special meeting.

Q: Can I change my vote?

A: Yes. If you have not voted through your broker, there are three ways you can change your vote after you have submitted your proxy card.

o First, you may send a written notice to the person to whom you submitted your proxy stating that you would like to revoke your proxy.

o Second, you may complete and submit a new proxy card. The latest-dated proxy card actually received by North Arkansas Bancshares before the special meeting will be counted, and any earlier votes will be revoked.

o Third, you may attend the special meeting and vote in person. Any earlier proxy will thereby be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow directions you receive from your broker in order to change or revoke your vote.

Q: Should I send in my stock certificates now?

A: No. You should not send in your stock certificates at this time. You will need to exchange your stock certificates for Pocahontas Bancorp stock certificates after we complete the merger. We will send you instructions for exchanging your stock certificates at that time.

Q: When do you expect to complete the merger?

A: We expect to complete the merger in the second calendar quarter of 2002. However, we cannot assure you when or if the merger will occur. We must first obtain the approval of our shareholders at the special meeting and the necessary regulatory approvals.

Q: Whom should I call with questions?

A: You should call ________________ with any questions about the merger and related transactions.

                                     SUMMARY

        This summary highlights selected information from this document. It does not contain all of the information that is important to you. We urge you to read carefully the entire document and the other documents to which we refer in order to fully understand the merger and the related transactions. See "WHERE YOU CAN FIND MORE INFORMATION" on page __. Each item in this summary refers to the page of this document on which that subject is discussed in more detail.


You Will Receive $15.00 Worth of Pocahontas Bancorp Common Stock for Each Share of North Arkansas Bancshares (page __)

As a result of the merger, for each share of North Arkansas Bancshares common stock that you own, you will receive $15.00 worth of Pocahontas Bancorp common stock. The precise number of shares you will receive will be determined by dividing $15.00 by the average of the closing bid price of Pocahontas Bancorp common stock on the NASDAQ National Market for the 15 consecutive trading days ending on the fifth business day before we complete the merger. We refer to the number of shares of Pocahontas Bancorp you will receive for each share of North Arkansas Bancshares as the "exchange ratio." Pocahontas Bancorp will not issue any fractional shares. Instead, you will receive an amount in cash equal to that fractional share interest multiplied by the average closing bid price of Pocahontas Bancorp common stock.

Example: Assume the average closing bid price of Pocahontas Bancorp common stock over the 15 trading days is $9.00. The exchange ratio would be 1.6667 ($15.00/$9.00). If you hold 100 shares of North Arkansas Bancshares common stock you would receive 166 shares of Pocahontas Bancorp common stock. You will also receive a cash payment in lieu of the 0.67 of a share that you otherwise would have received.

Comparative Market Prices and Share Information (pages __ and __)

        Pocahontas Bancorp common stock is quoted on the Nasdaq National Market under the symbol "PFSL." North Arkansas Bancshares common stock is not traded on an established public trading market, but instead trades over-the-counter through the National Daily Quotation System "pink sheets" published by the National Quotation Bureau, Inc., under the symbol "NARK." The following table sets forth the closing sale prices of Pocahontas Bancorp common stock and North Arkansas Bancshares common stock as reported on November 19, 2001, the last trading day before we announced the merger, and on April __, 2002, the last practicable trading day before the distribution of this document. This table also shows the implied value of one share of North Arkansas Bancshares common stock, which we calculated by applying the exchange ratio described above.


                                                  Implied
                                                  Value of
                                                 One Share
                                     North        of North
                      Pocahontas    Arkansas      Arkansas
                       Bancorp     Bancshares    Bancshares
                        common       common        common
                        stock        stock         stock
                        -----        -----         -----
November 19, 2001    $   8.48        11.25         14.13
April __, 2002

        The market prices of both Pocahontas Bancorp common stock and North Arkansas Bancshares common stock will fluctuate prior to the merger. Therefore, you should obtain current market quotations for Pocahontas Bancorp common stock and North Arkansas Bancshares common stock.

This Transaction is Generally Tax-Free to North Arkansas Bancshares Stockholders (page __)

         The merger has been structured as a tax-free reorganization for federal income tax purposes. Accordingly, holders of North Arkansas Bancshares common stock generally will not recognize any gain or loss for federal income tax purposes on the exchange of their North Arkansas Bancshares common stock for Pocahontas Bancorp common stock in the merger, except for any gain or loss that may result from the receipt of cash instead of a fractional share of Pocahontas Bancorp common stock. It is a condition to the obligations of North Arkansas Bancshares and Pocahontas Bancorp to complete the merger that each receive an opinion from tax counsel that the merger will be a tax-free reorganization for federal income tax purposes.

         The federal income tax consequences described above may not apply to some holders of North Arkansas Bancshares common stock. Your tax consequences will depend on your own personal situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

Pocahontas Bancorp's Dividend Policy (page __)

         During 2001, Pocahontas Bancorp paid cash dividends totaling $0.26 per share. Pocahontas Bancorp currently pays a quarterly dividend of $0.07 per share, which is expected to continue, although the Pocahontas Bancorp board of directors may change this dividend policy at any time.

         During 2001, North Arkansas Bancshares paid no cash dividends. The merger agreement prohibits the payment of dividends by North Arkansas Bancshares prior to the completion of the merger.

Our Reasons for the Merger (pages __ and __)

         The board of directors of North Arkansas Bancshares supports the merger and believes it is in your best interests. The board believes the merger will permit you to have an equity interest in a resulting financial institution that has greater financial resources and a larger shareholder base, which may increase liquidity and marketability of the combined entity's capital stock. The board of directors also believes that the terms of the merger are fair and equitable to you. Finally, the board of directors believes that, following the merger, the size of the combined organization, which would have approximately $519.2 million in consolidated assets as of December 31, 2001 (and $581.2 million in consolidated assets at December 31, 2001, assuming consummation of the Peoples Bank merger described below), is sufficiently large to take advantage over time of significant economies of scale, but is still small enough to maintain the competitive advantages of community-oriented banks.

North Arkansas Bancshares' Board of Directors Recommends You Vote FOR Adoption of the Merger Agreement (page __)

         North Arkansas Bancshares' board of directors believes that the merger is fair to North Arkansas Bancshares' shareholders and in the best interests of North Arkansas Bancshares and its shareholders and has unanimously approved the merger agreement. North Arkansas Bancshares' board of directors unanimously recommends that North Arkansas Bancshares shareholders vote "FOR" adoption of the merger agreement.

North Arkansas Bancshares' Financial Advisor Says the Exchange Ratio Is Fair, from a Financial Point of View, to North Arkansas Bancshares' Shareholders (page __)

         In deciding to approve the merger, the North Arkansas Bancshares board of directors considered the opinion of its financial advisor, Ferguson & Company, which was given to North Arkansas Bancshares' board of directors, that the exchange ratio is fair to North Arkansas Bancshares' shareholders from a financial point of view. A copy of this opinion, which was updated as of _______, 2002 is attached to this document as Appendix III. North Arkansas Bancshares shareholders should read the opinion completely and carefully to understand the assumptions made, matters considered and limitations of the review undertaken by Ferguson & Company in providing its opinion. North Arkansas Bancshares has paid a $25,000 general advisory fee to Ferguson & Company.

Rights of Dissenting Shareholders (see page __)

         As a shareholder of North Arkansas Bancshares, you are entitled to dissent from the merger and to demand payment of the fair value of your common stock in cash if you follow certain statutory provisions regarding the rights of dissenting shareholders under Tennessee law.

Information about the Companies (page __)

Pocahontas Bancorp, Inc.

         Pocahontas Bancorp, a Delaware corporation, is the holding company for First Community Bank, a federal savings bank. The deposit accounts of the bank are insured by the Federal Deposit Insurance Corporation. First Community Bank is a community-oriented financial institution that operates 20 full-service offices in its market area of Northeast Arkansas. First Community Bank is primarily engaged in the business of originating single-family residential mortgage loans funded with deposits, Federal Home Loan Bank advances and securities sold under agreements to repurchase. In addition, First Community Bank originates commercial real estate loans, multi-family residential real estate loans, agricultural real estate loans, home equity loans and other consumer loans.

         On January 16, 2002, First Community Bank agreed to acquire for approximately $8 million all of the issued and outstanding shares of common stock of Peoples Bank, an Arkansas bank headquartered in Imboden, Arkansas with $67.6 million in assets at December 31, 2001 and three full-service offices. In this transaction, Peoples Bank would be merged with and into First Community Bank. The merger, which is expected to occur prior to July 31, 2002, is subject to certain conditions, including the receipt of all required regulatory approvals. While this merger is expected to be consummated at approximately the same time as the merger with North Arkansas Bancshares, the two transactions are not contingent upon one another.

North Arkansas Bancshares, Inc.

         North Arkansas Bancshares, a Tennessee corporation, is the holding company for Newport Federal Savings Bank, a federal savings bank. Newport Federal Savings Bank's deposits are insured by the Federal Deposit Insurance Corporation. The bank operates one banking office in Newport, Arkansas. Newport Federal Savings Bank is a community-oriented financial institution primarily engaged in attracting retail deposits from the general public and investing those deposits in the origination of mortgage loans on single-family homes.

The Merger Agreement

         The merger agreement is attached as Appendix I to this document. We encourage you to read it in its entirety because it is the legal document governing the merger.

Merger Expected to Occur in Second Calendar Quarter of 2002 (page __)

         The merger will occur only after all of the conditions to its completion have been satisfied or waived. Currently, we anticipate that the merger will be consummated in the second calendar quarter of 2002.

Conditions That Must Be Satisfied or Waived for the Merger to Occur (page __)

         The completion of the merger depends on a number of conditions being satisfied or waived, including receipt of shareholder and regulatory approvals and tax opinions. These conditions are more fully described herein and in the merger agreement.

         We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement (page __)

         We may agree to terminate the merger agreement before completing the merger, even after adoption of the merger agreement by North Arkansas Bancshares shareholders, as long as the termination is approved by each of our boards of directors. Also, either of us may decide to terminate the merger agreement if the North Arkansas Bancshares shareholders fail to approve the merger.

         In addition, either of us may decide to terminate the merger agreement, even after adoption of the merger agreement by North Arkansas Bancshares shareholders, if certain conditions in the merger agreement have not been met, such as obtaining the necessary regulatory approvals, or the other party's material breach of a representation or warranty.

         In addition, Pocahontas Bancorp may terminate the merger agreement if the average closing bid price of its common stock over the 15 consecutive trading days ending on the fifth business day prior to the date we complete the merger is less than $7.00, and North Arkansas Bancshares may terminate the merger agreement if such average closing bid price is greater than $11.00.

         Finally, either of us may terminate the merger agreement if the merger is not completed by July 31, 2002.

North Arkansas Bancshares' Directors and Officers have Financial Interests in the Merger (page __)

         North Arkansas Bancshares' directors and officers have interests in the merger as individuals in addition to, or different from, their interests as shareholders. The North Arkansas Bancshares board of directors was aware of these interests of North Arkansas Bancshares directors and officers and considered them in its decision to approve the merger agreement. These interests include an employment agreement that Pocahontas Bancorp entered into with the chief executive officer of North Arkansas Bancshares, payments due as a result of the termination of existing North Arkansas Bancshares benefit plans, conversion of options as a result of the merger, and the right to continued indemnification and insurance coverage by Pocahontas Bancorp for acts or omissions occurring prior to the merger. In addition, certain members of the North Arkansas Bancshares board of directors will be appointed to the board of directors of First Community Bank or to an advisory board of First Community Bank.

Board of Directors and Management of Pocahontas Bancorp Following the Merger (page __)

         Upon completion of the merger, the board of directors and management of Pocahontas Bancorp will consist of the same individuals currently serving in those positions. The board of directors of First Community Bank will be expanded by up to three members and Pocahontas Bancorp and North Arkansas Bancshares will mutually agree on up to three persons to be appointed to that board. In addition, First Community Bank will establish an advisory board of directors, which will be composed of certain members of Newport Federal Savings Bank's board of directors.

Accounting Treatment of the Merger by Pocahontas Bancorp (page __)

         Pocahontas Bancorp will account for the merger as a purchase for financial reporting purposes.

The Rights of North Arkansas Bancshares Stockholders will be Governed by New Governing Documents after the Merger (page __)

         If the merger is completed, your rights as a shareholder will no longer be governed by North Arkansas Bancshares' charter and bylaws. Instead, you will automatically become a stockholder of Pocahontas Bancorp and your rights will be governed by Pocahontas Bancorp's certificate of incorporation and bylaws. This document contains descriptions of the stockholder rights under each of the Pocahontas Bancorp and North Arkansas Bancshares governing documents, and describes the material differences between them.

North Arkansas Bancshares Granted a Stock Option to Pocahontas Bancorp (page __)

         To induce Pocahontas Bancorp to enter into the merger agreement, North Arkansas Bancshares granted Pocahontas Bancorp an option to purchase up to 55,802 shares of North Arkansas Bancshares common stock at a price per share of $11.25; however, in no case may Pocahontas Bancorp acquire more than 19.9% of the outstanding shares of North Arkansas Bancshares common stock pursuant to this option. Pocahontas Bancorp cannot exercise this option unless the merger is not completed and specified triggering events occur. These events generally relate to business combinations or acquisition transactions involving North Arkansas Bancshares and a third party. We do not know of any event that has occurred as of the date of this document that would allow Pocahontas Bancorp to exercise this option.

         The option could have the effect of discouraging other companies from trying to acquire North Arkansas Bancshares until the merger is completed. Upon the occurrence of certain triggering events, North Arkansas Bancshares may be required to repurchase the option and any shares purchased under it at a predetermined price.

         The stock option agreement is attached to this document as Appendix II.

Regulatory Approvals We Must Obtain for the Merger (page __)

         We cannot complete the merger unless we obtain the approval of the Office of Thrift Supervision. We made the necessary filings with the Office of Thrift Supervision on January 31, 2002 and we expect regulatory approval of the merger by early May 2002. Under federal law, following approval by the Office of Thrift Supervision, the United States Department of Justice may file objections to the merger under the federal anti-trust laws. Although we do not know of any reason why we cannot obtain approval of the Office of Thrift Supervision or nonobjection from the Department of Justice, we cannot be certain when and if we will obtain them.

The Bank Merger (page __)

         In the merger, North Arkansas Bancshares will merge with and into Pocahontas Bancorp, with Pocahontas Bancorp as the surviving corporation. Pocahontas Bancorp, the surviving corporation, will continue to be called "Pocahontas Bancorp, Inc." After the merger is completed, Newport Federal Savings Bank will be merged with First Community Bank, with First Community Bank as the surviving bank.

North Arkansas Bancshares will Hold its Special Meeting on May __, 2002
(page __)

         The North Arkansas Bancshares special meeting will be held on May __, 2002, at 9:30 a.m., Arkansas time, at _________________, Newport, Arkansas. At the North Arkansas Bancshares special meeting, you will be asked:

     1.  To adopt the merger agreement; and

     2. To act on such other matters as may be properly brought before the North Arkansas Bancshares special meeting.

         Record Date. You may cast one vote at the North Arkansas Bancshares special meeting for each share of North Arkansas Bancshares common stock that you owned at the close of business on April __, 2002. At that date, there were _______ shares of North Arkansas Bancshares common stock entitled to be voted at the special meeting.

         Required Vote. To adopt the merger agreement, the holders of a majority of the outstanding shares of North Arkansas Bancshares common stock entitled to be voted must vote in favor of the merger agreement. Because approval is based on the affirmative vote of a majority of shares outstanding, a North Arkansas Bancshares shareholder's failure to vote, a broker non-vote or an abstention will have the same effect as a vote against the merger.

         As of the record date, directors and executive officers of North Arkansas Bancshares and their affiliates beneficially owned or had the right to vote _________ shares of North Arkansas Bancshares common stock, or ____ % of the outstanding North Arkansas Bancshares common stock entitled to be voted at the special meeting. At that date, directors and executive officers of Pocahontas Bancorp and their affiliates, including Pocahontas Bancorp, beneficially owned or had the right to vote _______ shares of North Arkansas Bancshares common stock entitled to be voted at the meeting, or less than __ % of the outstanding North Arkansas Bancshares common stock.

Expenses

         North Arkansas Bancshares and Pocahontas Bancorp will bear and pay the costs and expenses incurred by each of them in connection with the merger. If the merger agreement is terminated by one of them based on a breach of a representation, warranty or covenant in the merger agreement by the other of them, which breach would result in a material adverse effect, the breaching entity will pay to the nonbreaching entity all out-of-pocket costs and expenses, including reasonable legal, accounting and investment banking fees and expenses, incurred by the nonbreaching entity in connection with the merger.

                                  RISK FACTORS

Risks Related to the Merger

        There is a risk that Pocahontas Bancorp will be unable to integrate successfully North Arkansas Bancshares and other acquired businesses or may have more trouble integrating acquired businesses than expected. On January 16, 2002, First Community Bank agreed to acquire Peoples Bank, a $67.6 million Arkansas bank operating three full-service offices out of its headquarters in Imboden, Arkansas. This merger is expected to be consummated at approximately the same time as the merger with North Arkansas Bancshares.

        There is a risk that Pocahontas Bancorp will be unable to maintain key customers of North Arkansas Bancshares and that the conversion of its systems and procedures to Pocahontas Bancorp's systems and procedures may not be possible or completed on schedule or may be more difficult and costly than expected, which could cause the acquired operations to perform below expectations. Finally, although Pocahontas Bancorp anticipates meaningful cost savings as a result of the merger, Pocahontas Bancorp may be unable to fully realize expected cost savings, and any cost savings that are realized may be offset by losses in revenues or charges to earnings.

Risks Related to Pocahontas Bancorp and North Arkansas Bancshares

         Changes in Pocahontas Bancorp's allowance for loan losses could affect Pocahontas Bancorp's profitability.

         In originating loans, there is a substantial likelihood that credit losses will be experienced. The risk of loss varies with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the quality of the collateral for the loan. Pocahontas Bancorp's management maintains an allowance for loan losses based on, among other things, historical experience, an evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality. Based upon these factors, management makes various assumptions and judgments about the ultimate chance of collection of Pocahontas Bancorp's loan portfolio and provides an allowance for potential loan losses based upon a percentage of the outstanding balances and for specific loans when their ultimate chance of being collected is considered questionable. Because certain lending activities involve greater risks, the percentage applied to specific loan types may vary.

         As of December 31, 2001, Pocahontas Bancorp's allowance for loan losses was $2.9 million, which represented 0.7% of the total amount of loans. As of December 31, 2001, non-performing loans were $5.6 million and total non-performing assets were $6.8 million. The allowance for loan losses provides coverage of 50.8% of total non-performing loans and 41.9% of total non-performing assets. Pocahontas Bancorp actively manages its non- performing loans in an effort to minimize credit losses and monitors its asset quality to maintain an adequate loan loss allowance. Although management believes that its allowance for loan losses is adequate, there can be no assurance that the allowance will prove sufficient to cover future loan losses. Further, although management uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ substantially from the assumptions used or adverse developments arise with respect to Pocahontas Bancorp's loans. Material additions to Pocahontas Bancorp's allowance for loan losses would result in a decrease in Pocahontas Bancorp's net income and, possibly, its capital and could result in its inability to pay dividends, among other adverse consequences.

         The trading volume in Pocahontas Bancorp stock has been low.

         The trading volume in Pocahontas Bancorp stock on the Nasdaq National Market has been relatively low when compared with larger companies listed on the Nasdaq National Market or the stock exchanges. We cannot say with any certainty that a more active and liquid trading market for Pocahontas Bancorp stock will develop. Because of this, it may be more difficult for you to sell a substantial number of shares for the same price at which you could sell a smaller number of shares.

         Changes in interest rates could have an adverse effect on Pocahontas Bancorp's income.

         The combined company's profitability will depend to a large extent upon its net interest income. Net interest income is the difference between interest income on interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings. Pocahontas Bancorp's net interest income will be adversely affected if market interest rates change such that the interest the combined company has to pay on deposits and borrowings increases faster than the interest it earns on loans and investments.

         Competition in the banking industry is intense.

         Competition in the banking and financial services industry is intense. In its primary market areas, Pocahontas Bancorp's subsidiary bank competes with commercial banks, other savings and loan associations, credit unions, finance companies, mutual funds, insurance companies and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than Pocahontas Bancorp's subsidiary bank and may offer certain services that Pocahontas Bancorp's subsidiary bank does not or cannot provide. The profitability of Pocahontas Bancorp depends upon its subsidiary bank's continued ability to compete in its market area.

         Success of Pocahontas Bancorp depends upon local economic conditions.

         Pocahontas Bancorp's success is dependent to a certain extent upon the general economic conditions in the geographic markets served by Pocahontas Bancorp's subsidiary bank, primarily Northeastern Arkansas. Pocahontas Bancorp cannot assure you that favorable economic development will occur or that Pocahontas Bancorp's expectation of corresponding growth will be achieved. Adverse changes in the geographic markets that Pocahontas Bancorp's subsidiary bank serves would likely impair its ability to collect loans and could otherwise have a negative effect on the financial condition of Pocahontas Bancorp. Examples of potential unfavorable changes in economic conditions that could affect Northeastern Arkansas include, among other things, the adverse effects of weather on agricultural production and a substantial decline in agricultural commodity prices.

         Pocahontas Bancorp and its subsidiary bank operate in a regulated environment.

         Savings and loan holding companies and savings banks operate in a highly regulated environment and are subject to the supervision and examination by federal regulatory agencies. Pocahontas Bancorp and its subsidiary bank are subject to regulation and supervision by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Federal laws and regulations govern matters ranging from the maintenance of adequate capital for the general business operations and financial condition of Pocahontas Bancorp's subsidiary bank, including permissible types, amounts and terms of loans and investments, the amount of reserves against deposits, restrictions on dividends, establishment of branch offices, and the maximum rate of interest that may be charged by law. These and other restrictions limit the manner by which Pocahontas Bancorp and its subsidiary bank may conduct their businesses and obtain financing. Furthermore, the banking business is affected not only by general economic conditions but also by the monetary policies of the Federal Reserve. These monetary policies have had, and are expected to continue to have, significant effects on the operating results of financial institutions. Changes in monetary or legislative policies may affect the ability of Pocahontas Bancorp's subsidiary bank to attract deposits and make loans.

         Pocahontas Bancorp is affected by bank reform legislation.

         In November 1999, the Gramm-Leach-Bliley Financial Services Modernization Act of 1999 was enacted. The Gramm-Leach-Bliley Act is intended to modernize the financial services industry by establishing a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms and other financial service providers. Since the Gramm-Leach-Bliley Act now permits banks, securities firms and insurance companies to affiliate, the financial services industry may experience further consolidation. This could result in the establishment and proliferation in Pocahontas Bancorp's market area of a number of larger financial institutions and other corporations that offer a wider variety of financial services than Pocahontas Bancorp currently offers and that can aggressively compete in the markets Pocahontas Bancorp currently serves, which could hurt Pocahontas Bancorp's profitability.

         Pocahontas Bancorp directors and executive officers own a significant portion of Pocahontas Bancorp common stock.

         Pocahontas Bancorp's directors and executive officers, as a group, beneficially owned approximately _____% of the outstanding Pocahontas Bancorp common stock as of __________, 2002. There are no agreements or understandings between or among any of Pocahontas Bancorp's directors or executive officers to vote their Pocahontas Bancorp common stock. As a result of their ownership, however, the directors and executive officers will have the ability, by voting their shares in concert, to influence significantly the outcome of all matters submitted to Pocahontas Bancorp's shareholders for approval, including the election of directors.

         North Arkansas Bancshares shareholders will own a small percentage of Pocahontas Bancorp's outstanding common stock after the merger.

         North Arkansas Bancshares shareholders collectively own 100% of North Arkansas Bancshares and, in the aggregate, have the absolute power to approve or reject any matters requiring the approval of shareholders under Tennessee law and North Arkansas Bancshares' charter. After the merger, however, North Arkansas Bancshares' shareholders will own in the aggregate approximately __% of the outstanding shares of Pocahontas Bancorp common stock (assuming an exchange ratio of 1.6667). Even if all former North Arkansas Bancshares shareholders vote in concert on all matters presented to Pocahontas Bancorp stockholders from time to time, this number of shares may not have a material effect on whether matters submitted to Pocahontas Bancorp stockholders are ultimately approved or rejected.

         Future sales of Pocahontas Bancorp common stock can affect its price.

         Pocahontas Bancorp cannot predict the effect, if any, that future sales of outstanding Pocahontas Bancorp common stock or the availability of Pocahontas Bancorp common stock for sale will have on its market price from time to time. Sales of substantial amounts of Pocahontas Bancorp common stock in the public market following the merger, or the perception that such sales could occur, could adversely affect prevailing market prices of Pocahontas Bancorp common stock.

         Pocahontas Bancorp's quarterly operating results may fluctuate.

         Pocahontas Bancorp's quarterly operating results have varied in the past and are expected to do so in the future. As changes occur in outside market forces, such as interest rates, the general economy and the agricultural industry in the southeastern United States, the regulation of the financial services industry and other similar forces, Pocahontas Bancorp's future quarterly operating results may vary significantly. In response to competitive pressures or new product or service introductions, Pocahontas Bancorp may take certain pricing or marketing actions that could adversely affect Pocahontas Bancorp's quarterly operating results. Pocahontas Bancorp's expense levels are based, in part, on Pocahontas Bancorp's expectations as to margins and fee revenues from its subsidiary bank's customers. If such margins and fees are below expectations, then Pocahontas Bancorp may be unable to adjust spending sufficiently in a timely manner to compensate for the unexpected shortfall. In future quarters, Pocahontas Bancorp's operating results may be below the expectations of public market analysts and investors. In such event, the price of Pocahontas Bancorp common stock would likely fall.

         Pocahontas Bancorp's acquisitions could be dilutive to ownership percentages.

         Pocahontas Bancorp has grown recently through acquisitions. From time to time, Pocahontas Bancorp evaluates strategic opportunities in the banking and related financial services industries, and could make material acquisitions in the future. Pocahontas Bancorp may issue common stock to pay for those future acquisitions which could dilute the ownership interest of all Pocahontas Bancorp stockholders at the time of any such acquisition.

                        COMPARATIVE PER COMMON SHARE DATA

         The following table shows information about income per common share, dividends per share and book value per share, and similar information reflecting the merger (which we refer to as "pro forma" information). In presenting the comparative pro forma information for certain time periods, we assumed that we had merged at the beginning of the periods presented. We also assumed that North Arkansas Bancshares will be merged with Pocahontas Bancorp using the purchase method of accounting. See "ACCOUNTING TREATMENT" on page __. Finally, we assumed that Pocahontas Bancorp's acquisition of Peoples Bank through its subsidiary, First Community Bank, will have occurred. This transaction is scheduled to be completed at approximately the same time as the North Arkansas Bancshares merger is completed. While we have no reason to believe this transaction will not be completed, we also have presented comparative pro forma information assuming this transaction does not in fact occur.

         The information listed as "pro forma equivalent" was obtained by multiplying the pro forma amounts by an exchange ratio of 1.6667. We present this information to reflect the fact that North Arkansas Bancshares shareholders will receive shares of Pocahontas Bancorp common stock for each share of North Arkansas Bancshares common stock exchanged in the merger. Because the exchange ratio will be based on the price of Pocahontas Bancorp common stock during a measurement period prior to the completion of the merger, the actual exchange ratio may be more or less than 1.6667. We also anticipate that the combined company will derive financial benefits from the merger that include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not reflect these benefits and, accordingly, does not attempt to predict or suggest future results. The pro forma information also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

         Pocahontas Bancorp's fiscal year ends September 30 and North Arkansas Bancshares' fiscal year ends June 30. In the following tables, financial data for the fiscal year ended September 30, 2001 includes North Arkansas Bancshares' financial data for the 12 months ended June 30, 2001 and information regarding Pocahontas Bancorp is presented consistent with the fiscal year of Pocahontas Bancorp ended September 30, 2001. The information for the three months ended December 31, 2001 is based on the respective historical unaudited financial statements of Pocahontas Bancorp and North Arkansas Bancshares. All adjustments necessary to arrive at a fair presentation of interim period data have been included and are of a normal and recurring nature.

         The information in the following table is based on, and should be read together with, the historical financial information that we have presented in this document. Pocahontas Bancorp has incorporated its prior filings into this document by reference. See "Where You Can Find More Information" on page __.


                                                                                     At
                                                                               December 31, 2001
                                                                               -----------------

Book Value Per Common Share:
  Historical:
    Pocahontas Bancorp.................................................          $  10.04
    North Arkansas Bancshares .........................................          $  17.16

  Pro Forma:
    Pro forma combined per share
     of Pocahontas Bancorp common stock (1)(2).........................          $   9.99
    Pro forma combined per share
     of Pocahontas Bancorp common stock (3)............................          $   9.99
    Equivalent pro forma per share
     of North Arkansas Bancshares common stock (2)(4)..................          $  16.65
    Equivalent pro forma per share
     of North Arkansas Bancshares common stock (3)(4)..................          $  16.65


                                                        Three Months                        Year
                                                            Ended                          Ended
                                                        December 31,                  September 30,
                                                            2001                        2001 (4)(6)
                                                       --------------                 -------------

Cash Dividends Declared Per Common Share:
   Historical:
     Pocahontas Bancorp..............................     $   0.07                      $    0.26
     North Arkansas Bancshares ......................           --                             --

   Pro Forma:
     Combined per share of Pocahontas Bancorp
       common stock (1)(5)...........................     $   0.07                      $    0.26
     Equivalent pro forma per share of North
       Arkansas Bancshares common stock (4)(5).......         0.12                           0.43

Diluted Earnings Per Common Share:
   Historical:
     Pocahontas Bancorp..............................     $   0.23                      $    0.33
     North Arkansas Bancshares ......................        (0.03)                          0.52

   Pro Forma: (7)
     Combined per share of Pocahontas Bancorp
       common stock (1)(2)...........................     $   0.24                      $    0.42
      Combined per share of Pocahontas Bancorp
       common stock (1)(3)...........................         0.21                           0.32
     Equivalent pro forma per share of North
       Arkansas Bancshares common stock (2)(4).......         0.39                           0.70
     Equivalent pro forma per share of North
       Arkansas Bancshares common stock (3)(4).......         0.35                           0.53


-----------------------------------

                                                   (footnotes on following page)

                                       13




(1) Pro forma amounts are calculated based upon the assumption that all of the issued and outstanding shares of North Arkansas Bancshares common stock (other than treasury stock and shares held by Pocahontas Bancorp or its corporate affiliates) are converted into shares of Pocahontas Bancorp common stock assuming an exchange ratio of 1.6667 and that no cash is paid for fractional shares.
(2)  Assumes the completion of the acquisition of Peoples Bank.
(3)  Assumes the acquisition of Peoples Bank is not completed.
(4) The equivalent pro forma amounts are calculated by multiplying the pro forma combined amounts by the assumed exchange ratio of 1.6667.
(5) Pro forma dividend amounts assume that Pocahontas Bancorp would have declared a cash dividend per common share at an annual rate equal to $0.28 per share.
(6) Comparable North Arkansas Bancshares information is for the year ended June 30, 2001.
(7) Includes estimated pro forma impact of amortizing core deposit intangible, which results in a $39,000 annual reduction in earnings.

                COMPARATIVE STOCK PRICES AND DIVIDEND INFORMATION

         Pocahontas Bancorp common stock is quoted on the Nasdaq National Market (symbol: PFSL). North Arkansas Bancshares common stock is traded over-the-counter through the National Daily Quotation System "pink sheets" published by the National Quotation Bureau, Inc. The following table sets forth the reported high and low sales prices of shares of Pocahontas Bancorp common stock and North Arkansas Bancshares common stock, as reported on the Nasdaq National Market and the pink sheets, respectively, and the quarterly cash dividends per share declared, for the periods indicated. The stock prices do not include retail mark-ups, mark-downs or commissions.


                                                      Pocahontas Bancorp               North Arkansas Bancshares
                                                         common stock                         common stock
                                                 -------------------------------    -------------------------------
                                                 High        Low       Dividends    High        Low       Dividends
                                                 ----        ---       ---------    ----        ---       ---------
2000 Calendar Year
   First Quarter............................     $ 6.313     $ 5.50    $  0.060     $ 8.25      $ 6.75    $     -
   Second Quarter...........................       6.188       5.375      0.065       8.50        7.50          -
   Third Quarter............................       7.56        6.25       0.065       7.50        6.75          -
   Fourth Quarter...........................       7.75        6.88       0.065       7.50        6.75          -

2001 Calendar Year
   First Quarter............................       7.38        6.63       0.065       8.00        7.25          -
   Second Quarter...........................       8.00        6.81       0.065       7.50        7.25          -
   Third Quarter............................       9.37        8.00       0.065      10.30        7.35          -
   Fourth Quarter...........................       8.90        7.80       0.70       14.25        8.75          -

2002 Calendar Year
First Quarter...............................
Second Quarter (through _____________)......

         Pocahontas Bancorp's current dividend policy is to pay a quarterly cash dividend at an annual rate of $0.28 per share. The timing and amount of the future dividends of Pocahontas Bancorp will depend upon earnings, cash requirements, Pocahontas Bancorp's financial condition and other factors deemed relevant by the Pocahontas Bancorp board of directors. Dividends may also be limited by certain regulatory restrictions.

         The following table sets forth the last reported sale prices per share of Pocahontas Bancorp common stock and North Arkansas Bancshares common stock and the equivalent per share price for North Arkansas Bancshares common stock giving effect to the merger on (i) November 19, 2001, the last trading day preceding public announcement of the signing of the merger agreement; and (ii) April __, 2002, the last practicable date prior to the mailing of this proxy statement/prospectus.


                                        Pocahontas Bancorp        North Arkansas Bancshares   Equivalent Price Per North
                                            Common Stock                  Common Stock       Arkansas Bancshares Share (1)
                                        ------------------        -------------------------  -----------------------------
November 19, 2001................       $      8.48               $       11.25              $     14.13
April __, 2002...................
------------------

(1) The equivalent price per share of North Arkansas Bancshares common stock at each specified date was determined by multiplying (i) the last reported sale price of Pocahontas Bancorp common stock on such date and
         (ii) the assumption that the exchange ratio would be 1.6667.

         The exchange ratio is subject to adjustment based upon the Pocahontas Bancorp trading price over a specified measurement period.

         As of December 31, 2001, the 4,468,680 outstanding shares of Pocahontas Bancorp common stock were held by approximately 720 record owners and the _________ outstanding shares of North Arkansas Bancshares common stock by approximately ____ record owners.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                              OF POCAHONTAS BANCORP

         The following Pocahontas Bancorp consolidated financial data is qualified in its entirety by the information included in the documents incorporated in this proxy statement/prospectus by reference. Interim financial results, in the opinion of Pocahontas Bancorp management, reflect all adjustments necessary for a fair presentation of the results of operations. All such adjustments are of a normal nature. The results of operations for an interim period are not necessarily indicative of results that may be expected for a full year or any other interim period. See "Incorporation of Certain Information by Reference."

                                                       At
                                                    Dec. 31,                       At September 30,
                                                                 ----------------------------------------------------
                                                      2001         2001       2000       1999       1998       1997
                                                    --------     --------   --------   --------  ---------  ---------
                                                                       (In Thousands)
Selected Financial Condition Data:

Total assets.....................................   $  482,037   $483,565   $401,105   $482,131  $ 406,981  $ 383,417
Cash and cash equivalents........................       15,795     11,146     12,941      8,622      3,781      2,805
Cash surrender value of life insurance...........        6,643      6,589      6,158      5,965      5,822      5,639
Investment securities............................       91,661     79,650    128,618    227,403    184,640    200,553
Loans receivable, net............................      328,886    349,376    234,417    217,710    193,728    159,690
Federal Home Loan Bank Stock.....................        2,787      3,787      5,988     10,981     10,060     10,053
Deposits.........................................      381,712    348,541    234,972    211,891    195,537    143,354
FHLB advances....................................       30,004     73,316    117,990    213,105    143,670    190,601
Securities sold under agreements to repurchase...            -        350      1,375      2,075      2,107     20,685
Stockholders' equity (1).........................   $   44,888   $ 44,589   $ 41,378   $ 48,032  $  60,567  $  24,246


                                                  For the Three
                                                  Months Ended
                                                   December 31,                For The Year Ended September 30,
                                               -------------------   ----------------------------------------------------
                                                 2001       2000       2001       2000       1999       1998       1997
                                               --------   --------   --------   --------  ---------  ---------  ---------
                                                                              (In Thousands)
Summary of Operations:

Interest income...........................   $    8,019   $  7,056   $ 29,891   $ 29,927  $  27,960  $  27,854  $  26,093
Interest expense..........................        4,183      4,901     19,099     19,724     17,217     18,401     18,699
                                             ----------   --------   --------   --------  ---------  ---------  ---------
   Net interest income before provision
     for loan losses......................        3,835      2,155     10,792     10,203     10,743      9,453      7,394
Provision for loan losses.................          100          -        200        120          -          -         60
                                             ----------   --------   --------   --------  ---------  ---------  ---------
   Net interest income after provision
     for loan losses......................        3,735      2,155     10,592     10,083     10,743      9,453      7,334
Noninterest income........................        1,159        674      3,662      3,102      1,927        920      1,351
Noninterest expense:
   Compensation and benefits..............        1,920      1,126      8,102      4,383      7,628      3,825      2,954
   Occupancy and equipment................          559        243      1,278        996      1,137        662        566
   Federal deposit insurance premiums.....           11         11         66         64        118        104        108
   Other..................................          458        325      3,017      2,658      2,369      1,600      1,337
                                             ----------   --------   --------   --------  ---------  ---------  ---------
     Total noninterest expense............        3,348      1,987     12,463      8,101     11,252      6,191      4,965
                                             ----------   --------   --------   --------  ---------  ---------  ---------
Income before income taxes................        1,547        843      1,791      5,084      1,418      4,182      3,720
Income tax provision......................          529        190        382      1,632        466      1,294      1,344
                                             ----------   --------   --------   --------  ---------  ---------  ---------
     Net income...........................   $    1,018   $    653   $  1,409   $  3,452  $     952  $   2,888  $   2,376
                                             ==========   ========   ========   ========  =========  =========  =========
------------------

(1) Includes effect of Pocahontas Bancorp's second step offering during the fiscal year ended September 30, 1998.

                                                  At or For the
                                                   Three Months
                                                      Ended
                                                   December 31,            At or For the Year Ended September 30,
                                               --------------------  ----------------------------------------------------
                                                 2001        2000      2001       2000       1999       1998       1997
                                               ---------   --------  --------   --------  ---------  ---------  ---------
Key Financial Ratios and Other Data(1):

Performance Ratios:
Return on average equity..................        10.92%      5.93%      8.64%     7.79%      1.80%      6.16%     10.07%
Return on average assets..................         1.13       0.61       0.88      0.80       0.23       0.67       0.63
Interest rate spread (2)..................         4.12       1.91       2.74      2.28       2.37       1.92       1.83
Net interest margin (2)...................         4.21       2.18       2.90      2.54       2.72       2.45       2.04
Noninterest expense to average assets.....         2.86       1.74       3.05      1.92       2.66       1.55       1.32
Net interest income after provision for
   loan losses to noninterest expense.....       129.64     116.97      84.99    124.00      95.48     152.69     147.68
Efficiency (5) ...........................        62.37      66.14      87.42     61.77      88.80      59.69      57.17

Asset Quality Ratios:
Average interest-earning assets to average
   interest-bearing liabilities...........       102.25     105.41     103.23    105.22     108.11     110.93     104.09
Non-performing loans to net loans (3)(4)..         1.72       0.77       1.81      0.86       0.63       1.19       0.28
Non-performing assets to total assets (3)(4)       1.42       0.67       1.58      0.66       0.34       0.57       0.12
Allowance for loan losses to nonperforming
   loans (3)(4)...........................        50.81      93.81      44.77     83.78     119.23      73.34     373.45
Allowance for loan losses to nonperforming
   loan assets (3)(4).....................        41.91      65.22      36.94     63.45     100.24      72.84     359.79
Allowance for loan losses to total loans (3)       0.87       0.72       0.80      0.71       0.73       0.86       1.03

Capital, Equity and Dividend Ratios:
Tangible capital (3)......................         7.09       9.52       7.14      8.92       9.35      10.24       6.32
Core capital (3)..........................         7.09       9.52       7.14      8.92       9.35      10.24       6.32
Risk-based capital (3)....................        10.88      17.23      10.17     17.66      20.23      22.62      16.22
Average equity to average assets ratio....        10.38      10.26       9.47     10.31      12.45      10.87       6.26
Dividend payout ratio.....................        30.73      20.12      81.27     38.46     151.55      43.20      60.74

Per Share Data:
Dividends per share.......................    $   0.070   $  0.065   $   0.26   $  0.25   $   0.24   $   0.23   $   0.22
Book value per share (6)..................    $   10.04   $   9.58   $   9.98   $  9.29   $   8.70   $   9.46   $   3.82
Basic earnings per share (7)..............    $    0.23   $   0.15   $   0.33   $  0.67   $   0.16   $   0.45   $   0.38
Diluted earnings per share (8)............    $    0.23   $   0.15   $   0.33   $  0.67   $   0.16   $   0.44   $   0.37

Number of full service offices............           20         14         21        14         14         11          6
----------------------------------

(1) With the exception of period end ratios, ratios are based on average monthly balances.
(2) Interest rate spread represents the difference between the weighted average yield on average interest earning assets and the weighted average cost of average interest bearing liabilities , and net interest margin represents net interest income as a percent of average interest earning assets.
(3)  End of period ratio.
(4) Nonperforming assets consist of nonperforming loans and real estate owned. Nonperforming loans consist of non-accrual loans while real estate owned consists of real estate acquired in settlement of loans.
(5) The efficiency ratio is the ratio of noninterest expense to the sum of net interest income and noninterest income.
(6)  This calculation is based on 4,468,680, 4,454,357, 4,468,680, 4,454,357,
     5,518,614, 6,399,623, and 6,341,553 shares outstanding at December 31, 2001 and 2000, and at September 30, 2001, 2000, 1999, 1998, and 1997,
     respectively.
(7) This calculation is based on weighted average shares outstanding of 4,383,541, 4,293,685, 4,295,020, 5,166,038, 5,802,860, 6,388,906 and
     6,327,798, for the three months ended December 31, 2001 and 2000 and for the fiscal years ended September 30, 2001, 2000, 1999, 1998, and 1997, respectively.
(8) This calculation is based on weighted average shares outstanding of 4,383,541, 4,293,685, 4,295,020, 5,172,751, 5,837,619, 6,535,068,
     6,486,058, 6,382,328, for the three months ended December 31, 2001 and 2000 and for fiscal years ended September 30, 2001, 2000, 1999, 1998, 1997, respectively.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                          OF NORTH ARKANSAS BANCSHARES

         These tables show historical consolidated financial data for North Arkansas Bancshares. The annual historical financial condition and operating data are derived from North Arkansas Bancshares audited consolidated financial statements. Financial amounts as of and for the six months ended December 31,2001 and 2000 are unaudited; however, North Arkansas Bancshares believes such amounts reflect all normal recurring adjustments necessary for a fair presentation of the results of operations and financial position for those periods. You should not assume that the six-month results indicate results for any future period.

Summary of Financial Condition


                                    At
                               December 31,                                    At June 30,
                                              -----------------------------------------------------------------------------
                                   2001            2001            2000            1999           1998            1997
                             ----------------------------------------------------------------------------------------------
                               (Unaudited)                                 (Dollars In Thousands)


Total assets...............  $    39,583      $    43,105     $    45,359     $    47,962    $    43,869     $    34,379
Cash.......................        2,236              243             140             224            926             280
Interest-bearing deposits..                         1,782           1,096              84          1,168             604
Certificates of deposit....          748              998           1,198           1,698          1,990             691
Investment securities, held
  to maturity..............        7,376           11,235          12,742          14,042         11,244           5,923
Loans receivable, net......       27,295           26,866          28,252          29,539         25,593          24,794
Deposits...................       28,949           29,909          30,126          34,680         34,271          31,073
FHLB advances..............        5,365            7,976           10,159          8,090          3,970             618
Equity.....................        5,040            4,984           4,874           4,943          5,326           2,266

-------------------------------

(1) Fiscal year 1997 results reflect the operations of Newport Federal Savings Bank only. Effective December 18, 1997, Newport Federal Savings Bank converted from mutual to stock form with all of its outstanding shares acquired by North Arkansas Bancshares.

Summary of Operations


                                       Six Months Ended
                                         December 31,                                  Year Ended June 30,
                                  -------------------------    -------------------------------------------------------------------
                                     2001           2000          2001          2000          1999          1998          1997
                                     ----           ----          ----          ----          ----          ----          ----
                                         (Unaudited)                                 (Dollars In Thousands)

Interest income.................  $    1,355     $    1,617    $    3,181    $    3,174    $    3,129    $    2,741    $     2,493
Interest expense................         789          1,036         2,045         2,002         2,074         1,717          1,597
                                  -----------    ----------    ----------    ----------    ----------    ----------    -----------
    Net interest income.........         566            581         1,136         1,172         1,056         1,025            896
  Provision for loan losses.....           5             (6)           64            10            64           156             90
                                  ----------     ----------    ----------    ----------    ----------    ----------    -----------
Net interest income after
  provision for loan losses.....         553            587         1,072         1,162           992           868            806
                                  ----------     ----------    ----------    ----------    ----------    ----------    -----------

Noninterest income..............          77             74           162           143           148            68             19
                                  ----------     ----------    ----------    ----------    ----------    ----------    -----------
Noninterest expense:
  Compensation and benefits.....         227            236           437           486           469           454            648
  Occupancy and equipment.......          61             60           122           126           115           106             91
  Federal insurance premium.....           9             12            21            16            20            20            217
  Other.........................         245            198           434           463           530           319            201
                                  ----------     ----------    ----------    ----------    ----------    ----------    -----------
    Total noninterest expense...         542            506         1,014         1,091         1,134           899          1,157
                                  ----------     ----------    ----------    ----------    ----------    ----------    -----------
Income (loss) before taxes......          89            155           219           213             6            37           (332)
Income tax provision (benefit)..          32             23            75            72             5            13           (133)
                                  ----------     ----------    ----------    ----------    ----------    ----------    ------------
    Net income (loss)...........  $       57     $      132    $      145    $      141    $        1    $       25    $      (199)
                                  ==========      =========    ==========    ==========    ==========    ==========    ============

Key Operating Ratios


                                         Six Months Ended
                                           December 31,                          Year Ended June 30,
                                      ----------------------  ----------------------------------------------------------
                                         2001        2000        2001        2000        1999        1998        1997
                                         ----        ----        ----        ----        ----        ----        ----
                                           (Unaudited)                         (Dollars In Thousands)

Performance Ratios:
  Return on assets (ratio of net
    earnings to average total
    assets)........................        0.3%        0.6%        0.3%        0.3%          NM        0.06%      (0.60)%
  Return on equity (ratio of net
    earnings to average equity)....        2.28        5.36        2.93        2.85        0.02        0.65       (8.41)
  Ratio of average interest-
    earning assets to average
    interest-bearing liabilities...      107.33      106.47      106.81      106.24      105.92      102.97      102.60
  Interest rate spread.............        2.86        2.23        2.59        2.39        2.11        3.31        2.54

Asset Quality Ratios:
  Non-performing loans to total
    loans at end of period.........        1.39        0.87        0.99        0.03        0.12        0.18        0.30
  Non-performing loans to total
    assets.........................        0.95        0.56        0.65        0.06        0.07        0.10        0.21
  Non-performing assets to total
    assets at end of period........        1.12        0.56        0.65        0.07        0.87        1.49        0.21
  Allowance for loan losses to
    non-performing loans at end
    of period......................       37.28       31.17       52.38      280.56       25.24       32.41      202.70
  Allowance for loan losses to
    total loans, net...............        0.51        0.27        0.52        0.36        0.36        0.74        0.60

Capital Ratios:
  Tangible capital.................       11.30        9.69        9.9          9.4        8.8         9.6         6.59
  Core capital.....................       11.30        9.69        9.9          9.4        8.8         9.6         6.59
  Risk-based capital...............       23.09       20.99       22.0         21.0       19.4        20.2        13.18

  Equity to total assets at end
    of period......................       12.34      11.02       11.56       10.75       10.31       12.19         6.59

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This document contains a number of forward-looking statements regarding the financial condition, results of operations and business of Pocahontas Bancorp and North Arkansas Bancshares. These statements may be made directly in this document or may be incorporated in this document by reference to other documents and may include statements for the period following the completion of the merger. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," "potential" or similar expressions. Some of the factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, but are not limited to, the following:

        o increases in competitive pressure among financial institutions or from non-financial institutions;

        o         changes in the interest rate environment;

        o         changes in deposit flows, loan demand or real estate values;

        o         changes in accounting principles, policies or guidelines;

        o general economic conditions, either nationally or in some or all of the operating areas in which the combined company will be doing business, or conditions in securities markets, or the banking industry;

        o         legislation or regulatory changes;

        o         technological changes;

        o the level of realization, if any, of expected cost savings from the merger;

        o difficulties related to the integration of the business of Pocahontas Bancorp and North Arkansas Bancshares may be greater than expected; and

        o         revenues following the merger may be lower than expected.

         Because such forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this document or the date of any document incorporated by reference.

         All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to Pocahontas Bancorp or North Arkansas Bancshares or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, neither Pocahontas Bancorp nor North Arkansas Bancshares undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events. However, Pocahontas Bancorp and North Arkansas Bancshares will promptly amend or supplement this document in order to reflect any facts or events arising after the effective date of this document which individually or in the aggregate represent a fundamental change in the information set forth herein.

                         INFORMATION ABOUT THE COMPANIES

Pocahontas Bancorp, Inc.
1700 East Highland Drive
Jonesboro, Arkansas 72401
(870) 802-5900

         Pocahontas Bancorp, Inc., a Delaware corporation and holding company organized in 1998, is a community-oriented financial institution headquartered in Jonesboro, Arkansas. It is the holding company for First Community Bank, a federal stock savings bank founded in 1935 and subject to regulation by the Office of Thrift Supervision. First Community Bank's deposits are insured by the Savings Association Insurance Fund, as administered by the Federal Deposit Insurance Corporation. First Community Bank, which operates through 20 branch offices in Northeast Arkansas, is primarily engaged in attracting retail deposits from the general public and investing those deposits, together with funds generated through operations and from borrowings, in the origination of mortgage loans on single-family properties. In addition, First Community Bank also originates commercial real estate loans, multi-family residential real estate loans, agricultural real estate loans, home equity loans and other consumer loans. First Community Bank also invests in U.S. Treasury and Government agency securities and other investment securities. First Community Bank's deposit gathering base is concentrated in the communities surrounding its offices.

         On January 16, 2002, First Community Bank entered into a Stock Purchase Agreement with Spring Rivers Bancshares, Inc., a privately-held corporation, and its Arkansas bank subsidiary, Peoples Bank, to acquire all of the issued and outstanding shares of common stock of Peoples Bank to be followed by the merger of Peoples Bank with and into First Community Bank. Pursuant to the agreement, First Community Bank will pay Spring Rivers Bancshares cash consideration of approximately $8 million. Consummation of the transaction is expected prior to July 31, 2002 and is subject to certain conditions, including the receipt of all required regulatory approvals. The transaction is not subject to approval of stockholders of Pocahontas Bancorp. The mergers with North Arkansas Bancshares and Peoples Bank are not contingent on one another.

North Arkansas Bancshares, Inc.
200 Olivia Drive
Newport, Arkansas 72112
(870) 523-3611

         North Arkansas Bancshares, a Tennessee corporation organized in 1997, is the holding company for Newport Federal Savings Bank, a federal stock savings bank founded in 1934. Both North Arkansas Bancshares and Newport Federal Savings Bank are subject to regulation by the Office of Thrift Supervision. Newport Federal Savings Bank's deposits are insured by the Savings Association Insurance Fund, as administered by the Federal Deposit Insurance Corporation. Newport Federal Savings Bank operates one banking office in Newport, Arkansas.

         Newport Federal Savings Bank operates as a community-oriented financial institution. Its principal business consists of accepting retail deposits from the general public in the area surrounding its branch office and investing those funds, together with funds generated from operations and borrowings, in residential real estate loans. Newport Federal Savings Bank also provides a variety of other financial services to consumers and businesses in its market area. Its revenues are derived from these banking activities and its portfolios of investment and mortgage- backed securities.

                  THE NORTH ARKANSAS BANCSHARES SPECIAL MEETING

         This section contains information from North Arkansas Bancshares about the special meeting of shareholders it has called to consider and approve the merger agreement.

         Together with this document, we are also sending you a notice of the North Arkansas Bancshares special meeting and a form of proxy that is solicited by our board of directors. The special meeting will be held on May __, 2002 at ______ a.m., Arkansas time, at ____________________________________, Newport,
Arkansas.

Matters to be Considered

         The purpose of the special meeting is to vote on a proposal for adoption of the merger agreement.

         You may be asked to vote upon any other matters that may properly be submitted to a vote at the special meeting. You also may be asked to vote upon a proposal to adjourn or postpone the special meeting. We could use any adjournment or postponement for the purpose, among others, of allowing additional time to solicit proxies.

Proxies

         Each copy of this document mailed to North Arkansas Bancshares stockholders is accompanied by a form of proxy with voting instructions for submission by mail. You should complete and return the proxy card accompanying this document to ensure that your vote is counted at the special meeting, or any adjournment or postponement thereof, regardless of whether you plan to attend the special meeting. You can revoke your proxy at any time before the vote is taken at the special meeting by

        o submitting written notice of revocation to the Secretary of North Arkansas Bancshares prior to the voting of such proxy,

        o         submitting a properly executed proxy of a later date, or

        o voting in person at the special meeting; however, simply attending the special meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications about revoking your proxy should be addressed to:

                         North Arkansas Bancshares, Inc.
                         200 Olivia Drive
                         Newport, Arkansas 72112
                         Attention: Pamela Decker, Secretary

If your shares are held in street name, you should follow the instructions of your broker regarding revocation of proxies.

         All shares represented by valid proxies we receive through this solicitation, and not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted "FOR" adoption of the merger agreement. The North Arkansas Bancshares board of directors is presently unaware of any other matters that may be presented for action at the special meeting. If other matters do properly come before the special meeting, or any adjournment or postponement thereof, we intend that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card. However, proxies that indicate a vote against adoption of the merger agreement will not be voted in favor of adjourning or postponing the special meeting to solicit additional proxies.

         You should NOT send stock certificates with your proxy cards. If the merger is completed, you will be mailed a transmittal form promptly after the completion of the merger with instructions on how to exchange your stock certificates for stock certificates of Pocahontas Bancorp and cash in lieu of fractional shares, if applicable.

Solicitation of Proxies

         North Arkansas Bancshares will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, we will request that banks, brokers, and other record holders send proxies and proxy material to the beneficial owners of North Arkansas Bancshares common stock and secure their voting instructions, if necessary. We will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, we may use several of our regular employees, who will not be specially compensated, to solicit proxies from North Arkansas Bancshares shareholders, either personally or by telephone, telegram, facsimile or letter.

Record Date

         Your board of directors has fixed the close of business on April__, 2002 as the record date for determining the North Arkansas Bancshares shareholders entitled to receive notice of and to vote at the special meeting. At that date, __________ shares of North Arkansas Bancshares common stock were outstanding, held by approximately _____ holders of record.

Voting Rights and Vote Required

         The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of North Arkansas Bancshares common stock is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. Brokers or members who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote those shares with respect to the merger without specific instructions from such customers. An unvoted proxy submitted by a broker is sometimes referred to as a broker non-vote.

         Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of North Arkansas Bancshares common stock entitled to vote at the special meeting. You are entitled to one vote for each share of North Arkansas Bancshares common stock you held as of the record date. However, North Arkansas Bancshares' charter provides that stockholders of record who beneficially own in excess of 10% of the then-outstanding shares of common stock of North Arkansas Bancshares are not entitled to any vote with respect to the shares held in excess of the 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate as well as by any person acting in concert with such person or entity.

         Because the affirmative vote of the holders of a majority of the outstanding shares of North Arkansas Bancshares common stock entitled to vote at the special meeting is needed for us to proceed with the merger, the failure to vote by proxy or in person will have the same effect as a vote against the merger agreement. Abstentions and broker non-votes also will have the same effect as a vote against the merger. Accordingly, your board of directors urges you to complete, date, and sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope.

Principal Holders of Voting Securities

         The following table sets forth, as of the record date, the shares of North Arkansas Bancshares common stock beneficially owned by directors and executive officers individually, by executive officers and directors as a group and by each person who was the beneficial owner of more than five percent of the outstanding shares of North Arkansas Bancshares common stock on the record date. The information with respect to certain parties owning more than five percent of the outstanding shares is based on filings by such parties with the SEC through the date the North Arkansas Bancshares common stock was de-registered (January 23, 2000) and may no longer be accurate.


                                                          Amount of Shares
                                                          Owned and Nature
         Name and Address of                                of Beneficial                    Percent of Shares
          Beneficial Owners                               Ownership (1)(3)                      Outstanding
         -------------------                             ------------------                  -----------------

Directors and Executive Officers (2)

J.C. McMinn                                                        700                          0.24%

O.E. Guinn, Jr.                                                 16,180                          5.51

Kaneaster Hodges, Jr.                                           13,414                          4.57

John Minor                                                      13,833                          4.71

Brad Snider                                                     16,344                          5.56
                                                                ------                        ------

All Directors and Executive Officers                            60,471                         20.59
  as a Group (5 persons) (3)

Principal Stockholders:

North Arkansas Bancshares, Inc.                                 29,065                          9.90%
Employee Stock Ownership Plan
200 Olivia Drive
Newport, Arkansas 72112

Jeffrey L. Gendell                                              29,029                          9.88
Tontine Management, L.L.C.
Tontine Financial Partners, L.P.
Tontine Overseas Associates, L.L.C.
200 Park Avenue, Suite 3900
New York, New York 10166

Pocahontas Bancorp, Inc.                                        55,802                         16.00 (4)
1700 East Highland Drive
Jonesboro, Arkansas 72401

---------------------------

(1) A person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the record date. "Voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.
(2) The mailing address for each person listed is 200 Olivia Drive, Newport, Arkansas 72112.
(3) Includes shares of common stock allocated to the accounts of employees pursuant to the Employee Stock Ownership Plan of North Arkansas Bancshares. Under the terms of the ESOP, shares of common stock so allocated are voted by the ESOP trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares, unless its fiduciary duty otherwise requires.
(4) Calculated by dividing the number of shares in the second column of this table by the total shares of common stock outstanding plus 55,802 shares, representing the total number of shares that may be acquired pursuant to the exercise of the stock option.

         Pocahontas Bancorp and directors and executive officers of First Community Bank and their affiliates (excluding the shares subject to the stock option described in "THE STOCK OPTION AGREEMENT" on page __), beneficially owned _______ shares of North Arkansas Bancshares common stock, or __% of the outstanding common stock as of the record date.

Recommendation of the Board of Directors

         Your board of directors has unanimously approved the merger agreement and the transactions it contemplates. The board of directors determined that the merger agreement and the transactions it contemplates are advisable and in the best interests of North Arkansas Bancshares and its shareholders and unanimously recommends that you vote "FOR" adoption of the merger agreement.

         See "THE MERGER-North Arkansas Bancshares' Reasons for the Merger; Recommendation of Board of Directors" on page __ for a more detailed discussion of the North Arkansas Bancshares board of directors' recommendation.

Attending the Meeting

         If you are a beneficial owner of North Arkansas Bancshares common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of North Arkansas Bancshares common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Participants in North Arkansas Bancshares' Benefits Plans

         If you are a participant in our Employee Stock Ownership Plan, you will have received with this proxy statement/ prospectus voting instruction forms that reflect all shares you may vote under the plans. Under the terms of this plan, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of North Arkansas Bancshares common stock allocated to his or her account. If you own shares through the ESOP and do not vote, the respective plan trustees or administrators will vote the shares in accordance with the terms of the ESOP. The deadline for returning your voting instructions is ___________, 2002.

                                   THE MERGER

         The following discussion contains material information pertaining to the merger. This discussion is subject, and qualified in its entirety by reference, to the merger agreement, stock option agreement and financial advisor opinion attached as Appendices to this document. We encourage you to read and review those documents as well as the discussion in this document.

General

         This section provides material information about the merger of North Arkansas Bancshares and Pocahontas Bancorp and the circumstances surrounding the merger. The next sections of this document, entitled "THE MERGER AGREEMENT" on pages __ through __ and "THE STOCK OPTION AGREEMENT" on pages __ through __, have additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to completion of the merger and the provisions for terminating or amending the merger agreement.

         At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement. Adoption of the merger agreement will constitute adoption of the transactions it contemplates, including, among others, the merger of North Arkansas Bancshares with and into Pocahontas Bancorp.

         We are furnishing this document to you in connection with the solicitation of proxies by the board of directors of North Arkansas Bancshares for use at its special meeting of shareholders and any adjournment or postponement of the meeting.

Conversion of North Arkansas Bancshares Common Stock

         When the merger becomes effective, for each share of North Arkansas Bancshares common stock that you own, you will receive $15.00 worth of Pocahontas Bancorp common stock. Specifically, you will receive for each share of North Arkansas Bancshares common stock that number of shares of Pocahontas Bancorp common stock equal to the number obtained by dividing $15.00 by the average of the closing bid price of Pocahontas Bancorp common stock on the Nasdaq National Market for the 15 consecutive trading days ending on the fifth business day before we complete the merger. Pocahontas Bancorp will not issue any fractional shares. Instead, you will receive a cash payment, without interest, equal to that fractional share interest.

         Any shares of North Arkansas Bancshares common stock owned or held by Pocahontas Bancorp or North Arkansas Bancshares or any of their subsidiaries at the time the merger becomes effective will cease to exist, and those shares will not be converted into shares of Pocahontas Bancorp common stock. No shares of Pocahontas Bancorp capital stock or cash will be issued or exchanged for such shares.

         Shareholders of North Arkansas Bancshares have the right to dissent from the merger and obtain the payment of the fair value of their shares. To do so however, shareholders must satisfy specific statutory requirements. See "Dissenters' Rights" and Appendix IV for a description of these procedures. Any dissenting shares will not be converted in the merger into Pocahontas common stock.

Structure of the Merger

         The merger agreement provides for the merger of North Arkansas Bancshares with and into Pocahontas Bancorp. Pocahontas Bancorp will be the surviving corporation. Immediately after the consummation of the merger, First Community Bank (Pocahontas Bancorp's savings bank subsidiary) and Newport Federal Savings Bank (North Arkansas Bancshares' savings bank subsidiary) will merge, with First Community Bank the surviving bank of that merger.

         Pocahontas Bancorp will account for the merger as a "purchase" for financial reporting purposes. The merger is intended to qualify as a "reorganization" withing the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

Background of the Merger

         Newport Federal Savings Bank converted from the mutual to stock form of organization in 1997 and formed North Arkansas Bancshares as part of that conversion. The period since the conversion has been one of continuous and significant change in the financial services industry, including intensified competition and consolidation. The management and boards of directors of North Arkansas Bancshares and Newport Federal Savings Bank have closely monitored the changes within the industry, and have sought over the years to best position North Arkansas Bancshares and its shareholders. In view of the boards' belief that continued consolidation and competition in the financial services industry would make it increasingly difficult for smaller thrifts and thrift holding companies such as North Arkansas Bancshares to maintain their competitive position and market share, the boards have over time considered various strategic alternatives, including remaining an independent entity, as well as entering into possible business combinations with other financial institutions.

         Since completing the initial public offering in December 1997, the North Arkansas Bancshares board of directors has evaluated the performance of North Arkansas Bancshares relative to its business plan as well as the performance of the North Arkansas Bancshares common stock. The Board has adopted measures in an attempt to return value to its shareholders including periodic stock repurchase programs. Because of its size and the perceived limitations of its primary market area, the growth needed to improve profitability has been difficult to achieve. The board had sought out measures to attempt to reduce expenses including the de-registration of the North Arkansas Bancshares common stock under the Securities Exchange Act of 1934, which resulted in some cost savings.

         On June 29, 2001, representatives of DD&F Consulting Group, a Little Rock-based investment bank, contacted Mr. Brad Snider, President and Chief Executive Officer of North Arkansas Bancshares, to inquire as to the interest of North Arkansas Bancshares in a possible affiliation with Pocahontas Bancorp. On July 5, 2001 at a regularly scheduled meeting of the board, Mr. Snider informed the other directors of his conversation with representatives of DD&F. The board discussed the pros and cons of considering a transaction of this type and deferred any formal decision as to whether to explore further this possibility.

         In late July 2001, representatives of North Arkansas Bancshares and Pocahontas Bancorp had direct discussions (with DD&F participating on behalf of Pocahontas Bancorp) regarding the structure of any possible affiliation and the form of the consideration to be received and other matters. The North Arkansas Bancshares board met again on July 26, 2001 to discuss the additional details and information that had been obtained. The North Arkansas Bancshares board authorized management to continue these discussions.

         By letter dated August 7, 2001, DD&F sent a non-binding indication of interest to North Arkansas Bancshares on behalf of Pocahontas Bancorp. This letter outlined some of the terms that had been discussed to date. On August 10, 2001, the North Arkansas Bancshares board of directors held a special meeting at which legal counsel participated via conference call. Legal counsel reviewed with the board its responsibilities in evaluating a proposal of this type. The board determined to proceed to investigate a possible affiliation and authorized management to interview possible companies to serve as its financial advisor.

         On August 30, 2001, the board decided to engage Ferguson & Company to serve as its financial advisor. Ferguson & Company had served as the appraiser in connection with the mutual-to-stock conversion of Newport Federal Savings Bank. Ferguson & Company also prepared on an annual basis an appraisal of the value of the shares of North Arkansas Bancshares common stock held by its employee stock ownership plan.

         The parties entered into a confidentiality agreement on August 29, 2001. The confidentiality agreement included a provision whereby North Arkansas Bancshares agreed it would not seek out an alternative merger proposal for a 45-day period. While North Arkansas Bancshares had not previously received or solicited alternative merger proposals, based on the board's knowledge of the likely acquirers for an institution its size, the board did not believe that there were likely to be other interested parties. The parties conducted mutual due diligence during the month of September and held additional discussions regarding the terms of the transaction during this period. On October 4, 2001 the board of directors met with legal counsel and Ferguson & Company participating via conference call. At that meeting, representatives compared the proposed value being offered in the informal proposals versus the value received in other similar transactions and recommended to the board that it not proceed unless the amount being offered was increased. Further discussions were held between the respective financial advisors as to the amount of the proposed merger consideration and the point at which an exchange ratio would be established. A resolution was reached in mid-October, subject to the satisfactory negotiation of the definitive merger agreement and various related issues. The dollar value of the consideration to be received was increased with the precise exchange ratio to be established based upon the average closing price of the Pocahontas Bancorp. In addition, the parties agreed to provide each party a termination right in the event the average price exceeded $11.00 in the case of North Arkansas Bancshares or was less than $7.00 in the case of Pocahontas Bancorp. The merger agreement and the various ancillary agreements were negotiated during October and early November. On November 6, 2001, the Pocahontas Bancorp board met and approved the terms of the merger agreement subject to satisfactory resolution by management of various pending issues.

         On November 20, 2001, the board of directors held a special meeting with legal counsel and representatives of Ferguson & Company participating via conference call. Counsel reviewed with the board the terms of the final merger agreement, the stock option agreement and related agreements and discussed with the board the changes that had been made in the negotiations. Ferguson & Company reviewed with the board the financial terms of the merger and gave its oral opinion that the consideration being offered was fair to the shareholders of North Arkansas Bancshares from a financial point of view. After discussion and questions and answers, the board of directors approved the merger agreement and the stock option agreement and management executed the documents on behalf of North Arkansas Bancshares.

Reasons for the Merger and Recommendation of the North Arkansas Bancshares Board of Directors

         The North Arkansas Bancshares board believes that the merger is fair to, and in the best interests of, North Arkansas Bancshares and its shareholders. Accordingly, the North Arkansas Bancshares board has unanimously approved the merger agreement and recommends that the holders of North Arkansas Bancshares common stock vote FOR the approval and adoption of the merger agreement and the consummation of the transactions contemplated by the merger agreement.

         The terms of the merger, including the exchange ratio, are the result of arm's-length negotiations between representatives of North Arkansas Bancshares and Pocahontas Bancorp. In reaching its decision to approve the merger agreement, the North Arkansas Bancshares board consulted with its legal advisors regarding the legal terms of the transaction and the North Arkansas Bancshares board's obligations in its consideration of the proposed transaction, and with its financial advisor regarding the financial aspects of the proposed transaction and the fairness of the exchange ratio. The board considered a number of factors, both from a short-term and long-term perspective, including the following:

         o the board's familiarity with and review of North Arkansas Bancshares' business, financial condition, results of operations and prospects, including its potential growth and profitability and the associated business risks;

         o the current and prospective environment in which North Arkansas Bancshares operates, including national and local economic conditions, the competitive environment for savings associations and other financial institutions generally and the increasing consolidation in the financial services industry and the competitive effects of such increased consolidation on smaller financial institutions such as Newport Federal Savings Bank;

         o the rapid technological advances impacting the financial services industry in recent years, the significant capital investment necessary for North Arkansas Bancshares to keep pace with such technological advances, the competitive advantage and increased efficiency gained by financial institutions possessing sufficient resources to enable them to make such capital investments and to realize such efficiencies and the comparable competitive disadvantage to smaller institutions such as North Arkansas Bancshares which generally do not possess the resources necessary to invest in such technological advances;

         o information concerning the business, financial condition, results of operations and prospects of Pocahontas Bancorp, including the recent performance of Pocahontas Bancorp common stock, the historical financial data of Pocahontas Bancorp, customary statistical measurements of Pocahontas Bancorp's financial performance and the future prospects for Pocahontas Bancorp common stock following the merger;

         o the value to be received by holders of North Arkansas Bancshares common stock pursuant to the merger agreement in relation to the historical trading prices of North Arkansas Bancshares common stock;

         o the information presented by Ferguson & Company to the North Arkansas Bancshares board with respect to the merger and the opinion of Ferguson & Company that, as of the date of such opinion, the exchange ratio was fair from a financial point of view to the holders of North Arkansas Bancshares common stock (other than Pocahontas Bancorp and its affiliates);

         o the financial and other significant terms of the proposed merger with Pocahontas Bancorp, and the review by North Arkansas Bancshares with its legal and financial advisors of the provisions of the merger agreement and the stock option agreement;

         o the expected impact of the merger on North Arkansas Bancshares' business, employees, customers and communities, the compatibility of the respective businesses and management philosophies of Pocahontas Bancorp and North Arkansas Bancshares, and the expectation that Pocahontas Bancorp will continue to provide quality service to the customers and the community served by North Arkansas Bancshares;

         o        the fact that Pocahontas Bancorp has agreed to appoint Mr.
                  Brad Snider and two other board members to the First Community Bank board of directors and to appoint all other directors of Newport Federal Savings Bank to an advisory board of First Community Bank, both of which are expected to provide a degree of continuity and involvement by North Arkansas Bancshares following the merger, which North Arkansas Bancshares believes will further promote the interests of North Arkansas Bancshares' shareholders, customers and employees;

         o the fact that the receipt of Pocahontas Bancorp common stock in the merger generally will permit holders of North Arkansas Bancshares common stock to defer any federal income tax liability associated with the increase in the value of their stock as a result of the merger and to become stockholders of Pocahontas Bancorp, an institution with strong operations, earnings, performance, dividend payments and share liquidity;

         o the alternative strategic courses available to North Arkansas Bancshares, including remaining independent and exploring other potential business combination transactions; and

         o the likelihood of receiving the requisite regulatory approvals in a timely manner.

         North Arkansas Bancshares' board also considered a variety of risks and potentially negative factors in its deliberations concerning the merger, including the following:

         o the loss of control over the future operations of North Arkansas Bancshares following the merger;

         o the fact that North Arkansas Bancshares could be effectively precluded from entering into any potentially superior merger with a third party because Pocahontas Bancorp required that voting agreements be executed by North Arkansas Bancshares' executive officers and directors, thereby effectively ensuring that 13.6% of the shareholders of North Arkansas Bancshares would approve the merger, and because Pocahontas Bancorp required the execution by North Arkansas Bancshares of the stock option agreement, which would likely have the effect of making any alternative merger proposal prohibitively expensive; and

         o the other risks described in this proxy statement/prospectus under "Risk Factors."

         The North Arkansas Bancshares board of directors did not believe that the negative factors were sufficient, individually or in the aggregate, to outweigh the potential benefits of the merger. In making its determination, the board did not ascribe relative weights to the factors that it considered.

         It should be noted that this explanation of North Arkansas Bancshares board of directors' reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading "CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS" on page __.

Treatment of North Arkansas Bancshares Stock Options

         Pursuant to the merger agreement, on the effective date of the merger, each outstanding stock option to purchase North Arkansas Bancshares common stock will be converted automatically into an option to purchase shares of Pocahontas Bancorp common stock. The number of shares of Pocahontas Bancorp common stock to be subject to the new option will be equal to the product of the number of shares of North Arkansas Bancshares common stock subject to the original option and the exchange ratio, with any fractional share rounded up to the nearest whole share. The exercise price will also be adjusted by the exchange ratio, and will be rounded down to the nearest cent.

Opinion of North Arkansas Bancshares' Financial Advisor

         North Arkansas Bancshares has retained Ferguson & Company to render a fairness opinion with respect to the merger. At a meeting of the North Arkansas Bancshares board of directors held on November 20, 2001, Ferguson & Company delivered its opinion, which opinion was subsequently updated in writing as of the date of this proxy statement/prospectus, that, as of such dates and subject to the assumptions described in such opinion, the consideration to be received by the holders of North Arkansas Bancshares common stock in the merger is fair to such shareholders from a financial point of view. No limitations were imposed on Ferguson & Company by North Arkansas Bancshares' board of directors with respect to the investigations made or the procedures followed by it in rendering its opinion.

         Ferguson & Company's opinion is directed to the board of directors of North Arkansas Bancshares and is directed only to the fairness, from a financial point of view, of the consideration to be received by North Arkansas Bancshares' shareholders based on conditions as they existed and could be evaluated as of the date of the opinion. Ferguson & Company's opinion does not constitute a recommendation to any North Arkansas Bancshares' shareholder as to how such shareholder should vote at the special meeting, nor does Ferguson & Company's opinion address the underlying business decision to effect the merger.

         North Arkansas Bancshares has agreed to pay Ferguson & Company an advisory fee of $25,000 for delivery of its fairness opinion and to indemnify and hold harmless Ferguson & Company to the full extent lawful from and against certain liabilities, including certain liabilities under the federal securities laws, in connection with this engagement.

         In connection with rendering its opinion, Ferguson & Company reviewed and analyzed, among other things, the following: (i) the merger agreement; (ii) certain publicly available information relating to North Arkansas Bancshares and Pocahontas Bancorp; (iii) the audited financial statements of North Arkansas Bancshares for each of the years in the two-year period ended June 30, 2001;
(iv) the unaudited financial statements of North Arkansas Bancshares for the three months ended September 30, 2001; (v) certain additional materials made available by the respective managements of North Arkansas Bancshares and Pocahontas Bancorp; (vi) information with respect to the trading markets for North Arkansas Bancshares and Pocahontas Bancorp common stock; and (vii) certain publicly available information concerning the nature and terms of other transactions that Ferguson & Company considered relevant to its inquiry. Ferguson & Company also met with certain officers of North Arkansas Bancshares and Pocahontas Bancorp to discuss the foregoing as well as other matters which it believed were relevant to its inquiry.

         The summary below is not a complete description of the methodology used in the analyses performed by Ferguson & Company. It is, however, a summary of the salient factors taken into consideration, from the perspective of evaluating the worth of North Arkansas Bancshares and comparing the offer received in the valuation process. The amount of the merger consideration was not determined by Ferguson & Company but was determined through negotiations with Pocahontas Bancorp. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary descriptions. Ferguson & Company believes that its analysis and the summary set forth below must be considered as a whole and that selecting portions of its analysis without considering all analyses, or selecting part of the summary without considering all factors and analyses, would create an incomplete view of the process underlying the analysis set forth in Ferguson & Company's presentations and opinion. The ranges of valuation resulting from any particular analysis described below should not be taken to be Ferguson & Company's view of the actual value of North Arkansas Bancshares. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given greater weight than any other analysis.

         Major considerations (giving no greater weight to any consideration) were: (1) financial performance and factors impacting earnings; (2) dividend payment history, capacity and earnings potential; (3) pricing of similar transactions; (4) investment characteristics of the potential acquirer; and (5) review of the merger agreement and its terms.

         Financial Performance and Factors Impacting Earnings. In connection with rendering its opinion, Ferguson & Company reviewed publicly available information and information provided by management regarding North Arkansas Bancshares and Pocahontas Bancorp. Ferguson & Company's analysis of such methodology began with the historic measurement of modules that help develop a projective risk/opportunity profile for each institution. Each module is potentially (but not always) complex: liquidity, capital adequacy, asset quality, earnings power and in the case of a holding company, the cash flow sources available for debt service and shareholder dividends. In reviewing each area, Ferguson & Company was attentive to peer comparisons as well as to regulatory guidelines and standards. However, each institution was viewed as strategically unique.

         Dividend Payment History, Capacity and Earnings Potential. In connection with its opinion, Ferguson & Company prepared earnings estimates on the acquiror for North Arkansas Bancshares using publicly available information with respect to such acquiror. Ferguson & Company also reviewed the "marginal dilution" ((net income acquired divided by shares issued to acquire) divided by pre-deal earnings per share of the acquiror) that would result from the proposed merger.

         Pricing of Similar Transactions. In preparing its opinion, Ferguson & Company analyzed nine merger and acquisition transactions in which sales of thrift institutions with assets under $100 million and returns on average equity ("ROAE") under 6% were announced from January 1, 2001 to November 16, 2001. In addition, Ferguson & Company analyzed six sales of thrift institutions with assets under $100 million announced between June 1, 2001 and November 16, 2001. Ferguson & Company also analyzed all (twenty-four) thrift deals announced between June 1, 2001 and November 16, 2001. The following table represents a summary analysis of the comparable transactions analyzed by Ferguson & Company based on the announced transaction values:


                                                                                Price To (1)
                                               ------------------------------------------------------------------------------
                                                                       Last 12                                           Core
                                                      Tangible          Months                                        Deposit
                                                    Book Value         EPS (x)          Assets       Deposits         Premium
                                               ------------------------------------------------------------------------------
Consideration: 100% stock valued
at $15.00 per share of NARK                              88.3%              27           10.9%          14.9%              NM

All Deals Announced From June 1
to November 16, 2001 (24 deals)
Average                                                 166.4%            25)2           14.8%          21.0%            9.1%
Median                                                  142.9%            26)2           14.8%          20.1%            7.1%
Maximum                                                 428.5%            54)6           27.4%          37.8%           33.5%
Minimum                                                  88.1%              12            5.2%           7.2%              NM

All Deals Under $100 Million in
Assets Announced From June 1
to November 16, 2001 (6 deals)
Average                                                 137.9%            26)6           11.5%          15.2%            6.2%
Median                                                  124.2%            27)4           12.1%          15.7%            4.4%
Maximum                                                 214.8%            34)7           15.7%          20.2%           14.8%
Minimum                                                  88.1%              17            5.2%           7.8%              NM

All Deals Under $100 Million in
Assets and Low ROE Announced
From January 1 to November 16,
2001 (9 deals)
Average                                                 133.3%            33)6           17.1%          22.7%            6.1%
Median                                                  115.0%            29)7           12.9%          17.3%            5.3%
Maximum                                                 208.3%            58)7           29.7%          44.8%           15.4%
Minimum                                                  97.4%            22)2           11.1%          13.4%              NM

-----------------------------------------------

(1) Based on September 30, 2001 information for North Arkansas Bancshares.

         The value of the transaction indicates that the offer made to North Arkansas Bancshares fell near the minimum of other comparable transactions as a multiple of book value and above the median as a multiple of last twelve months' earnings.

         Investment Characteristics and Stock Valuation Comparatives. In connection with preparing its opinion, Ferguson & Company compared (1) the effects of the proposed merger on the earnings per share of Pocahontas Bancorp;
(2) post-merger earnings per share enhancement of North Arkansas Bancshares common stock, from the standpoint of a North Arkansas Bancshares shareholder;
(3) post-merger dividend per share enhancement of North Arkansas Bancshares common stock, from the same standpoint; (4) post-merger book value change of North Arkansas Bancshares common stock, also from the same standpoint; (5) likely share price enhancement of North Arkansas Bancshares common stock; (6) return on equity; (7) return on assets; and (8) likely post-merger dividend yield. This method gives the advantage to the shareholders of North Arkansas Bancshares in the exchange with Pocahontas Bancorp, due to potentially higher earnings growth, and stock value appreciation. North Arkansas Bancshares shareholders are expected to benefit in all areas of comparison except for tangible book value. Pocahontas Bancorp shares are much more liquid than North Arkansas Bancshares and Pocahontas Bancorp regularly pays cash dividends on common stock, while North Arkansas Bancshares historically has not paid dividends.

         Ferguson & Company, as a customary part of its consulting business, is engaged in the valuation of banks, thrifts and holding companies and their securities in connection with mergers and acquisitions, stock purchase offers and other purposes. The North Arkansas Bancshares board selected Ferguson & Company as its financial advisor based upon Ferguson & Company's qualifications, expertise and reputation in such capacity. In 1997, Ferguson & Company prepared the appraisal of Newport Federal Savings Bank in connection with its conversion from mutual to stock form and acquisition by North Arkansas Bancshares. In addition, Ferguson & Company has prepared an annual appraisal of the estimated value of the shares of North Arkansas Bancshares held by its employee stock ownership plan. Fees paid to Ferguson & Company for these appraisal services during the past two years aggregated $6,000.

         The full text of Ferguson & Company & Company's opinion, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included as Appendix III to this document. The summary of Ferguson & Company's opinion set forth above is qualified in its entirety by reference to the full text of the opinion. Shareholders are urged to read Ferguson & Company's opinion carefully and in its entirety.

Board of Directors and Management of Pocahontas Bancorp Following the Merger

         Board of Directors of Pocahontas Bancorp. Upon completion of the merger, the board of directors of Pocahontas Bancorp will consist of the seven persons who currently serve on the board of directors of Pocahontas Bancorp. There will be no change to the board of directors of Pocahontas Bancorp as a result of the merger.

         Executive Officers of Pocahontas Bancorp. Upon completion of the merger, the executive officers of Pocahontas Bancorp will be comprised of members of the current management of Pocahontas Bancorp.

         As of the record date, the directors and executive officers of Pocahontas Bancorp (_____ persons) owned, in the aggregate, ___% of the total outstanding shares of common stock of Pocahontas Bancorp. Information about the current Pocahontas Bancorp directors and executive officers, including executive compensation, certain relationships and related transactions, as well as their ownership of Pocahontas Bancorp common stock, can be found in Pocahontas Bancorp's proxy statement, which is incorporated by reference into Pocahontas Bancorp's Annual Report on Form 10-K for the year ended September 30, 2001. See "WHERE YOU CAN FIND MORE INFORMATION" on page __.

Distribution of Pocahontas Bancorp Certificates

         At or prior to the completion of the merger, Pocahontas Bancorp will cause to be deposited, with a bank or trust company or other stock transfer agent acting as exchange agent, certificates representing shares of Pocahontas Bancorp common stock for the benefit of the holders of certificates representing shares of North Arkansas Bancshares common stock and cash in lieu of any fractional shares that would otherwise be issued in the merger.

         Promptly after the completion of the merger, Pocahontas Bancorp will cause the exchange agent to send transmittal materials to each holder of a North Arkansas Bancshares stock certificate for use in exchanging North Arkansas Bancshares stock certificates for certificates representing shares of Pocahontas Bancorp common stock and cash in lieu of fractional shares, if applicable. Holders of North Arkansas Bancshares stock certificates should NOT surrender their North Arkansas Bancshares stock certificates for exchange until they receive the letter of transmittal and instructions. The exchange agent will deliver certificates for Pocahontas Bancorp common stock and, if applicable, a check instead of any fractional shares of Pocahontas Bancorp common stock, once it receives the properly completed transmittal materials together with certificates representing a holder's shares of North Arkansas Bancshares common stock.

         North Arkansas Bancshares stock certificates may be exchanged for Pocahontas Bancorp stock certificates with the exchange agent for up to one year after the completion of the merger. At the end of that period, any Pocahontas Bancorp stock certificates and cash will be returned to Pocahontas Bancorp. Any holders of North

Arkansas Bancshares stock certificates who have not exchanged their certificates will be entitled to look only to Pocahontas Bancorp for Pocahontas Bancorp stock certificates and any cash to be received instead of fractional shares of Pocahontas Bancorp common stock.

         If your North Arkansas Bancshares stock certificate has been lost, stolen or destroyed, you may receive a Pocahontas Bancorp stock certificate upon the making of an affidavit of that fact. Pocahontas Bancorp may require you to post a bond in a reasonable amount as an indemnity against any claim that may be made against Pocahontas Bancorp with respect to the lost, stolen or destroyed North Arkansas Bancshares stock certificate.

         After completion of the merger, there will be no further transfers on the stock transfer books of North Arkansas Bancshares.

Fractional Shares

         Pocahontas Bancorp will not issue any fractional shares of Pocahontas Bancorp common stock. Instead, a North Arkansas Bancshares shareholder who would otherwise have received a fraction of a share of Pocahontas Bancorp common stock will receive an amount of cash equal to the fraction of a share of Pocahontas Bancorp common stock to which such holder would otherwise be entitled multiplied by the average of the closing bid prices of Pocahontas Bancorp common stock as reported on the Nasdaq National Market for each of the 15 consecutive trading days ending on the fifth business day before consummation of the merger.

Public Trading Markets

         Pocahontas Bancorp common stock is currently included for quotation on the Nasdaq National Market under the symbol "PFSL." North Arkansas Bancshares common stock is currently traded over-the-counter through the National Daily Quotation System "pink sheets" published by the National Quotation Bureau, Inc., under the symbol "NARK." In January 2001, the common stock of North Arkansas Bancshares was de-registered under the Securities Exchange Act of 1934. Upon completion of the merger, the newly issued Pocahontas Bancorp common stock issuable pursuant to the merger agreement will be included for quotation on the Nasdaq National Market.

         The shares of Pocahontas Bancorp common stock to be issued in connection with the merger will be freely transferable under the Securities Act, except for shares issued to any stockholder who may be deemed to be an affiliate of North Arkansas Bancshares, as discussed in "THE MERGER-Resales of Pocahontas Bancorp Stock by Affiliates" on page __.

         As reported on the Nasdaq National Market, the closing sale price per share of Pocahontas Bancorp common stock on November 19, 2001 was $8.48. The closing sale price per share of North Arkansas Bancshares common stock on November 19, 2001 was $11.25, as reported over-the-counter through the National Daily Quotation System "pink sheets." Based on these closing sale prices per share, the implied per share value of North Arkansas Bancshares common stock was $14.13 as of that date. The closing sale price per share of Pocahontas Bancorp common stock on the Nasdaq National Market on ______________, 2002, the last practicable trading day before the date of this document, was $_____. The closing sale price per share of North Arkansas Bancshares common stock on the "pink sheets" on _____________, 2002, the last practicable trading day before the date of this document, was $_____. The implied per share value of North Arkansas Bancshares common stock was $_____ as of that date. The implied value of one share of North Arkansas Bancshares common stock as of these dates was calculated by multiplying Pocahontas Bancorp's closing sale price per share by 1.6667, the assumed exchange ratio. Because the exchange ratio is based on the trading price of Pocahontas Bancorp common stock, you should obtain a current quotation of this price.

         Pocahontas Bancorp may from time to time repurchase shares of Pocahontas Bancorp common stock. Pocahontas Bancorp may, during the course of the solicitation being made by this proxy statement/prospectus, be bidding for and purchasing shares of North Arkansas Bancshares common stock.

Pocahontas Bancorp Dividends

         Pocahontas Bancorp currently pays a quarterly dividend of $0.07 per share, which is expected to continue, although the Pocahontas Bancorp board of directors may change this dividend policy at any time. During 2001, North Arkansas Bancshares paid no cash dividends, and Pocahontas Bancorp paid cash dividends totaling $0.26 per share.

         Pocahontas Bancorp stockholders will be entitled to receive dividends when and if declared by the Pocahontas Bancorp board of directors out of funds legally available for dividends. The Pocahontas Bancorp board of directors will periodically consider the payment of dividends, taking into account Pocahontas Bancorp's financial condition and level of net income, Pocahontas Bancorp's future prospects, economic conditions, industry practices and other factors, including applicable banking laws and regulations.

Dissenters' Rights

         Under Tennessee law, if you do not wish to accept the consideration provided for in the merger agreement, you have the right to dissent from the merger and obtain payment of the fair value of your shares. NORTH ARKANSAS BANCSHARES SHAREHOLDERS ELECTING TO DO SO MUST COMPLY WITH THE PROVISIONS OF
SECTION 48-23-201 ET SEQ. OF THE TENNESSEE BUSINESS CORPORATION ACT IN ORDER TO PERFECT THEIR RIGHTS. NORTH ARKANSAS BANCSHARES WILL REQUIRE STRICT COMPLIANCE WITH THE STATUTORY PROCEDURES. A copy of the applicable statutes is attached as Appendix IV.

         The following is intended as a brief summary of the material provisions of the Tennessee statutory procedures required to be followed by a North Arkansas Bancshares shareholder in order to dissent from the merger and obtain payment of the fair value of his or her shares of North Arkansas Bancshares common stock. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 48-23-201 et seq. of the Tennessee Business Corporation Act, the full text of which appears in Appendix IV of this proxy statement/prospectus.

         Section 48-23-201 requires that if a proposed corporate action creating dissenters' rights is put to a vote of shareholders at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of the applicable statutory provisions. This prospectus/proxy statement constitutes North Arkansas Bancshares' notice to its shareholders of the availability of dissenters' rights in connection with the merger in compliance with the requirements of Section 48-23-201. If you wish to consider exercising your dissenters' rights you should carefully review the text of the statutory provisions contained in Appendix IV because failure to comply timely and properly with the requirements of these provisions will result in the loss of your rights under Tennessee law.

         If you elect to demand appraisal of your shares, you must satisfy both of the following conditions:

         o You must deliver to North Arkansas Bancshares a written demand for the payment of the fair value for your shares before the vote is taken with respect to the merger. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the merger. Voting against or failing to vote for the merger by itself does not constitute a demand for payment within the meaning of Tennessee law.

         o You must not vote in favor of the merger. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the merger, by proxy or in person, will constitute a waiver of your dissenters' rights in respect of the shares so voted and will nullify any previously filed written demands for payment of fair value.

         If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the merger consideration for your shares of North Arkansas Bancshares common stock as provided for in the merger agreement but will have no dissenters' rights with respect to your shares of North Arkansas Bancshares common stock.

         All demands for payment of fair value should be addressed to Brad Snider, President and Chief Executive Officer, North Arkansas Bancshares, Inc., 200 Olivia Drive, Newport, Arkansas 72112, before the vote on the merger is taken at the special meeting. A record shareholder may assert dissenters' rights for fewer than all of the shares of North Arkansas Bancshares common stock registered in his or her name only if such holder dissents with respect to all shares beneficially owned by any one person and notifies North Arkansas Bancshares in writing of the name and address of each person on whose behalf he or she is asserting dissenters' rights. If a record shareholder holds shares that are beneficially owned by two or more parties who do not all seek to assert dissenters' rights, such record shareholder's rights are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders. A beneficial shareholder may assert dissenters' rights as to shares of North Arkansas Bancshares common stock held on his behalf only if:

        o the beneficial holder submits to North Arkansas Bancshares the record shareholder's written consent to the dissent prior to the special meeting; and

        o he or she does so with respect to all shares of North Arkansas Bancshares common stock he or she beneficially owns or has power to direct the vote.

         Within ten days after the date North Arkansas Bancshares shareholders approve the merger agreement and the merger, North Arkansas Bancshares (or Pocahontas Bancorp, if the merger has already been consummated), must send a written dissenters' notice to all shareholders who have properly perfected their dissenters' rights. This notice must:

        o state where a payment demand must be sent and where and when certificates for the shares must be deposited;

        o inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

        o supply a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the principal terms of the merger and requires that the person asserting dissenters' rights certify whether or not he or she acquired beneficial ownership of the shares before that date;

        o set a date by which North Arkansas Bancshares (or Pocahontas Bancorp) must receive the payment demand, which date may not be less than one month or greater than two months after the date this notice is delivered; and

        o be accompanied by a copy of the Tennessee dissenters' rights statutes if the copy has not previously been provided.

A shareholder sent this dissenters' rights notice must demand payment and make the required certification before the deadline that will be specified in the notice. A dissenting shareholder must also deposit his or her North Arkansas Bancshares common stock certificates in accordance with the procedures specified in the notice. North Arkansas Bancshares may restrict the transfer of uncertificated shares from the date the demand for payment is received until the date the merger closes. If the merger does not close within two months of the deadline for submitting the demand for payment, the restrictions will lapse. A shareholder who complies with all of these requirements within the required time periods retains all other rights as a shareholder until these rights are cancelled or modified by the closing of the merger. A shareholder who does not demand payment or deposits his or her stock certificates by the required time periods is not entitled to continue to seek payment pursuant to these procedures. Once a demand for payment has been filed by a shareholder, it may not be withdrawn unless North Arkansas Bancshares (or Pocahontas Bancorp as the surviving corporation in the merger) consents to the withdrawal.

         As soon as the merger is closed, or upon receipt of a payment demand, whichever is later, Pocahontas Bancorp will pay each dissenter who complied with all applicable statutory provisions the amount Pocahontas Bancorp estimates to be the fair value of such shares, plus accrued interest, from the effective date of the merger. The "fair value" of the shares means the value of such shares immediately before the close of the merger. This payment must be accompanied by:

        o North Arkansas Bancshares' balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any;

        o       a statement of the estimate of the fair value of the shares;

        o       an explanation of how interest was calculated;

        o a statement of the shareholder's right to reject such offer and provide his or her own estimate to Pocahontas Bancorp of the fair value of such shares (which counteroffer Pocahontas Bancorp is not obligated to take) as well as the procedures and deadlines for doing so; and

        o a copy of the dissenters' rights statutes if not previously provided.

If the merger is not closed within two months after the deadline for submitting a demand for payment and depositing stock certificates, North Arkansas Bancshares will be obligated to return any deposited certificates and release any transfer restrictions. If the merger subsequently closes, Pocahontas Bancorp will be obligated to send a new dissenters' rights notice and repeat the payment demand procedures described above.

         In the event a dissenting shareholder acquired the shares of North Arkansas Bancshares common stock on or after the date that the merger was first announced, North Arkansas Bancshares (or Pocahontas Bancorp) may choose to withhold payment of the estimated fair value of such shareholder's shares. If North Arkansas Bancshares (or Pocahontas Bancorp) elects to do so, after the merger is closed, Pocahontas Bancorp shall be obligated to pay to such shareholder or shareholders an amount equal to the estimated fair value of such shares plus interest to any such shareholder who agrees to accept it in full satisfaction of his or her demand. Pocahontas Bancorp will be obligated to send with its offer a statement of its estimate, an explanation of how interest was calculated and a statement of the shareholder's right to reject such offer and provide his or her own estimate of the fair value of the shares.

         If a dissenting shareholder is not satisfied with Pocahontas Bancorp's fair value determination, the shareholder may notify Pocahontas Bancorp in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of that amount (less any payment previously paid to such shareholder); or, in the case of a shareholder who acquired his or her shares of North Arkansas Bancshares common stock after the date of the first public announcement of the merger, the shareholder may reject the written offer made by Pocahontas Bancorp and demand payment of the fair value of his or her shares, along with interest, in either case only in the following circumstances:

        o The dissenter believes that the amount paid or offered to be paid is less than the fair value of his or shares or that the interest was incorrectly calculated;

        o Pocahontas Bancorp fails to make payment within two months after the date set for demanding payment; or

         o North Arkansas Bancshares and Pocahontas Bancorp have not merged and North Arkansas Bancshares has not returned the deposited certificates or released the transfer restrictions on uncertificated securities within two months of the date for demanding payment.

A dissenter waives his or her right to reject payment or the offer of payment unless he or she provides written notification of his or her objection within one month after Pocahontas Bancorp made or offered payment.

         If a demand for payment remains unsettled, Pocahontas Bancorp is required to commence a proceeding within two months after receiving the payment demand and petition the court to determine the fair value of the shares and the accrued interest. If Pocahontas Bancorp does not do so, it will be required to pay to each dissenter whose demand remains unsettled, the amount such dissenter has demanded. The legal action must be commenced in a court of record having equity jurisdiction in the county where Pocahontas Bancorp's principal office is located (Craighead County). All dissenters whose claims remain unsettled must be made party to the proceeding and all parties must be served with a copy of the proceeding although non-residents may be served by registered or certified mail or by publication. This court will have exclusive jurisdiction over the matter.

         The court may appoint one or more persons as appraisers to receive evidence and recommend a decision as to the fair value of the shares. Each dissenter made a party to the proceeding is entitled to a judgment:

         o for the amount by which the court finds the fair value of his or her shares, plus accrued interest, exceeds the amount previously paid by Pocahontas Bancorp; or

         o for the fair value, plus accrued interest, of his or her after-acquired shares for which Pocahontas Bancorp elected to withhold payment.

The court will also determine all costs resulting from the proceeding. The court will generally require that Pocahontas Bancorp pay all costs, except that the court may assess the costs against some or all of the dissenters, in amounts the court believes to be fair, to the extent that the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds to be fair:

        o against Pocahontas Bancorp and in favor of all dissenters if the court finds that North Arkansas Bancshares or Pocahontas Bancorp did not substantially comply with the requirements of the Tennessee dissenters' rights statutes; or

        o against either Pocahontas Bancorp or a dissenter, in favor of another party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights of the parties set forth in the Tennessee dissenters' rights statutes.

If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not reasonably be assessed against Pocahontas Bancorp, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to all of the dissenters who were benefitted.

         In view of the complexity of these provisions, North Arkansas Bancshares shareholders who may wish to dissent from the merger and pursue these rights should consult their legal advisor.

Resales of Pocahontas Bancorp Stock by Affiliates

         Affiliates of North Arkansas Bancshares, as defined under Rule 145 under the Securities Act, generally may not sell their shares of Pocahontas Bancorp common stock acquired in the merger except pursuant to an effective registration statement under the Securities Act or an applicable exemption from the registration requirements of the

Securities Act, including Rule 145 issued by the SEC under the Securities Act. Affiliates include directors and executive officers of North Arkansas Bancshares.

         Under the merger agreement, North Arkansas Bancshares agreed to, and has provided Pocahontas Bancorp with a list of the persons who, to North Arkansas Bancshares's knowledge, may be deemed to be affiliates of North Arkansas Bancshares. North Arkansas Bancshares has also delivered a letter of agreement from each of these persons by which that person agrees, among other things, not to offer to sell, transfer or otherwise dispose of any of the shares of Pocahontas Bancorp common stock distributed to him or her pursuant to the merger except in compliance with Rule 145 under the Securities Act, in a transaction that, in the opinion of counsel reasonably satisfactory to Pocahontas Bancorp, is otherwise exempt from the registration requirements of the Securities Act, or in an offering registered under the Securities Act. Pocahontas Bancorp may place restrictive legends on its common stock certificates that are issued to persons who are deemed to be affiliates of North Arkansas Bancshares under the Securities Act.

         This document does not cover any resales of Pocahontas Bancorp common stock received in the merger by any person who may be deemed an affiliate of North Arkansas Bancshares.

Interests of North Arkansas Bancshares' Directors and Officers in the Merger that Differ From Your Interests

         Some members of North Arkansas Bancshares' management and board of directors may have interests in the merger that are in addition to or different from their interests as stockholders of North Arkansas Bancshares generally. North Arkansas Bancshares' board of directors considered these interests (as described in the following paragraphs) in approving the merger agreement.

         New Employment Arrangement. Brad Snider, President and Chief Executive Officer of North Arkansas Bancshares, is currently party to an employment agreement that provides, among other things, for a payment to Mr. Snider upon a change in control of North Arkansas Bancshares. In order to avoid payment under the existing contract, and as a condition to the merger, Mr. Snider will enter into an employment agreement with First Community Bank, relating to his employment after the completion of the merger. This employment agreement will supersede his current employment agreement with North Arkansas Bancshares and Newport Federal Savings Bank.

         Under his new employment agreement, Mr. Snider will serve as Executive Vice President of First Community Bank. The employment agreement has a term of three years and will renew annually unless the First Community Bank board of directors gives written notice of non-renewal. The employment agreement provides that Mr. Snider's base salary will be $80,000 and will be reviewed annually. In addition to the base salary, the employment agreement provides for, among other things, participation in benefits plans and other fringe benefits applicable to executive personnel.

         Under the employment agreement, First Community Bank may terminate the employment of Mr. Snider for cause, as defined in the employment agreement, at any time. If First Community Bank chooses to terminate Mr. Snider's employment for reasons other than for cause, or if he resigns after specific circumstances set forth in the employment agreement that constitute constructive termination, First Community Bank would be required to honor the terms of the agreement through the expiration of the then current term, including continuation of employee benefits and severance pay of a sum equal to the greater of the payments due for the remaining term of the agreement or three times the average of the five preceding years' salary, including bonuses and any of the cash compensation paid during those years. If Mr. Snider terminates employment voluntarily for reasons other than a constructive termination, First Community Bank may provide him a severance benefit, in the board's discretion, in an amount to be determined but not in excess of three times the five preceding years' salary.

         The employment agreement also provides for a severance payment to Mr. Snider if his employment is terminated following a change in control of Pocahontas Bancorp or First Community Bank. This payment will equal the greater of (1) the payments and benefits that would be due for the remaining term of the agreement or (2) 299% of the average of the five preceding calendar years' taxable compensation, subject to reduction to avoid an "excess parachute payment." First Community Bank would also continue his life, health, and disability coverage for 36 months, and would continue certain fringe benefits for the remainder of the term.

         Equity-Based Awards. Pursuant to the terms of North Arkansas Bancshares' stock option and incentive plan, all outstanding options to purchase North Arkansas Bancshares common stock held by North Arkansas Bancshares' executive officers and directors will become vested and exercisable upon completion of the merger. The following table sets forth the number of options held by executive officers and directors of North Arkansas Bancshares as of _____________, 2002:

                                                                Number of         Weighted Average
Name                                                       Outstanding Options     Exercise Price
----                                                       -------------------     --------------
Brad Snider............................................           11,109                $9.75
North Arkansas Bancshares outside directors as a group
(4 persons)............................................            9,333                 9.75

         The merger agreement provides that, upon completion of the merger, each outstanding and unexercised option to acquire shares of North Arkansas Bancshares common stock will cease to represent the right to acquire shares of North Arkansas Bancshares common stock and will become a right to acquire Pocahontas Bancorp common stock. The number of shares and the exercise price subject to the converted options will be adjusted for the exchange ratio in the merger. The duration and other terms of the new Pocahontas Bancorp options will be the same as the prior North Arkansas Bancshares options.

         Effects of the Merger on North Arkansas Bancshares Directors' Retirement Plan. Each of the current directors of North Arkansas Bancshares are participants in the Directors' Retirement Plan. The merger agreement provides that, upon completion of the merger, all amounts due under this plan to the beneficiaries will be paid. The amount due to Mr. Snider under the plan is approximately $153,000 and the aggregate amount due to the other directors of North Arkansas Bancshares is $____.

         Termination of North Arkansas Bancshares ESOP. North Arkansas Bancshares' employee stock ownership plan will terminate upon completion of the merger. The plan will sell sufficient unallocated shares of stock so that it will be able to repay its existing loan from North Arkansas Bancshares and will allocate any surplus Pocahontas Bancorp common stock to the accounts of the plan participants, including the executive officers of North Arkansas Bancshares, as investment earnings to the extent allowed under applicable law and in the manner specified in the governing documents of the plan. All participants will be fully vested in their accounts as of completion of the merger.

         First Community Board of Directors. The merger agreement provides that following completion of the merger, First Community Bank will expand its board of directors by up to three members and Pocahontas Bancorp and North Arkansas Bancshares will mutually agree on up to three persons to be appointed to that board. It is expected that three members of North Arkansas Bancshares' board of directors, including Brad Snider, will be appointed to the board of directors of First Community Bank. Each member of the Board of Directors will receive a monthly fee of $500 for service on the board.

         Advisory Board of Directors. The merger agreement provides that following completion of the merger, First Community Bank will establish an advisory board of directors and will appoint to it the former directors of North Arkansas Bancshares. The purpose of the advisory board is to advise Pocahontas Bancorp with respect to deposit and lending activities in North Arkansas Bancshares' market area and to develop customer relationships. Each member of the advisory board will receive an annual retainer fee of $1,800 for such services.

         Protection of North Arkansas Bancshares Directors and Officers Against Claims. Pocahontas Bancorp has agreed to indemnify and hold harmless each present and former director and officer of North Arkansas Bancshares from liability and expenses arising out of matters existing or occurring at or prior to the consummation of the merger to the fullest extent such persons would have been indemnified as a director or officer of North Arkansas Bancshares or any of its subsidiaries under Tennessee law and North Arkansas Bancshares' charter and bylaws. This indemnification extends to liability arising out of the transactions contemplated by the merger agreement. Pocahontas Bancorp has also agreed to advance any costs to each of these persons as they are incurred to the fullest extent permitted under Tennessee law. Pocahontas Bancorp has also agreed that it will use its best efforts to maintain a policy of directors' and officers' liability insurance coverage for the benefit of North Arkansas Bancshares' directors and officers for six years following consummation of the merger.

Employee Benefits Following the Merger

         Employees of North Arkansas Bancshares or Newport Federal Savings Bank who continue as employees of Pocahontas Bancorp or First Community Bank after the merger will receive credit for service with North Arkansas Bancshares or Newport Federal Savings Bank (for purposes of eligibility and vesting determination but not for benefit accrual purposes) under any similar existing Pocahontas Bancorp benefit plan or new Pocahontas Bancorp benefit plan in which the employees would be eligible to enroll. Pocahontas Bancorp will make available to continuing employees and their dependents employer-provided health coverage on the same basis as it provides such coverage to employees of Pocahontas Bancorp or First Community Bank, except that preexisting condition eligibility waiting period or other limitations and exclusions otherwise applicable under the plans to new employees shall not apply to such employees or their covered dependents who are covered under a similar Newport Federal Savings Bank plan on the merger effective date.

Acquisitions Generally

         Pocahontas Bancorp regularly evaluates acquisition opportunities and conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations may take place and future acquisitions involving cash, debt or equity securities may occur.

Regulatory Approvals

         The merger is subject to the approval of the Office of Thrift Supervision. On January 31, 2002, Pocahontas Bancorp filed an application for approval of the merger with the Office of Thrift Supervision. Pocahontas Bancorp expects Office of Thrift Supervision approval of the merger in May 2002.

         Under federal law, a period of 15 days must expire following approval by the Office of Thrift Supervision within which period the Department of Justice may file objections to the merger under the federal antitrust laws. The parties do not expect that the Department of Justice will object to the merger.

         It is a condition to the consummation of the merger that all requisite regulatory approvals be obtained without any conditions that are in Pocahontas Bancorp's reasonable judgement unduly burdensome. Although not expected, no assurance can be given that Office of Thrift Supervision approval will not contain any such condition or restriction.

                              THE MERGER AGREEMENT

         The following describes certain aspects of the proposed merger, including material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached as Appendix I to this document and is incorporated by reference into this document. We urge you to read the merger agreement carefully and in its entirety.

Terms of the Merger

         The merger agreement provides for the merger of North Arkansas Bancshares with and into Pocahontas Bancorp. Pocahontas Bancorp will be the surviving corporation after the merger. Each share of North Arkansas Bancshares common stock issued and outstanding immediately prior to the completion of the merger, except for certain shares of North Arkansas Bancshares common stock held by North Arkansas Bancshares as treasury stock or owned by Pocahontas Bancorp or its corporate affiliates, will be converted into that number of shares of Pocahontas Bancorp common stock equal to the number obtained by dividing $15.00 by the average of the closing bid price of Pocahontas Bancorp common stock of the NASDAQ National Market for the 15 consecutive trading days ending on the fifth business day before we complete the merger. We refer to the ratio of Pocahontas Bancorp common stock to be received for each share of North Arkansas Bancshares common stock as the "exchange ratio."

         Pocahontas Bancorp will not issue any fractional shares of Pocahontas Bancorp common stock in the merger. Instead, a North Arkansas Bancshares stockholder who otherwise would have received a fraction of a share of Pocahontas Bancorp common stock will receive an amount in cash. This cash amount shall be determined by multiplying the fraction of a share of Pocahontas Bancorp common stock to which such holder would otherwise be entitled by the average of the closing bid price of Pocahontas Bancorp common stock on the NASDAQ National Market for the 15 consecutive trading days ending on the fifth business day before we complete the merger.

Treatment of North Arkansas Bancshares Stock Options

         At the effective time of the merger, each outstanding North Arkansas Bancshares stock option granted under the North Arkansas Bancshares stock option and incentive plan will be converted into options to purchase Pocahontas Bancorp common stock.

         The number of shares of Pocahontas Bancorp common stock underlying the new Pocahontas Bancorp option will equal the number of shares of North Arkansas Bancshares common stock to which the corresponding North Arkansas Bancshares option was subject immediately prior to the effective time, multiplied by the exchange ratio. The per share exercise price of each new Pocahontas Bancorp option will equal the exercise price of the corresponding North Arkansas Bancshares option immediately prior to the effective time divided by the exchange ratio. All other terms of the North Arkansas Bancshares stock options will remain unchanged after the conversion.

         Pocahontas Bancorp has agreed to assume North Arkansas Bancshares' obligations with respect to the North Arkansas Bancshares stock options that are converted into Pocahontas Bancorp options as described above. Pocahontas Bancorp has agreed to file a registration statement with the SEC on an appropriate form to the extent necessary to register Pocahontas Bancorp common stock subject to the converted options.

Closing and Effective Time of the Merger

         The merger will be consummated only if all of the following occur:

        o the merger agreement is adopted by North Arkansas Bancshares shareholders;

        o         we obtain all required regulatory consents and approvals; and

        o all other conditions to the merger discussed in this document and the merger agreement are either satisfied or waived.

         The merger will become effective when a certificate of merger is filed with the Secretary of State of the State of Delaware and articles of merger are filed with the Tennessee Secretary of State, or at a later time as may be agreed upon by us and indicated in the certificate of merger and articles of merger in accordance with applicable law. In the merger agreement, the date for completion of the merger will be set by Pocahontas Bancorp in its sole discretion, but not later than 30 days after the last condition stated in the merger agreement is fulfilled or waived, or on another mutually agreed date. It is currently anticipated that the effective time will occur during the second calendar quarter of 2002, but we cannot guarantee when or if the merger will be consummated.

Representations, Warranties, Covenants and Agreements

         The merger agreement contains representations and warranties of North Arkansas Bancshares and Pocahontas Bancorp relating to their respective businesses that are customary in merger transactions. The representations in the merger agreement do not survive the effective time of the merger.

         Each of Pocahontas Bancorp and North Arkansas Bancshares has undertaken customary covenants that place restrictions on it and its subsidiaries until the effective time of the merger. In general, Pocahontas Bancorp and its subsidiaries and North Arkansas Bancshares and its subsidiary are required to conduct their business in the ordinary and usual course and to use their best efforts to preserve intact their business organizations and assets and to maintain their rights, franchises and relationships with others having business dealings with them. Pocahontas Bancorp and its subsidiaries and North Arkansas Bancshares and its subsidiary have also agreed to various specific restrictions relating to the conduct of their respective businesses. The merger agreement also contains mutual covenants relating to the preparation of this proxy statement/prospectus and the holding of a special meeting of North Arkansas Bancshares shareholders, access to information of the other party and public announcements with respect to the transactions contemplated by the merger agreement.

Declaration and Payment of Dividends

         North Arkansas Bancshares has agreed that it will not pay any regular or special dividends or distributions, without the consent of Pocahontas Bancorp.

Agreement Not to Solicit Other Offers

         North Arkansas Bancshares has agreed that it will not, and will use all reasonable efforts to cause its subsidiary and representatives and subsidiary's representatives not to, initiate, solicit or encourage any inquiries or any offer relating to a merger, acquisition or other transaction involving the purchase of all or a substantial part of the assets or any equity securities of North Arkansas Bancshares or its subsidiary. Subject to the discharge of its fiduciary duties, North Arkansas Bancshares has also agreed not to negotiate or provide any confidential information relating to any such acquisition proposal. North Arkansas Bancshares has agreed that it will promptly advise Pocahontas Bancorp following the receipt of any acquisition proposal.

Expenses and Fees

         Each party will bear all expenses incurred by it in connection with the negotiation and consummation of the transactions contemplated by the merger agreement, including fees and expenses of its own financial consultants, accountants and legal counsel. If the merger agreement is terminated by Pocahontas Bancorp or North Arkansas Bancshares based on a breach of a representation, warranty or covenant by the other of them, the breaching party will pay to the nonbreaching party all out-of-pocket costs and expenses incurred in connection with the merger.

Conditions to Consummation of the Merger

         Our respective obligations to consummate the merger are subject to the fulfillment or waiver of certain conditions, including:

         o the adoption of the merger agreement by the holders of the requisite number of shares of North Arkansas Bancshares common stock;

         o the receipt and effectiveness of all governmental and other approvals, registrations and consents, and the expiration of all related waiting periods required to consummate the merger and to issue Pocahontas Bancorp common stock;

         o the absence of action by any court or other governmental entity that prohibits consummation of the transactions contemplated by the merger agreement;

         o the registration statement with respect to the Pocahontas Bancorp common stock to be issued pursuant to the merger shall have become effective under the Securities Act and no stop order suspending the effectiveness of the registration statement will have been issued and no proceedings for that purpose will be pending or threatened by the SEC;

         o all permits and other authorizations under the securities laws and other authorizations necessary to consummate the merger and to issue the shares of Pocahontas Bancorp common stock in the merger will have been received and be in full force and effect;

         o the truth and correctness of the representations and warranties of each of us in the merger agreement, subject to certain specified exceptions, and the performance by each of us in all respects of our obligations under the merger agreement, except where the failure to perform would not have a material adverse effect;

         o neither of us shall have experienced a material adverse effect on our respective assets, financial condition or results of operations on a consolidated basis;

         o each of us shall have received the written opinion from our respective financial advisors with respect to the fairness of the merger from a financial point of view to our respective stockholders;

         o all corporate action required to be taken to authorize the execution and performance of the merger agreement shall have been taken by each of us; and

         o the receipt of an opinion from tax counsel with respect to the federal income tax effects of the merger.

         We cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this document, we have no reason to believe that any of these conditions will not be satisfied.

Possible Alternative Merger Structure

         The merger agreement provides that Pocahontas Bancorp is entitled to revise the structure of the merger. However, a change may be made only if:

         o there are no material adverse federal or state income tax consequences to shareholders of North Arkansas Bancshares or Newport Federal Savings Bank as a result of the modification;

         o the consideration to be paid to you under the merger agreement is not changed in kind or reduced in amount;

         o there are no material adverse changes to the benefits provided to directors, officers and other employees of North Arkansas Bancshares and Newport Federal Savings Bank; and

         o the modification will not be likely to delay materially or jeopardize the receipt of required regulatory approvals.

Amendment, Waiver and Termination of the Merger Agreement

         The merger agreement may be amended or modified, in accordance with applicable law, by our written agreement. The provisions of the merger agreement may be waived by the party benefitted by those provisions.

         The merger agreement may be terminated and the merger abandoned by us at any time before the merger is completed if we mutually agree to do so. In addition, the merger agreement may be terminated by either Pocahontas Bancorp or North Arkansas Bancshares:

         o if the other of them shall have breached any representation, warranty, covenant or other obligation that results in a material adverse effect and the breach cannot be or is not remedied within 30 days;

         o if the merger is not consummated by July 31, 2002, unless the failure to consummate the merger is due to the failure by the terminating party to perform its agreements set forth in the merger agreement;

         o if any regulatory authority whose approval has been requested advises in writing that its approval is unlikely to be granted, unless the failure to obtain the approval is due to the terminating party's failure to perform its agreements in the merger agreement; or

         o if the approval of the North Arkansas Bancshares shareholders shall not be obtained at the special meeting.

         The merger agreement may also be terminated by Pocahontas Bancorp if the average of the closing bid price of Pocahontas Bancorp common stock for the 15 consecutive trading days ending on the fifth business day before the closing date is less than $7.00. The merger agreement also may be terminated by North Arkansas Bancshares if the average of the closing bid price of Pocahontas Bancorp common stock during that period is greater than $11.00.

         Effect of Termination. If the merger agreement is terminated, it will become void and there will be no liability on the part of either Pocahontas Bancorp or North Arkansas Bancshares, except that termination will not relieve a breaching party from liability for any willful breach of the merger agreement and each party will bear its own costs and expenses incurred by it in connection with the transactions contemplated by the merger agreement.

                           THE STOCK OPTION AGREEMENT

         The following description, which sets forth the material provisions of the stock option agreement, is subject to the full text of, and qualified in its entirety by reference to, the stock option agreement, which is attached as Appendix II to this document and is incorporated by reference into this document. You are urged to read this document carefully and in its entirety.

The Stock Option

         At the same time we entered into the merger agreement, we also entered into a stock option agreement. Under the terms of the stock option granted by North Arkansas Bancshares to Pocahontas Bancorp, Pocahontas Bancorp may purchase up to 55,802 shares of North Arkansas Bancshares common stock at an exercise price of $11.25 per share. This exercise price represents the closing stock price of North Arkansas Bancshares common stock on November 19, 2001, the last trading day prior to the execution of the merger agreement and the stock option agreement. The terms of the stock option agreement are summarized below.

Purpose of the Stock Option Agreement

         The stock option agreement may have the effect of making an acquisition or other business combination of North Arkansas Bancshares by or with a third party more costly because of the need in any transaction to acquire any shares issued pursuant to the stock option agreement or because of any cash payments made pursuant to the stock option agreement. The stock option agreement may, therefore, discourage certain third parties from proposing an alternative transaction to the current merger proposed by us, including one that might be more favorable from a financial point of view to the shareholders of North Arkansas Bancshares than the merger.

         To our best knowledge, no event giving rise to the right to exercise the stock option has occurred as of the date of this document.

Exercise; Expiration

         Pocahontas Bancorp can exercise its option if both an initial triggering event and a subsequent triggering event occur prior to the occurrence of an exercise termination event, as these terms are described below. The purchase of any shares of North Arkansas Bancshares stock pursuant to the option is subject to compliance with applicable law, which may require regulatory approval.

         The stock option agreement describes a number of different events as initial triggering events. Generally, an initial triggering event will occur if North Arkansas Bancshares enters into an acquisition transaction other than the merger agreement. As used in the stock option agreement, the term acquisition transaction means:

         o a merger or consolidation or any similar transaction involving North Arkansas Bancshares, other than a merger involving only North Arkansas Bancshares and its subsidiary;

         o a purchase, lease or other acquisition of all or substantially all of the assets of North Arkansas Bancshares or any of its significant subsidiaries; or

         o a purchase or other acquisition of securities representing 25% or more of the voting power of North Arkansas Bancshares or any significant subsidiary.

         The stock option agreement generally defines the term subsequent triggering event to mean any of the following events or transactions:

         o the acquisition by a third party of beneficial ownership of 25% or more of the outstanding common stock of North Arkansas Bancshares; or

         o        the occurrence of an initial triggering event.

         The stock option agreement defines the term exercise termination event to mean any of the following:

         o        completion of the merger;

         o termination of the merger agreement in accordance with its terms before an initial triggering event; or

         o the passage of 12 months, if the termination follows or occurs at the same time as the occurrence of an initial triggering event.

         If the option becomes exercisable, it may be exercised in whole or in part within 120 days following the subsequent triggering event. Pocahontas Bancorp's right to exercise the option and certain other rights under the stock option agreement are subject to an extension in order to obtain required regulatory approvals and comply with applicable regulatory waiting periods and to avoid liability under the short-swing trading restrictions contained in
Section 16(b) of the Securities Exchange Act. Nevertheless, Pocahontas Bancorp may not exercise its option if it is in material breach of any of its covenants or agreements under the merger agreement.

Rights under the Stock Option Agreement

         At any time after a repurchase event, as this term is described below, and prior to the date that is 12 months immediately thereafter, upon the request of Pocahontas Bancorp, North Arkansas Bancshares may be required to repurchase the option and all or any part of the shares issued under the option. The repurchase of the option will be at a price per share equal to the option price plus the amount by which the applicable price, as that term is defined in the stock option agreement, exceeds the option price. The term repurchase event is defined to mean:

        o the acquisition by any third party of beneficial ownership of 50% or more of the then outstanding shares of North Arkansas Bancshares' common stock; or

        o         the consummation of an acquisition transaction.

         If, prior to an exercise termination event, North Arkansas Bancshares enters into certain transactions in which it is not the surviving corporation, certain fundamental changes in its capital stock occur, or it sells all or substantially all of its or its significant subsidiary's assets, the option will be converted into, or be exchanged for, a substitute option, at Pocahontas Bancorp's election, of

        o the continuing or surviving corporation of a consolidation or merger with North Arkansas Bancshares;

        o North Arkansas Bancshares in a merger in which it is the continuing or surviving person;

        o the transferee of all or substantially all of the consolidated assets of North Arkansas Bancshares; or

        o         any person that controls any of these entities.

         The substitute option will have the same terms as the original option. However, if because of legal reasons the terms of the substitute option cannot be the same as those of the option, the terms of the substitute option will be as similar as possible and in no event less advantageous to Pocahontas Bancorp.

                              ACCOUNTING TREATMENT

         The merger will be accounted for as a "purchase," as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes. Under purchase accounting, the assets and liabilities of North Arkansas Bancshares as of the effective time of the merger will be recorded at their respective fair values and added to those of Pocahontas Bancorp. Any excess of purchase price over the fair values is recorded as goodwill. Goodwill resulting from this transaction will be reported as an asset and will not be amortized against earnings unless it becomes impaired based on analyses performed by Pocahontas Bancorp on a periodic basis. Financial statements of Pocahontas Bancorp issued after the merger would reflect such fair values and would not be restated retroactively to reflect the historical financial position or results of operations of North Arkansas Bancshares.

             MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following section describes the material federal income tax consequences of the merger to holders of North Arkansas Bancshares common stock who hold the common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. This section does not apply to special classes of taxpayers, such as:

        o         financial institutions;

        o         insurance companies;

        o         tax-exempt organizations;

        o         dealers in securities or currencies;

        o traders in securities that elect to use a mark to market method of accounting;

        o persons that hold North Arkansas Bancshares common stock as part of a straddle or conversion transaction;

        o         persons who are not citizens or residents of the United
                  States; or

        o stockholders who acquired their shares of North Arkansas Bancshares common stock through the exercise of an employee stock option or otherwise as compensation.

         The following is based upon the Internal Revenue Code, its legislative history, existing and proposed regulations thereunder and published rulings and decisions, all as currently in effect as of the date of this proxy statement/prospectus, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws are not addressed in this document. Determining the actual tax consequences of the merger to you may be complex. They will depend on your specific situation and on factors that are not within our control. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

         Tax Consequences of the Merger Generally. It is a condition to the merger that North Arkansas Bancshares and Pocahontas Bancorp receive a legal opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., counsel to Pocahontas Bancorp, to the effect that:

        o the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

        o no gain or loss will be recognized by Pocahontas Bancorp or its stockholders or subsidiaries or by North Arkansas Bancshares or its subsidiary as a result of the merger;

        o no gain or loss will be recognized by shareholders of North Arkansas Bancshares who receive shares of Pocahontas Bancorp common stock in exchange for shares of North Arkansas Bancshares common stock, except with respect to cash received in lieu of fractional share interests;


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         o        the holding period of Pocahontas Bancorp common stock received in exchange for shares of North Arkansas Bancshares common stock will include the holding period of the North Arkansas Bancshares common stock for which it is exchanged; and

         o the basis of the Pocahontas Bancorp common stock received in the merger will be the same as the basis of the North Arkansas Bancshares common stock for which it is exchanged, less any basis attributable to fractional shares for which cash is received.

         In rendering this opinion, counsel may require and rely upon representations contained in letters and certificates to be received from North Arkansas Bancshares, Pocahontas Bancorp and others. This tax opinion will not be binding on the Internal Revenue Service. Neither Pocahontas Bancorp nor North Arkansas Bancshares intends to request any ruling from the Internal Revenue Service as to the federal income tax consequences of the merger.

         Cash Received in Lieu of a Fractional Share of Pocahontas Bancorp Common Stock. A stockholder of North Arkansas Bancshares who receives cash in lieu of a fractional share of Pocahontas Bancorp common stock will be treated as having received the fractional share pursuant to the merger and then as having exchanged the fractional share for cash in a redemption by Pocahontas Bancorp. As a result, a North Arkansas Bancshares stockholder will generally recognize gain or loss equal to the difference between the amount of cash received and the portion of the basis of the shares of Pocahontas Bancorp common stock allocable to his or her fractional interest. This gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the date of the exchange, the holding period for such shares is greater than one year. Long-term capital gain of a non-corporate holder is generally subject to tax at a maximum federal tax rate of 20%.

         Backup Withholding and Information Reporting. Payments of cash to a holder surrendering shares of North Arkansas Bancshares common stock will be subject to information reporting and backup withholding at a rate of 30% of the cash payable to the holder, unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding, and meets certain other conditions. Any amounts withheld from payments to a holder under the backup withholding rules will be allowed as a refund or credit against the holder's federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

                 DESCRIPTION OF POCAHONTAS BANCORP CAPITAL STOCK

         In this section, we describe the material features and rights of the Pocahontas Bancorp capital stock after the merger. This summary is qualified in its entirety by reference to applicable Delaware law, and Pocahontas Bancorp's certificate of incorporation and bylaws. See "WHERE YOU CAN FIND MORE INFORMATION" on page __.

General

         Pocahontas Bancorp is authorized to issue 8,000,000 shares of common stock having a par value of $0.01 per share and 500,000 shares of preferred stock having a par value of $0.01 per share. Each share of Pocahontas Bancorp common stock has the same relative rights as, and is identical in all respects to, each other share of Pocahontas Bancorp common stock.

         As of _____________, 2002, there were 4,468,860 shares of common stock of Pocahontas Bancorp outstanding, 2,501,008 shares of common stock of Pocahontas Bancorp were held in treasury and 144,181 shares of common stock of Pocahontas Bancorp were reserved for issuance pursuant to Pocahontas Bancorp's employee benefit plans and the Pocahontas Bancorp stock option plan. After giving effect to the merger on a pro forma basis, approximately _________ shares of Pocahontas Bancorp common stock will be outstanding. The precise number of shares of Pocahontas Bancorp common stock to be issued in the merger cannot be determined until the exchange ratio is set.



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Common Stock

         Dividends. Subject to certain regulatory restrictions, Pocahontas Bancorp can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its board of directors. Funds for Pocahontas Bancorp dividends are generally provided through dividends from First Community Bank. The payment of dividends by First Community Bank is subject to limitations that are imposed by law and applicable regulation. The holders of common stock of Pocahontas Bancorp are entitled to receive and share equally in such dividends as may be declared by the board of directors of Pocahontas Bancorp out of funds legally available therefor. If Pocahontas Bancorp issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

         Voting Rights. The holders of common stock of Pocahontas Bancorp possess exclusive voting rights in Pocahontas Bancorp. They elect the Pocahontas Bancorp board of directors and act on such other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the board of directors. Each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. If Pocahontas Bancorp issues preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require an 80% stockholder vote, which is calculated after giving effect to a provision limiting voting rights. This provision in Pocahontas Bancorp's certificate of incorporation provides that stockholders who beneficially own in excess of 10% of the then outstanding shares of common stock of Pocahontas Bancorp are not entitled to any vote with respect to the shares held in excess of the 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate as well as persons acting in concert with such person or entity.

         Liquidation. In the event of any liquidation, dissolution or winding up of First Community Bank, Pocahontas Bancorp, as holder of First Community Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of First Community Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to eligible account holders, all assets of First Community Bank available for distribution. In the event of liquidation, dissolution or winding up of Pocahontas Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all of its debts and liabilities, all of the assets of Pocahontas Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the Pocahontas Bancorp common stock in the event of liquidation or dissolution.

         Preemptive Rights. Holders of Pocahontas Bancorp common stock are not entitled to preemptive rights with respect to any shares that may be issued. The Pocahontas Bancorp common stock is not subject to redemption.

Preferred Stock

         Shares of Pocahontas Bancorp preferred stock may be issued with such designations, powers, preferences and rights as the Pocahontas Bancorp board of directors may from time to time determine. The Pocahontas Bancorp board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

General

         Pocahontas Bancorp and North Arkansas Bancshares are incorporated under the laws of the States of Delaware and Tennessee, respectively. Accordingly, the rights of Pocahontas Bancorp shareholders and North Arkansas Bancshares shareholders are governed by the laws of the States of Delaware and Tennessee, respectively. As a result of the merger, North Arkansas Bancshares shareholders will become stockholders of Pocahontas Bancorp. Thus, following the merger, the rights of North Arkansas Bancshares shareholders who become Pocahontas Bancorp stockholders in the merger will be governed by the laws of the State of Delaware and by the Pocahontas

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



Bancorp certificate of incorporation and bylaws. The Pocahontas Bancorp certificate of incorporation and bylaws will be unaltered by the merger.

Comparison of Stockholders' Rights

         Set forth on the following pages is a summary comparison of material differences between the rights of a Pocahontas Bancorp stockholder under the Pocahontas Bancorp certificate of incorporation and bylaws and Delaware law (right column) and the rights of a shareholder under the North Arkansas Bancshares charter and bylaws and Tennessee law (left column). The summary set forth below is not intended to provide a comprehensive summary of Delaware or Tennessee law or of each company's governing documents. This summary is qualified in its entirety by reference to the full text of the Pocahontas Bancorp certificate of incorporation and bylaws, and the North Arkansas Bancshares charter and bylaws.


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



                            NORTH ARKANSAS BANCSHARES

                                  CAPITAL STOCK
                               Authorized Capital

9 million shares of common stock, par value $0.01 per share, 3 million shares of preferred stock, par value $0.01 per share. As of _________, 2002, there were __________ shares of North Arkansas Bancshares common stock issued and outstanding, _________ shares reserved for issuance and no shares of preferred stock issued and outstanding.

                               POCAHONTAS BANCORP

                                  CAPITAL STOCK
                               Authorized Capital

8 million shares of common stock, par value $0.01 per share, 500,000 shares of preferred stock, par value $0.01 per share. As of ___________, 2002, there were _________ shares of Pocahontas Bancorp common stock issued and outstanding,
__________ shares reserved for issuance and no shares of preferred stock issued and outstanding.

                               BOARD OF DIRECTORS
                               Number of Directors

         Such number as is fixed by the board of directors from time to time. Pocahontas Bancorp currently has seven directors (and one vacant board seat) and North Arkansas Bancshares has five directors. See "THE MERGER- Board of Directors and Management of Pocahontas Bancorp Following the Merger" on page __ for a description of the Pocahontas Bancorp board of directors after the merger.

                    Vacancies and Newly Created Directorships

Filled by a vote of at least two-thirds of the directors then in office. The person who fills any such vacancy holds office for a term expiring at the next meeting of shareholders at which directors are elected.

Filled by a majority vote of the directors then in office. The person who fills any such vacancy holds office for the unexpired term of the director to whom such person succeeds.

                          Special Meetings of the Board

Special meetings of the board of directors may be called by at least one-third of the directors then in office, or by the Chairman of the Board or the President.

Special meetings of the board of directors may be called by a majority of the directors then in office, or by the Chairman of the Board or the Chief Executive Officer.

                                Cumulative Voting

         No cumulative voting for election of directors is provided for shareholders of North Arkansas Bancshares or stockholders of Pocahontas Bancorp.

                              Classes of Directors

         The chartering instruments of each of North Arkansas Bancshares and Pocahontas Bancorp provide that their respective boards of directors are divided into three classes of directors as nearly equal in number as possible, with each class elected to a staggered three-year term.

                                     Removal

         North Arkansas Bancshares' charter and Pocahontas Bancorp's certificate of incorporation each provide that directors may be removed only for cause and only by the affirmative vote of the holders of at least 80% of the

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



outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

                            Nominations of Directors

North Arkansas Bancshares' charter provides that nominations for the election of directors may be made by any shareholder if he gives written notice to the Corporate Secretary no fewer than 30 days nor more than 60 days prior to the shareholders' meeting. The notice must include certain required information.

Pocahontas Bancorp's bylaws provide that stockholders may make nominations for the board of directors if made in writing and delivered to the Corporate Secretary not less than 90 days prior to the date of the meeting. The notice for such nominations must contain certain requisite information.

                       STATE LAW ANTI-TAKEOVER PROVISIONS

Tennessee law includes a provision that a Tennessee corporation may not engage in a business combination with an "interested shareholder" for a period of five years after the shareholder becomes an interested shareholder, unless the business combination or the transaction by which the shareholder became an interested shareholder is approved by the corporation's board of directors prior to the date that the shareholder became an interested shareholder, or the transaction is exempt from the law. However, this provision is not applicable to Tennessee corporations, such as North Arkansas Bancshares, that have de-registered their common stock under the Securities Exchange Act of 1934.

Pocahontas Bancorp is subject to Delaware law which prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after that person becomes an interested stockholder unless (with certain exceptions) the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally an "interested stockholder" is a person who, together with affiliates and associates, owns 15% or more of the corporation's voting stock.

               CONTROL SHARE ACQUISITIONS; INVESTOR PROTECTION ACT

         North Arkansas Bancshares is subject to Tennessee law, which generally provides that "control shares" will not have any voting rights. Control shares are shares acquired by a person under certain circumstances which, when added to other shares owned, would give that person effective control over one-fifth, one-third or a majority of all voting power in the election of directors. Voting rights will be restored to control shares by resolution approved by the affirmative vote of a majority of the corporation's voting stock other than shares held by the owner of the control shares, officers of the corporation, and directors of the corporation. If voting rights are granted to control shares which give the holder a majority of all voting power in the election of directors, then the corporation's other shareholders may require the corporation to redeem their shares at fair value. This law is not currently applicable to North Arkansas Bancshares because its charter does not contain a specific provision "opting in" to this statute. Delaware law, to which Pocahontas Bancorp is subject, contains no provision equivalent to the Tennessee control share statute.

         Tennessee law also provides that unless a Tennessee corporation's board of directors has recommended a take-over offer to shareholders, no offeror beneficially owning 5% or more of any class of equity securities of the offeree company, any of which was purchased within the preceding year, may make a tender offer of for any class of equity security of the offeree company if after completion the offeror would be a beneficial owner of more than 10% of any class of outstanding equity securities of the company, unless the offeror, before making the purchase, makes a public announcement of his intention with respect to changing or influencing the management or control of the offeree company; makes a full, fair and effective disclosure of such intention to the person from whom he intends to acquire such securities; and files with the Tennessee Commissioner of Commerce and Insurance and the offeree company a statement signifying his intentions and containing such additional information as may be prescribed by

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



the Commissioner. This law applies to North Arkansas Bancshares, a Tennessee corporation. No similar Delaware law exists with respect to Pocahontas Bancorp.

              SUPER-MAJORITY VOTE ON CERTAIN BUSINESS COMBINATIONS

         The charter of North Arkansas Bancshares and the certificate of incorporation of Pocahontas Bancorp each provides that holders of at least 80% of the outstanding shares of voting stock must approve certain "business combinations" involving a "related person" or an "interested stockholder" except in cases where the proposed transaction has been approved in advance by at least a two-thirds vote of those members of the board of directors who are unaffiliated with the related person or interested stockholder. The term "related person" or "interested stockholder" includes any individual or entity that beneficially owns or controls 10% or more of the outstanding shares of voting stock. The term "business combination" includes a merger or consolidation with or into any related person or interested stockholder, the issuance of securities to that person, or the acquisition of any securities of that person.

                              10% VOTING LIMITATION

The charter of North Arkansas Bancshares provides that for a period of five years from its initial public offering in December 1997, no person shall directly or indirectly acquire beneficial ownership of more than 10% of any class of equity security, unless the acquisition is approved in advance by at least a two- thirds vote of the "continuing directors" of North Arkansas Bancshares. Where any person does acquire more than 10%, the securities owned in excess of 10% shall not be counted as shares entitled to vote.

The certificate of incorporation of Pocahontas Bancorp provides that a holder of more than 10% of the then-outstanding shares of common stock of Pocahontas Bancorp will not be permitted to vote in respect of shares held in excess of the 10% limit. There is no provision for a waiver by the board of directors of this 10% voting limitation.




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



                             "FAIR PRICE" PROVISIONS

The charter of North Arkansas Bancshares does not contain "fair price" provisions.

The certificate of incorporation of Pocahontas Bancorp contains "fair price provisions" which are designed to discourage attempts to take over Pocahontas Bancorp by utilizing two-tier pricing tactics or by acquiring less than all of Pocahontas Bancorp's outstanding shares. The charter provisions state generally that if an interested stockholder has paid for shares with varying forms of consideration, the aggregate amount of the cash and the fair market value of other consideration received shall be at least equal to certain specified minimum amounts. The fair price provisions would not apply if the transaction has been approved by at least a two-thirds vote of the disinterested directors of Pocahontas Bancorp.

                             ACTION BY STOCKHOLDERS
                         Consent Action by Stockholders

Under Tennessee law and the bylaws of North Arkansas Bancshares, shareholders are entitled to take action without a meeting if all shareholders consent to taking such action in writing.

Pocahontas Bancorp's certificate of incorporation states that no action that requires the approval of stockholders may be taken without a meeting.

                        Special Meetings of Stockholders

         The chartering instruments of Pocahontas Bancorp and North Arkansas Bancshares both provide that special meetings of stockholders may only be called by the board of directors (or a committee of the board), and may not be called by stockholders.

                     Stockholder Vote Required for a Merger

         Generally, Tennessee and Delaware law requires the approval of a majority of all votes entitled to be cast to approve a merger.

                         DISSENTERS' OR APPRAISAL RIGHTS

Under Tennessee law, a shareholder of a Tennessee corporation like North Arkansas Bancshares is generally entitled to receive payment of the fair value of his stock if the shareholder dissents from a proposed merger.

Under Delaware law, a stockholder of a Delaware corporation like Pocahontas Bancorp is generally entitled to receive payment of the fair value of his stock if the stockholder dissents from the merger. However, dissenters' rights generally are not available to holders of shares, such as shares of Pocahontas Bancorp common stock, that are designated as a National Market security on an interdealer quotation system.

                                PREEMPTIVE RIGHTS

         Both Tennessee and Delaware law provide generally that stockholders do not have preemptive rights unless otherwise provided in a corporation's chartering instrument. Neither the Pocahontas Bancorp certificate of incorporation nor the North Arkansas Bancshares charter provides for preemptive rights.

                                 INDEMNIFICATION

The charter of North Arkansas Bancshares provides for indemnification of its directors and officers to the fullest extent permitted by Tennessee law. Under Tennessee law, a corporation may indemnify an individual against liability because he was a director or officer if the individual conducted himself in good faith and reasonably believed that his conduct in his official capacity was in the best interest of the corporation; in all other cases, that the conduct was at least not opposed to the best interest of the corporation; and in the case of any criminal proceeding, that the individual had no reasonable cause to believe the conduct was unlawful. A director or officer may not be indemnified in a proceeding by or in the right of the corporation (except for reasonable expenses under certain circumstances) or in connection with any proceeding in which his conduct was adjudged liable on the basis that personal benefit was improperly received by him.

Pocahontas Bancorp's certificate of incorporation provides for indemnification of its directors and officers to the fullest extent provided by Delaware law. Delaware law generally provides for indemnification against liability incurred because a person is a director or officer if that individual conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation in which the individual was adjudged liable to the corporation unless the court determines that such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper.


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         DISCUSSION OF ANTI-TAKEOVER PROTECTION IN POCAHONTAS BANCORP'S
         CERTIFICATE OF INCORPORATION AND BYLAWS AND UNDER DELAWARE LAW

General

         Certain provisions of the Pocahontas Bancorp certificate of incorporation and bylaws may have anti- takeover effects. These provisions may discourage attempts by others to acquire control of Pocahontas Bancorp without negotiation with the Pocahontas Bancorp board of directors. The effect of these provisions is discussed briefly below. All of the provisions discussed below are contained in Pocahontas Bancorp's certificate of incorporation and bylaws currently.

Authorized Stock

         The shares of Pocahontas Bancorp common stock and Pocahontas Bancorp preferred stock authorized by Pocahontas Bancorp's certificate of incorporation but not issued provide the Pocahontas Bancorp board of directors with the flexibility to effect certain financings, acquisitions, stock dividends, stock splits and stock-based grants without the need for a stockholder vote. The Pocahontas Bancorp board of directors, consistent with its fiduciary duties, could also authorize the issuance of these shares, and could establish voting, conversion, liquidation and other rights for the Pocahontas Bancorp preferred stock being issued, in an effort to deter attempts to gain control of Pocahontas Bancorp.

Classification of Board of Directors; No Cumulative Voting

         Pocahontas Bancorp's certificate of incorporation and bylaws provide that the board of directors of Pocahontas Bancorp is divided into three classes of as nearly equal size as possible, with one class elected annually to serve for a term of three years. This classification of the Pocahontas Bancorp board of directors may discourage a takeover of Pocahontas Bancorp because a stockholder with a majority interest in Pocahontas Bancorp would have to wait for at least two consecutive annual meetings of stockholders to elect a majority of the members of the Pocahontas Bancorp board of directors. Pocahontas Bancorp's certificate of incorporation also does not and will not, after the merger, authorize cumulative voting for the election of directors of Pocahontas Bancorp.

Size of Board; Vacancies; Removal of Directors

         The provisions of Pocahontas Bancorp's certificate of incorporation and bylaws giving the Pocahontas Bancorp board of directors the power to determine the exact number of directors and to fill any vacancies or newly created positions, and allowing removal of directors only for cause upon an 80% vote of stockholders are intended to ensure that the classified board provisions discussed above are not circumvented by the removal of incumbent directors. Furthermore, since Pocahontas Bancorp stockholders do not, and will not, after the merger, have the ability to call special meetings of stockholders, a stockholder seeking to have a director removed for cause generally will be able to do so only at an annual meeting of stockholders. These provisions could make the removal of any director more difficult, even if such removal were desired by the stockholders of Pocahontas Bancorp. In addition, these provisions of Pocahontas Bancorp's certificate of incorporation and bylaws could make a takeover of Pocahontas Bancorp more difficult under circumstances where the potential acquiror seeks to do so through obtaining control of the Pocahontas Bancorp board of directors.

Special Meetings of Stockholders

         The provisions of Pocahontas Bancorp's certificate of incorporation and bylaws relating to special meetings of stockholders are intended to enable the Pocahontas Bancorp board of directors to determine if it is appropriate for Pocahontas Bancorp to incur the expense of a special meeting in order to present a proposal to Pocahontas Bancorp stockholders. If the Pocahontas Bancorp board of directors determines not to call a special meeting, stockholder proposals could not be presented to the stockholders for action until the next annual meeting, or until such proposal is properly presented before an earlier duly called special meeting, because stockholders cannot call a special

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meeting. In addition, these provisions could make a takeover of Pocahontas
Bancorp more difficult under circumstances where the potential acquiror seeks to do so through obtaining control of the Pocahontas Bancorp board of directors.

Delaware Anti-Takeover Restrictions

         Delaware corporate law provides that a person who owns 15% or more of the outstanding voting stock of a Delaware corporation may not merge or effect another business combination with that corporation for three years following the date the person acquires the share position. The law exempts certain transactions, including transactions approved by the corporation's board of directors, and a corporation may exempt itself from the requirements of this law. However, the board of directors of Pocahontas Bancorp has not proposed to exempt itself; therefore, this legal provision may discourage attempts by others to acquire control of Pocahontas Bancorp without negotiating with Pocahontas Bancorp's board of directors.

Stockholder Action by Unanimous Written Consent

         The purpose of the provision in Pocahontas Bancorp's certificate of incorporation prohibiting stockholder action by written consent is to prevent any person or persons holding the percentage of the voting stock of Pocahontas Bancorp otherwise required to take corporate action from taking such action without giving notice to other stockholders and without the procedures of a stockholder meeting.

Amendment of Certificate of Incorporation and Bylaws

         The requirements in Pocahontas Bancorp's certificate of incorporation and bylaws for an 80% stockholder vote for the amendment of certain provisions of Pocahontas Bancorp's certificate of incorporation and Pocahontas Bancorp's bylaws is intended to prevent a stockholder who controls a majority of the Pocahontas Bancorp stock from avoiding the requirements of important provisions of Pocahontas Bancorp's certificate of incorporation or bylaws simply by amending or repealing them. Thus, the holders of a minority of the shares of the Pocahontas Bancorp stock could block the future repeal or modification of Pocahontas Bancorp's bylaws and certain provisions of the certificate of incorporation, even if such action were deemed beneficial by the holders of more than a majority, but less than 80%, of the Pocahontas Bancorp common stock.

                                     EXPERTS

         The consolidated financial statements of Pocahontas Bancorp and its subsidiaries as of September 30, 2001 and 2000, and for each of the years in the three-year period ended September 30, 2001, have been incorporated by reference into this document and in reliance upon the report of Deloitte & Touche LLP, independent certified public accountants, incorporated by reference in Pocahontas Bancorp's Annual Report on Form 10-K for the year ended September 30, 2001, which is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The legality of the common stock being offered hereby has been opined upon for Pocahontas Bancorp by Luse Lehman Gorman Pomerenk & Schick, P.C., Washington, D.C., special counsel to Pocahontas Bancorp. Certain other legal matters in connection with the merger will be passed upon for North Arkansas Bancshares by Stradley Ronon Stevens & Young, LLP, Washington, D.C. Luse Lehman Gorman Pomerenk & Schick, P.C. will also pass upon certain tax matters for both Pocahontas Bancorp and North Arkansas Bancshares.

                                  OTHER MATTERS

         As of the date of this document, the North Arkansas Bancshares board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this document. However, if any

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


other matter shall properly come before the special meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of special meeting. However, no proxy that is voted against the merger agreement will be voted in favor of any adjournment or postponement.

North Arkansas Bancshares 2002 Annual Meeting Shareholder Proposals

         North Arkansas Bancshares will hold a 2002 annual meeting of stockholders only if the merger is not consummated before the time of such meeting. The North Arkansas Bancshares charter provides an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Corporate Secretary of North Arkansas Bancshares not less than 30 and not more than 60 days before the date originally fixed for the meeting; provided, however, that in the event less than 40 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date on which North Arkansas Bancshares' notice to shareholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by shareholders must include the shareholder's name and address, as they appear on North Arkansas Bancshares' record of shareholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of North Arkansas Bancshares' capital stock that are beneficially owned by such shareholder and any material interest of the shareholder in the proposed business. In the case of nominations to the board of directors, certain information regarding the nominee must be provided.

                          AGREEMENT AND PLAN OF MERGER

                                 By and Between

                            POCAHONTAS BANCORP, INC.

                                       And

                         NORTH ARKANSAS BANCSHARES, INC.


                          Dated as of November 20, 2001

                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS


                                                                            Page
ARTICLE I
         CERTAIN DEFINITIONS.................................................2
         Section 1.01 Definitions............................................2

ARTICLE II
         THE MERGER AND EXCHANGE OF SHARES...................................6
         Section 2.01  Conversion and Exchange of Shares.....................6
         Section 2.02  The Exchange Ratio....................................7
         Section 2.04  Authorization for Issuance of Pocahontas Bancorp
                       Common Stock; Exchange of Certificates................7
         Section 2.05  No Fractional Shares..................................9
         Section 2.06  Stock Options.........................................9

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF NARK..............................10
         Section 3.01  Organization..........................................10
         Section 3.02  Capitalization........................................11
         Section 3.03  Authority; No Violation...............................11
         Section 3.04  Consents..............................................12
         Section 3.05  Financial Statements..................................12
         Section 3.06  Taxes.................................................13
         Section 3.07  No Material Adverse Effect............................13
         Section 3.08  Contracts.............................................13
         Section 3.09  Ownership of Property; Insurance Coverage.............14
         Section 3.10  Legal Proceedings.....................................15
         Section 3.11  Compliance With Applicable Law........................15
         Section 3.12  Employee Benefit Plans................................16
         Section 3.13  Brokers, Finders and Financial Advisors...............18
         Section 3.14  Environmental Matters.................................18
         Section 3.15  Loan Portfolio........................................19
         Section 3.16  Information to be Supplied............................19
         Section 3.17  Securities Documents..................................19
         Section 3.18  Related Party Transactions............................19
         Section 3.19  Schedule of Termination Benefits......................19
         Section 3.20  Loans.................................................19
         Section 3.21  Antitakeover Provisions Inapplicable..................20
         Section 3.22  Fairness Opinion......................................20

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF POCAHONTAS BANCORP................20
         Section 4.01  Organization..........................................20
         Section 4.02  Capitalization........................................21
         Section 4.03  Authority; No Violation...............................21
         Section 4.04  Consents..............................................22
         Section 4.05  Financial Statements..................................22
         Section 4.06  Taxes.................................................23

         Section 4.07  No Material Adverse Effect...........................23
         Section 4.08  Ownership of Property; Insurance Coverage; Contracts.23
         Section 4.09  Legal Proceedings....................................24
         Section 4.10  Compliance With Applicable Law.......................24
         Section 4.11  Information to be Supplied...........................25
         Section 4.12  ERISA and Employment Arrangements....................25
         Section 4.13  Securities Documents.................................26
         Section 4.14  Environmental Matters................................26
         Section 4.15  Loan Portfolio.......................................26
         Section 4.16  Brokers, Finders and Financial Advisors..............26
         Section 4.17  Loans................................................27
         Section 4.18  Antitakeover Provisions Inapplicable.................27
         Section 4.19  Fairness Opinion.....................................27
         Section 4.20  Related Party Transactions...........................27

ARTICLE V
         COVENANTS OF THE PARTIES...........................................27
         Section 5.01. Conduct of NARK's Business...........................27
         Section 5.02. Access; Confidentiality..............................30
         Section 5.03. Regulatory Matters and Consents......................31
         Section 5.04. Taking of Necessary Action...........................31
         Section 5.05. Certain Agreements...................................32
         Section 5.06. No Other Bids and Related Matters....................33
         Section 5.07. Duty to Advise; Duty to Update NARK's  Disclosure
                       Schedule.............................................34
         Section 5.08. Conduct of Pocahontas Bancorp's Business.............34
         Section 5.09. Board and Committee Minutes..........................34
         Section 5.10. Undertakings by Pocahontas Bancorp and NARK..........34
         Section 5.11. Employee and Termination Benefits; Directors and
                       Management...........................................36
         Section 5.12. Duty to Advise; Duty to Update Pocahontas Bancorp's
                            Disclosure Schedule.............................38
         Section 5.13. Affiliate Letter.....................................38

ARTICLE VI
         CONDITIONS.........................................................38
         Section 6.01. Conditions to NARK's Obligations under this
                       Agreement............................................38
         Section 6.02. Conditions to Pocahontas Bancorp's Obligations under this Agreement.......................................40

ARTICLE VII
         TERMINATION, WAIVER AND AMENDMENT..................................41
         Section 7.01  Termination..........................................41
         Section 7.02  Effect of Termination................................42

ARTICLE VIII
         MISCELLANEOUS......................................................42
         Section 8.01. Expenses.............................................42
         Section 8.02. Non-Survival of Representations and Warranties.......42
         Section 8.03. Amendment, Extension and Waiver......................42
         Section 8.04. Entire Agreement.....................................43
         Section 8.05. No Assignment........................................43
         Section 8.06. Notices..............................................43
         Section 8.07. Captions.............................................44
         Section 8.08. Counterparts.........................................44

         Section 8.09. Severability.........................................44
         Section 8.10. Governing Law........................................44

Exhibits:
         Exhibit A                  Stock Option Agreement
         Exhibit B                  Form of NARK Voting Agreement
         Exhibit 2.1                Agreement of Merger
         Exhibit 5.11(d)(1)         Termination Agreement and Release
         Exhibit 5.11(d)(2)         Snider Employment Agreement
         Exhibit 5.13               NARK Affiliate Letter
         Exhibit 6.1                Form of Opinion of Counsel for Pocahontas
                                    Bancorp
         Exhibit 6.2                Form of Tax Opinion of Luse Lehman Gorman
                                    Pomerenk & Schick, P.C.
         Exhibit 6.3                Form of Opinion of Counsel for NARK

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 20, 2001, is by and between Pocahontas Bancorp, Inc., a Delaware corporation ("Pocahontas Bancorp" or the "Company") and North Arkansas Bancshares, Inc., a Tennessee corporation ("NARK"). Each of Pocahontas Bancorp and NARK is sometimes individually referred to herein as a "party," and Pocahontas Bancorp and NARK are sometimes collectively referred to herein as the "parties."

                                    RECITALS

     1. Pocahontas Bancorp, a unitary savings and loan holding company, with principal offices in Pocahontas, Arkansas, owns all of the issued and outstanding capital stock of First Community Bank, a federally chartered savings bank ("FCB"), with principal offices in Jonesboro, Arkansas.

     2. NARK, a unitary savings and loan holding company, with principal offices in Newport, Arkansas, owns all of the issued and outstanding capital stock of Newport Federal Savings Bank, a federally chartered savings bank ("Newport Federal"), with principal offices in Newport, Arkansas.

     3. The Board of Directors of each of Pocahontas Bancorp and NARK deem it advisable and in the best interests of Pocahontas and NARK, and their respective stockholders, to consummate the business combination contemplated by this Agreement in which NARK shall be merged with and into Pocahontas Bancorp (the "Company Merger"), with Pocahontas Bancorp being the surviving corporation, in a stock-for-stock merger so that the respective stockholders of NARK will have a continuing equity ownership in Pocahontas Bancorp.

     4. FCB and Newport Federal will enter into an Agreement of Merger (the "Bank Merger Agreement") providing for the merger (the "Bank Merger") of Newport Federal with and into FCB, with FCB as the surviving institution, and it is intended that the Bank Merger be consummated immediately following consummation of the Company Merger.

     5. As an inducement to Pocahontas Bancorp to enter into this Agreement, NARK and Pocahontas Bancorp have entered into a Stock Option Agreement dated as of even date herewith pursuant to which NARK will grant Pocahontas Bancorp the right to purchase certain shares of NARK Common Stock.

     6. The parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with Company Merger, and the other transactions contemplated by this Agreement, the Bank Merger Agreement and the Stock Option Agreement (collectively, the "Merger Documents").

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

     Section 1.01 Definitions. Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Affiliate" means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

          "Agreement" means this agreement, and any amendment or supplement hereto.

          "Applications" means the applications for regulatory approval which are required by the transactions contemplated hereby.

          "Bank Merger" means the merger of Newport Federal with and into FCB, with FCB as the surviving institution.

          "Bank Merger Effective Date" shall mean the date on which the articles of combination for the Bank Merger are endorsed by the OTS pursuant to
     Section 552.12(k) of the OTS regulations.

          "Closing Date" means the date determined by Pocahontas Bancorp, in its sole discretion, upon five (5) days prior written notice to NARK, but in no event later than thirty (30) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or such other date as to which Pocahontas Bancorp and NARK shall agree.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company Merger" means the merger of NARK with and into Pocahontas Bancorp, with Pocahontas Bancorp being the surviving corporation, in a tax-free, stock-for-stock merger transaction.

          "Company Merger Effective Date" means that date upon which (i) the certificate of merger is filed with the Delaware Secretary of State, or as otherwise stated in the certificate of merger, in accordance with Section 251 of the DGCL, and (ii) articles of merger or exchange are filed with the Tennessee Secretary of State in accordance with Sections 48-21- 107 and 48-21-109 of the Tennessee General Corporation Act.

          "Compensation and Benefit Plans" shall have the meaning given to such term in Section 3.12 of this Agreement.

          "DGCL" means the Delaware General Corporation Law.

          "Environmental Laws" means any Federal or state law, statute, rule, regulation, code, order, judgment, decree, injunction, common law or agreement with any Federal or state governmental authority relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (ii) human health or safety, or (iii) exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, hazardous substances, in each case as amended and now in effect.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

          "Exchange Agent" means the entity selected by Pocahontas Bancorp and agreed to by NARK, as provided in Section 2.01(b) of this Agreement.

          "Exchange  Ratio" shall have the meaning given to such term in Section
     2.02 of this Agreement.

          "FDIA" means the Federal Deposit Insurance Act, as amended.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "GAAP" means generally accepted accounting principles as in effect at the relevant date and consistently applied.

          "IRC" means the Internal Revenue Code of 1986, as amended.

          "IRS" means the Internal Revenue Service.

          "Material Adverse Effect" shall mean, with respect to Pocahontas Bancorp or NARK, any adverse effect on its assets, financial condition or results of operations which is material to its assets, financial condition or results of operations on a consolidated basis, except for any material adverse effect caused by (i) any change in the value of the assets of Pocahontas Bancorp or NARK resulting from a change in interest rates generally, (ii) any individual or combination of changes occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change(s) affect(s) financial institutions generally, or (iii) actions and omissions of a party (or any of its Subsidiaries) taken with the prior written consent of the other party to this Agreement and the direct effects of compliance with this Agreement on the operating performance of the party, including expenses incurred by such party in consummating the transactions contemplated by this Agreement.

          "Merger Consideration" has the meaning given to that term in Section 2.01(a)(i) of this Agreement.

          "NARK  Common  Stock"  means the  common  stock of NARK  described  in
     Section 3.02(a) of this Agreement.

          "NARK Disclosure Schedules" means the disclosure schedules delivered by NARK to Pocahontas Bancorp pursuant to Article III of this Agreement.

          "NARK Dissenting Shares" means any shares of NARK Common Stock held by dissenting shareholders within the meaning of Chapter 23 of the TGCA.

          "NARK Financials" means (i) the audited consolidated financial statements of NARK as of June 30, 2001 and 2000 and for the two years ended June 30, 2001, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of NARK as of each calendar quarter thereafter.

          "NARK Perfected Dissenting Shares" means any NARK Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as NARK Dissenting Shares.

          "NARK Regulatory Reports" means the Quarterly Thrift Financial Reports of Newport Federal and accompanying schedules for each calendar quarter, beginning with the quarter ended September 30, 2000, through the Closing Date, as filed with the OTS, and any Current or Annual Reports on Form H(b)-11 filed with the OTS by NARK since September 30, 1999.

          "NARK Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by NARK, except any corporation the stock of which is held in the ordinary course of the lending activities of Newport Federal.

          "Person"  means  any  individual,   corporation,   partnership,  joint
     venture, association, trust or "group" (as that term is defined under the Exchange Act).

          "Pocahontas Bancorp Common Stock" has the meaning given to that term in Section 4.02(a) of this Agreement.

          "Pocahontas   Bancorp  Disclosure   Schedules"  means  the  disclosure
     schedules delivered by Pocahontas Bancorp to NARK pursuant to Article IV of this Agreement.

          "Pocahontas Bancorp Financials" means (i) the audited consolidated financial statements of Pocahontas Bancorp as of September 30, 2000 and 1999 and for the three years ended September 30, 2000, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of Pocahontas Bancorp as of each calendar quarter thereafter included in Securities Documents filed by Pocahontas Bancorp.

          "Pocahontas Bancorp Market Value" shall mean the average of the closing bid price of Pocahontas Bancorp Common Stock on the Nasdaq National Market System (as reported by The Wall Street Journal) for each of the fifteen (15) consecutive trading days ending on the fifth business day before the Closing Date (the "Valuation Period").

          "Pocahontas Bancorp Option" means the option granted to Pocahontas Bancorp to acquire shares of NARK Common Stock pursuant to the Stock Option Agreement.

          "Pocahontas Bancorp Regulatory Reports" means the Quarterly Thrift Financial Reports of FCB and accompanying schedules, as filed with the OTS, for each calendar quarter beginning with the quarter ended September 30, 2000, through the Closing Date, and any Current or Annual Reports on Form H(b)-11 filed with the OTS by Pocahontas Bancorp since September 30, 1999.

          "Pocahontas Bancorp Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Pocahontas Bancorp or FCB, except any corporation the stock of which is held as security by FCB in the ordinary course of its lending activities.

          "Prospectus/Proxy Statement" means the prospectus/proxy statement, together with any supplements thereto, to be transmitted to holders of NARK Common Stock in connection with the transactions contemplated by this Agreement.

          "Registration Statement" means the Registration Statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the Pocahontas Bancorp Common Stock to be issued in connection with the transactions contemplated by this Agreement.

          "Regulatory  Agreement"  has the meaning given to that term in Section
     3.11 of this Agreement.

          "Regulatory Authority" means any agency or department of any federal or state government, including without limitation the OTS, the FDIC, the SEC or the respective staffs thereof.

          "Rights" means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

          "SAIF" means the Savings Association Insurance Fund, as administered by the FDIC.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

          "Securities Documents" means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

          "Securities Laws" means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

          "Stock Option Agreement" means the Stock Option Agreement dated as of even date herewith pursuant to which NARK has granted Pocahontas Bancorp the right to purchase certain shares of NARK Common Stock and which is attached to this Agreement as Exhibit A.

          "Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either FCB or Newport Federal, as the case may be, in the ordinary course of its lending activities.

          "TGCA" means the Tennessee General Corporation Act.

                                   ARTICLE II
                        THE MERGER AND EXCHANGE OF SHARES

     Section 2.01 Conversion and Exchange of Shares.

     (a) At the Company Merger Effective Date, by virtue of the Company Merger and without any action on the part of Pocahontas Bancorp or NARK or the holders of shares of Pocahontas Bancorp or NARK Common Stock:

         (i) Each share of NARK Common Stock issued and outstanding at the Company Merger Effective Date, excluding any NARK Perfected Dissenting Shares and except as provided in clause (a) (ii) of this Section and Section
2.05 hereof, shall cease to be outstanding, shall cease to exist and shall be converted into and represent solely one share of Pocahontas Bancorp Common Stock multiplied by the Exchange Ratio as determined below (rounded to the nearest fourth decimal) (the "Merger Consideration").

         (ii) Any shares of NARK Common Stock which are owned or held by either party or any of their respective Subsidiaries (other than in a fiduciary capacity or in connection with debts previously contracted) at the Company Merger Effective Date shall cease to exist, the certificates for such shares shall as promptly as practicable be canceled, such shares shall not be converted into or represent any shares of Pocahontas Bancorp Common Stock, and no shares of Pocahontas Bancorp capital stock shall be issued or exchanged therefor.

         (iii) Each share of Pocahontas Bancorp Common Stock issued and outstanding immediately before the Company Merger Effective Date shall remain an outstanding share of Common Stock of Pocahontas Bancorp as the surviving corporation.

         (iv) The holders of certificates representing shares of NARK Common Stock shall cease to have any rights as stockholders of NARK, except such rights, if any, as they may have pursuant to applicable law.

     (b) Prior to the Company Merger Effective Date, Pocahontas Bancorp shall appoint a bank, trust company or other stock transfer agent selected by it and agreed to by NARK as the Exchange Agent to effect the exchange of certificates evidencing shares of NARK Common Stock (any such certificate being hereinafter referred to as a "Certificate") for shares of Pocahontas Bancorp Common Stock to be received in the Company Merger. On the Company Merger Effective Date, Pocahontas Bancorp shall have granted the Exchange Agent the requisite power and authority to effect for and on behalf of Pocahontas Bancorp the issuance of the number of shares of Pocahontas Bancorp Common Stock issuable in the Company Merger. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices.

     (c) In connection with this Agreement, FCB and Newport Federal shall enter into the Plan of Merger substantially in the form attached as Exhibit 2.1 hereto.

     (d) NARK Perfected Dissenting Shares shall not be converted into shares of Pocahontas Bancorp Common Stock, but shall after the Company Merger Effective Date, be entitled only to such rights as are granted them by Chapter 23 of the TGCA. Each dissenting shareholder who is entitled to payment for such shareholder's shares of NARK Common Stock shall receive such payment therefor from the surviving corporation of the Company Merger in an amount as determined pursuant to Chapter 23 of the TGCA.

     Section 2.02 The Exchange Ratio. For purposes of this Agreement, the Exchange Ratio shall mean the number of shares of Pocahontas Bancorp Common Stock equal to the result obtained by dividing $15.00 by the Pocahontas Bancorp Market Value, rounded to the nearest one-thousandth decimal place.

     Section 2.03 Surviving Corporation in the Company Merger.

     (a) Pocahontas Bancorp shall be the surviving corporation in the Company Merger. The headquarters of the surviving corporation shall be located in Jonesboro, Arkansas, or such other city in Arkansas as shall have been designated by Pocahontas Bancorp's Board of Directors.

     (b) The Certificate of Incorporation of Pocahontas Bancorp as in effect immediately prior to the Company Merger Effective Date shall be the Certificate of Incorporation of Pocahontas Bancorp as the surviving corporation, until subsequently amended in accordance with the DGCL.

     (c) At the Company Merger Effective Date, the Bylaws of Pocahontas Bancorp, as then in effect, shall be the Bylaws of Pocahontas Bancorp as the surviving corporation, until subsequently amended in accordance with the DGCL.

     (d) The directors and executive officers of Pocahontas Bancorp as the surviving corporation following the Company Merger shall be the directors and executive officers of the surviving corporation.

     (e) From and after the Company Merger Effective Date:

         (i) Pocahontas Bancorp as the surviving corporation shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of each of Pocahontas Bancorp and NARK, and all obligations belonging or due to each of Pocahontas Bancorp and NARK, all of which shall vest in Pocahontas Bancorp as the surviving corporation without further act or deed. Title to any real estate or any interest in the real estate vested in Pocahontas Bancorp or NARK shall not revert or in any way be impaired by reason of the Company Merger.

         (ii) Pocahontas Bancorp as the surviving corporation will be liable for all the obligations of each of Pocahontas Bancorp and NARK. Any claim existing, or action or proceeding pending, by or against Pocahontas Bancorp or NARK, may be prosecuted to judgement, with right of appeal, as if the Company Merger had not taken place, or Pocahontas Bancorp as the surviving corporation may be substituted in its place.

         (iii) All the rights of creditors of each of Pocahontas Bancorp and NARK will be preserved unimpaired, and all liens upon the property of Pocahontas Bancorp and NARK will be preserved unimpaired only on the property affected by such liens immediately before the Company Merger Effective Date.

     Section 2.04 Authorization for Issuance of Pocahontas Bancorp Common Stock; Exchange of Certificates.

     (a) Pocahontas Bancorp shall reserve for issuance a sufficient number of shares of its common stock for the purpose of issuing its shares to NARK's stockholders in accordance with this Article II.

     (b) After the Company Merger Effective Date, holders of certificates theretofore representing outstanding shares of NARK Common Stock (other than as provided in Section 2.01 (a) (ii) hereof), upon surrender of such certificates to the Exchange Agent, shall be entitled to receive (i) certificates for the number of whole shares of Pocahontas Bancorp Common Stock into which shares of NARK Common Stock previously evidenced by the certificates so surrendered shall have been converted, as provided in Section 2.01 hereof, and (ii) cash payments in lieu of fractional shares, if any, as provided in Section 2.05 hereof. As soon as practicable after the Company Merger Effective Date, and in no event more than five (5) days thereafter, the Exchange Agent will send a notice and transmittal form to each NARK stockholder of record at the Company Merger Effective Date whose NARK Common Stock shall have been converted into Pocahontas Bancorp Common Stock advising such stockholder of the effectiveness of the Company Merger and the procedure for surrendering to the Exchange Agent outstanding certificates previously representing NARK Common Stock in exchange for new certificates for Pocahontas Bancorp Common Stock and cash in lieu of fractional shares. Upon surrender, each certificate representing NARK Common Stock shall be canceled.

     (c) Until surrendered as provided in this Section 2.04, each outstanding certificate which, before the Company Merger Effective Date, represented NARK Common Stock (other than shares canceled at the Company Merger Effective Date pursuant to Section 2.01(a)(ii) hereof) will be deemed for all corporate purposes to represent the number of whole shares of Pocahontas Bancorp Common Stock into which the shares of NARK Common Stock formerly represented thereby were converted and the right to receive cash in lieu of fractional shares. However, until such outstanding certificates formerly representing NARK Common Stock are so surrendered, no dividend or distribution payable to holders of record of Pocahontas Bancorp Common Stock shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder the amount of any dividends or distributions, without interest, previously paid with respect to such whole shares of Pocahontas Bancorp Common Stock, but not paid to such holder, and which dividends or distribution had a record date occurring on or after the Company Merger Effective Date and the amount of any cash, without interest, payable to such holder in lieu of fractional shares pursuant to Section 2.05 hereof. After the Company Merger Effective Date, there shall be no further registration of transfers on the records of NARK of outstanding certificates formerly representing shares of NARK Common Stock and, if a certificate formerly representing such shares is presented to Pocahontas Bancorp, it shall be forwarded to the Exchange Agent for cancellation and exchange for a certificate representing shares of Pocahontas Bancorp Common Stock and cash for fractional shares (if any), as herein provided. Following one year after the Company Merger Effective Date, the Exchange Agent shall return to Pocahontas Bancorp as the surviving corporation any certificates for Pocahontas Bancorp Common Stock and cash remaining in the possession of the Exchange Agent (together with any dividends in respect thereof) and thereafter shareholders of NARK shall look exclusively to Pocahontas Bancorp for shares of the Pocahontas Bancorp Common Stock and cash to which they are entitled hereunder.

     (d) All shares of Pocahontas Bancorp Common Stock and cash in lieu of any fractional share issued and paid upon the conversion of NARK Common Stock in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such NARK Common Stock.

     (e) If any new certificate for Pocahontas Bancorp Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange thereof is registered, it shall be a condition of the issuance therefor that the certificate surrendered in exchange shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a new certificate representing shares of Pocahontas Bancorp Common Stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (f) Certificates surrendered for exchange by any person who is an "affiliate" of NARK for purposes of Rule 145(c) under the Securities Act shall not be exchanged for Certificates representing shares of Pocahontas Bancorp Common Stock until Pocahontas Bancorp has received the written agreement of such person contemplated by Section 5.13 hereof.

     (g) In the event any certificate representing NARK Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Pocahontas Bancorp Common Stock and cash for fractional shares, if any, as may be required pursuant hereto; provided, however, that Pocahontas Bancorp or the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as is reasonably necessary as indemnity against any claim that may be made against Pocahontas Bancorp, NARK, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 2.05 No Fractional Shares. Notwithstanding any term or provision hereof, no fractional shares of Pocahontas Bancorp Common Stock, and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued upon the conversion of or in exchange for any shares of NARK Common Stock; no dividend or distribution with respect to Pocahontas Bancorp Common Stock shall be payable on or with respect to any fractional share interest; and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a stockholder of Pocahontas Bancorp as the surviving corporation. In lieu of such fractional share interest, any holder of NARK Common Stock who would otherwise be entitled to a fractional share of Pocahontas Bancorp Common Stock will, promptly following surrender of his certificate or certificates representing NARK Common Stock outstanding immediately before the Company Merger Effective Date, be paid the applicable cash value of such fractional share interest, which shall be equal to the product of the fraction of the share to which such holder would otherwise have been entitled and the Pocahontas Bancorp Market Value. For the purposes of determining any such fractional share interests, all shares of NARK Common Stock owned by a NARK stockholder shall be combined so as to calculate the maximum number of whole shares of Pocahontas Bancorp Common Stock issuable to such NARK stockholder.

     Section 2.06 Stock Options.

     (a) At the Company Merger Effective Date, each option granted by NARK (a "NARK Option") to purchase shares of NARK Common Stock which is outstanding and unexercised immediately prior thereto shall be converted automatically into an option to purchase shares of Pocahontas Bancorp Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of NARK's 1998 Stock Option and Incentive Plan (the "NARK Option Plan")):

                  (1) The number of shares of Pocahontas Bancorp Common Stock to be subject to the new option shall be equal to the product of the number of shares of NARK Common Stock subject to the original option and the Exchange Ratio, provided that any fractional share of Pocahontas Bancorp Common Stock resulting from such multiplication shall be rounded up to the nearest share; and

                  (2) The exercise price per share of Pocahontas Bancorp Common Stock under the new option shall be equal to the exercise price per share of NARK Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest cent.

     The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the IRC) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the IRC. The duration and other terms of the new option shall be the same as the original option, except that all references to the NARK shall be deemed to be references to Pocahontas Bancorp.

     (b) Prior to the Company Merger Effective Date, Pocahontas Bancorp shall reserve for issuance, the number of shares of Pocahontas Bancorp Common Stock necessary to satisfy Pocahontas Bancorp's obligations under this Section 2.06. Within five (5) days after the Company Merger Effective Date, Pocahontas Bancorp shall file with the SEC a registration statement on an appropriate form under the Securities Act, with respect to the shares of Pocahontas Bancorp Common Stock subject to options to acquire Pocahontas Bancorp Common Stock issued pursuant to Section 2.06(a) hereof, and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with applicable state securities or "blue sky" laws, for so long as such options remain outstanding.


                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF NARK

     NARK represents and warrants to Pocahontas Bancorp that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the NARK Disclosure Schedules delivered by NARK to Pocahontas Bancorp on the date hereof. NARK has made a good faith effort to ensure that the disclosure on each schedule of the NARK Disclosure Schedules corresponds to the section reference herein. However, for purposes of the NARK Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

     Section 3.01 Organization.

     (a) NARK is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on NARK.

     (b) Newport Federal is a stock savings bank duly organized and validly existing under the laws of the United States. Except as set forth in NARK Disclosure Schedule 3.01(b), Newport Federal is the only NARK Subsidiary. The deposits of Newport Federal are insured by the FDIC through the SAIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Newport Federal. NARK has no Subsidiaries other than Newport Federal.

     (c) Newport Federal is a member in good standing of the Federal Home Loan Bank of Dallas and owns the requisite amount of stock therein.

     (d) Except as disclosed in NARK Disclosure Schedule 3.01(d), the respective minute books of NARK and each NARK Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

     (e) Prior to the date of this Agreement, NARK has delivered to Pocahontas Bancorp true and correct copies of the charter and bylaws of NARK.

     Section 3.02 Capitalization.

     (a) The authorized capital stock of NARK consists of (i) 9,000,000 shares of common stock, $0.01 par value ("NARK Common Stock"), of which 293,697 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and no shares are held by NARK as treasury stock, and (ii) 3,000,000 shares of preferred stock, $0.01 par value, none of which are issued or outstanding. Neither NARK nor any NARK Subsidiary has or is bound by any Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of NARK
Common Stock, NARK preferred stock or any other security of NARK or any securities representing the right to vote, purchase or otherwise receive any shares of NARK Common Stock, NARK preferred stock or any other security of NARK, other than shares issuable under the Pocahontas Bancorp Option and other than as set forth in reasonable detail in the NARK Disclosure Schedule 3.02(a). NARK Disclosure Schedule 3.02(a) sets forth the name of each holder of options to purchase NARK Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, and the exercise price relating to the options held. NARK Disclosure Schedule 3.02(a) also sets forth the names of the holders of any unvested awards of NARK Common Stock under the NARK Management Recognition Plan and Trust Agreement, the number of shares underlying such awards, and the vesting periods relating thereto.

     (b) NARK owns all of the capital stock of Newport Federal, free and clear of any lien or encumbrance. Except for the NARK Subsidiaries, NARK does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests held in the investment portfolios of NARK Subsidiaries, equity interests held by NARK Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of NARK Subsidiaries.

     (c) To NARK's actual knowledge and to NARK's knowledge based solely upon reports filed prior to NARK's de-registration under the Exchange Act, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of NARK Common Stock, except as disclosed in the NARK Disclosure Schedule 3.02(c).

     Section 3.03 Authority; No Violation.

     (a) NARK has all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval by its stockholders and receipt of all required regulatory approvals, to consummate the transactions contemplated hereby. Newport Federal has full corporate power and authority to execute and deliver the Bank Merger Agreement and, subject to receipt of all required regulatory approvals, to consummate the Bank Merger. The execution and delivery of this Agreement by NARK and the completion by NARK of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of NARK and, except for approval of the shareholders of NARK, no other corporate proceedings on the part of NARK are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by NARK and, subject to approval by the shareholders of NARK and receipt of the required approvals of Regulatory Authorities described in Section 4.04 hereof, constitutes the valid and binding obligation of NARK and

Newport Federal, enforceable against NARK and Newport Federal in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and except as the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court, and as to Newport Federal, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity. The Plan of Merger, upon its execution and delivery by Newport Federal concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of Newport Federal, enforceable against Newport Federal in accordance with its terms, except as such enforceability may be limited by applicable conservatorship and receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and except as the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court, and subject, as to enforceability, to general principles of equity.

     (b) (A) The execution and delivery of this Agreement by NARK, (B) the execution and delivery of the Plan of Merger by Newport Federal, (C) subject to receipt of approvals from the Regulatory Authorities referred to in Section 4.04 hereof, NARK's and Pocahontas Bancorp's compliance with any conditions contained therein and the receipt of stockholder approval, the consummation of the transactions contemplated hereby, and (D) compliance by NARK or Newport Federal with any of the terms or provisions hereof or of the Plan of Merger will not (i) conflict with or result in a breach of any provision of the charter or bylaws of NARK or any NARK Subsidiary or the charter and bylaws of Newport Federal; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to NARK or any NARK Subsidiary or any of their respective properties or assets; or (iii) except as set forth in the NARK Disclosure Schedule 3.03(b), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of NARK or Newport Federal under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which NARK or Newport Federal is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on NARK.

     Section 3.04 Consents. Except for the consents, waivers, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section
4.04 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the shareholders of NARK, no consents, waivers or approvals of, or filings or registrations with, any governmental authority are necessary, and, to NARK's knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by NARK, and (b) the completion by Newport Federal of the transactions contemplated hereby or by the Plan of Merger. NARK has no reason to believe that
(i) any required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

     Section 3.05 Financial Statements.

     (a) NARK has previously delivered to Pocahontas Bancorp the NARK Regulatory Reports. The NARK Regulatory Reports have been, and will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, and will fairly present in all material respects, the consolidated financial position, results of operations and changes in shareholders' equity of NARK as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

     (b) NARK has previously delivered to Pocahontas Bancorp the NARK Financials. The NARK Financials have been, and will be, prepared in accordance with GAAP, and (including the related notes where applicable) fairly present, and will fairly present, in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of NARK and the NARK Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-QSB.

     (c) Except as disclosed in the NARK Disclosure Schedule 3.05, at the date of each balance sheet included in the NARK Financials or the NARK Regulatory Reports, NARK did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such NARK Financials or NARK Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate and which are incurred in the ordinary course of business, consistent with past practice, liabilities arising in connection with the transactions contemplated by this Agreement and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

     Section 3.06 Taxes. NARK and the NARK Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). NARK has duly filed or will file all federal, state and material local tax returns required to be filed by or with respect to NARK and all NARK Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects), and has duly paid or will pay, or made or will make, provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from NARK and any NARK Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined.

     Section 3.07. No Material Adverse Effect. NARK and the NARK Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since June 30, 2001.

     Section 3.08. Contracts.

     (a) Except as described in the footnotes to the NARK Financials or in NARK Disclosure Schedule 3.08(a), neither NARK nor any NARK Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of NARK or any NARK Subsidiary, except for "at will" arrangements; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of NARK or any NARK Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of NARK or any NARK Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by NARK; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which NARK or any NARK Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers' acceptances, Federal Home Loan Bank of Dallas advances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary; or (vi) any contract (other than this Agreement) limiting the freedom, in any material respect, of NARK or Newport Federal to engage in any type of banking or bank-related business in which NARK is permitted to engage under applicable law as of the date of this Agreement.

     (b) True and correct copies of agreements, plans, arrangements and instruments referred to in Section 3.08(a), have been provided to Pocahontas Bancorp on or before the date hereof, are listed on NARK Disclosure Schedule 3.08(a) and are in full force and effect on the date hereof, and neither NARK nor any NARK Subsidiary (nor, to the knowledge of NARK, any other party to any such contract, plan, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument which breach has resulted in or will result in a Material Adverse Effect with respect to NARK. Except as set forth in NARK Disclosure Schedule 3.08(b), no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the execution of, and the transactions contemplated by, this Agreement. Except as set forth in NARK Disclosure Schedule 3.08(b), none of the employees (including officers) of NARK, possesses the right to terminate his/her employment as a result of the execution of this Agreement. Except as set forth in NARK Disclosure Schedule 3.08(b), no plan, employment agreement, termination agreement, or similar agreement or arrangement to which NARK or any NARK Subsidiary is a party or under which NARK or any NARK Subsidiary may be liable permit any employee or independent contractor to terminate such plan, agreement or arrangement without cause and continue to accrue future benefits thereunder. Except as set forth in NARK Disclosure Schedule 3.08(b), no such agreement, plan or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of NARK or any NARK Subsidiary absent the occurrence of a subsequent event; or
(y) requires NARK or any NARK Subsidiary to provide a benefit in the form of NARK Common Stock or determined by reference to the value of NARK Common Stock. No such agreement, plan or arrangement with respect to officers of NARK, or to NARK's knowledge, to its employees, provides for benefits which may cause the disallowance of a federal income tax deduction under IRC Section 280G. No limited rights (as such term is defined in the NARK stock option plans identified in Disclosure Schedule 3.08(a)) have been granted with respect to any employee or director stock option that is outstanding as of the date of this Agreement.

     Section 3.09 Ownership of Property; Insurance Coverage.

     (a) Except as disclosed in NARK Disclosure Schedule 3.09(a), NARK and the NARK Subsidiaries have good and, as to real property, marketable title to all material assets and properties owned by NARK or any NARK Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the NARK Regulatory Reports and in the NARK Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to any Federal Reserve Bank or any Federal Home Loan Bank, inter-bank credit facilities, or any transaction by a NARK Subsidiary acting in a fiduciary capacity,
(ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) items permitted under Article IV of this Agreement. NARK and the NARK Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by NARK and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Except as disclosed in NARK Disclosure Schedule 3.09, such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the Notes to the NARK Financials.

     (b) With respect to all material agreements pursuant to which NARK or any NARK Subsidiary has purchased securities subject to an agreement to resell, if any, NARK or such NARK Subsidiary, as the case may be, has a lien or security interest (which to NARK's knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

     (c) NARK and each NARK Subsidiary currently maintains insurance considered by NARK to be reasonable for their respective operations and similar in scope and coverage to that customarily maintained by other businesses similarly engaged in a similar location. NARK has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by NARK under such policies. All such insurance is in full force and effect and is valid and enforceable, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought, and within the last three years NARK has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

     Section 3.10 Legal Proceedings. Neither NARK nor any NARK Subsidiary is a party to any, and there are no pending or, to the best of NARK's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against NARK or any NARK Subsidiary, (ii) to which NARK or any NARK Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of NARK to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on NARK and the NARK Subsidiaries, taken as a whole.

     Section 3.11 Compliance With Applicable Law.

     (a) NARK and NARK Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their respective businesses nor otherwise have a Material Adverse Effect on NARK and the NARK Subsidiaries, taken as a whole.

     (b) Neither NARK nor any NARK Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that NARK or any NARK Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to NARK or any NARK Subsidiary; (iii) requiring or threatening to require NARK or any NARK Subsidiary, or indicating that NARK or any NARK Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of thrifts or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of NARK or any NARK Subsidiary, including without limitation any restriction on the payment of dividends (other than such restrictions or limitations generally applicable to thrift institutions as set forth in statutes or regulations of such Regulatory Authorities); or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of NARK or any NARK Subsidiary, including without limitation any restriction on the payment of dividends (other than such restrictions or limitations generally applicable to thrift institutions as set forth in statutes or regulations of such Regulatory Authorities) (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither NARK nor any NARK Subsidiary has consented to or entered into any currently effective Regulatory Agreement.

     Section 3.12 Employee Benefit Plans.

     (a) NARK Disclosure Schedule 3.12 includes a list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare and fringe benefit plans, employment, severance and change in control agreements and all other benefit practices, policies and arrangements maintained by NARK or Newport Federal in which any employee or former employee, consultant or former consultant or director or former director of NARK or Newport Federal participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits, other than plans and programs involving immaterial obligations (the "Compensation and Benefit Plans"). Neither NARK nor Newport Federal has any commitment to create any additional Compensation and Benefit Plan or to modify, change or renew any existing Compensation and Benefit Plan, except as required to maintain the qualified status thereof. NARK has made available to Pocahontas Bancorp true and correct copies of the Compensation and Benefit Plans.

     (b) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made except as disclosed in the NARK Disclosure Schedule Section 3.12. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, or uses a regional prototype document that has received a favorable determination letter, and NARK is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of NARK, threatened action, suit or claim relating to any of the Compensation and Benefit Plans (other than routine claims for benefits). Neither NARK nor Newport Federal has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit

Plan that would reasonably be expected to subject NARK or Newport Federal to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof and subsequently expires as of the day next preceding the Company Merger Effective Date.

     (c) No liability under Title IV of ERISA has been incurred by NARK or Newport Federal with respect to any NARK Compensation and Benefits Plan which is subject to Title IV of ERISA, or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) ("NARK Pension Plan") currently or formerly maintained by NARK or any entity which is considered one employer with NARK under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to NARK or any ERISA Affiliate of incurring a liability under such Title. No NARK Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each NARK Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such NARK Pension Plan as of the end of the most recent plan year with respect to the respective NARK Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such NARK Pension Plan as of the date hereof; to NARK's knowledge, there is not currently pending with the PBGC any filing with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made (other than as might be required with respect to this Agreement and the transactions contemplated thereby). Neither NARK nor any ERISA Affiliate has provided, or is required to provide, security to any NARK Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Except as disclosed in NARK Disclosure Schedule 3.12(c), neither NARK nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980. Except as set forth in NARK Disclosure Schedule 3.12(a), neither NARK, nor any ERISA Affiliate, nor any NARK Compensation and Benefit Plan, including any NARK Pension Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which NARK, any ERISA Affiliate, and any NARK Compensation and Benefit Plan, including any NARK Pension Plan any such trust or any trustee or administrator thereof, could be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the Code.

     (d) All material contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which NARK or Newport Federal is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued monthly on NARK's consolidated financial statements. Except as disclosed in NARK Disclosure Schedule 3.12(d), NARK and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan in accordance with GAAP consistently applied.

     (e) Neither NARK nor Newport Federal has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to employees by NARK or Newport Federal that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, disability insurance, or other retiree death benefits.

     (f) With respect to each Compensation and Benefit Plan, if applicable, NARK has provided or made available to Pocahontas Bancorp copies of the: (A) trust instruments and insurance contracts; (B) most recent Form 5500 filed with the IRS; (C) most recent actuarial report and financial statement; (D) the most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS; and (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

     (g) Except as set forth in the NARK Disclosure Schedule 3.12(g), the consummation of the Company Merger or the Bank Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Company Merger
Effective Date or the Bank Merger Effective Date, as the case may be) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

     (h) Neither NARK nor Newport Federal maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

     (i) The consummation of the Company Merger or the Bank Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Company Merger Effective Date or the Bank Merger Effective Date, as the case may
be), entitle any current or former employee, director or independent contractor of NARK or Newport Federal to any actual or deemed payment (or benefit) which would constitute a "parachute payment" (as such term is defined in Section 280G of the Code).

     Section 3.13 Brokers, Finders and Financial Advisors. Except for NARK's engagement of Ferguson and Company ("Ferguson") in connection with transactions contemplated by this Agreement, neither NARK nor any NARK Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or the Plan of Merger, or, except for its commitments disclosed in NARK Disclosure Schedule 3.13, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or the Plan of Merger.

     Section 3.14. Environmental Matters. To the knowledge of NARK, neither NARK nor any NARK Subsidiary, nor any properties owned or operated by NARK or any NARK Subsidiary, has been or is in violation of or liable under any
Environmental Law which violation or liability, individually or in the aggregate, has resulted, or will result, in a Material Adverse Effect with respect to NARK and its Subsidiaries taken as a whole. There are no actions, suits or proceedings, or demands, claims, notices or, to NARK's knowledge, investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of NARK, threatened, relating to the liability of any property owned or operated by NARK or any NARK Subsidiary under any Environmental Law. NARK Disclosure Schedule 3.14 identifies all material reports, studies, sampling data, permits, and governmental filings in the possession of or reasonably available to NARK or any NARK Subsidiary concerning the Environmental Laws, NARK, or any NARK Subsidiary or any of their current or former properties or operations.

     Section 3.15. Loan Portfolio. The allowance for loan losses reflected, and to be reflected, in the NARK Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the

NARK Financials have been, and will be, established in accordance with the requirements of GAAP and all applicable regulatory criteria. NARK Disclosure
Schedule 3.15 sets forth all loans that are classified by NARK or any federal bank regulatory or supervisory authority as "Special Mention," "Substandard," "Doubtful," "Loss" or "Classified," together with the aggregate principal amount of and accrued and unpaid interest on such loans, by category.

     Section 3.16. Information to be Supplied. The information to be supplied by NARK for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by NARK for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

     Section 3.17. Securities Documents. NARK has delivered to Pocahontas Bancorp copies of its (i) annual reports on Form 10-KSB for the years ended June 30, 2000, 1999 and 1998, (ii) quarterly reports on Form 10-QSB for the quarter ended September 30, 2000 and (iii) proxy materials used or for use in connection with its meetings of shareholders held in 2000, 1999 and 1998. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Exchange Act.

     Section 3.18. Related Party Transactions. Except as disclosed in NARK Disclosure Schedule 3.18, NARK is not a party to any transaction (including any loan or other credit accommodation) with any Affiliate of NARK (except a NARK Subsidiary). Except as disclosed in NARK Disclosure Schedule 3.18, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth on NARK Disclosure Schedule 3.18, no loan or credit accommodation to any Affiliate of NARK is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. NARK has not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by NARK is inappropriate.

     Section 3.19.  Schedule of Termination  Benefits.  NARK Disclosure Schedule
3.19 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, excluding any options to acquire NARK Common Stock granted to such individuals, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by NARK solely for the benefit of officers or directors of NARK or NARK Subsidiaries (the "Benefits Schedule"), assuming their employment or service is terminated as of September 30, 2001 and the Closing Date occurs prior to such termination. No other individuals are entitled to benefits under any such plans.

     Section 3.20. Loans. Each loan reflected as an asset in the NARK Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct in all material respects, (ii) to the extent secured, to NARK's knowledge has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on NARK and the NARK Subsidiaries taken as a whole.

     Section 3.21. Antitakeover Provisions Inapplicable. Except as set forth on NARK Disclosure Schedule 3.21, the transactions contemplated by this Agreement are not subject to any applicable state takeover law.

     Section 3.22. Fairness Opinion. NARK has received a written opinion from Ferguson to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the consideration to be received by the stockholders of NARK pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.


                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF POCAHONTAS BANCORP

     Pocahontas Bancorp represents and warrants to NARK that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Pocahontas Bancorp Disclosure Schedules delivered by Pocahontas Bancorp to NARK on the date hereof. Pocahontas Bancorp has made a good faith effort to ensure that the disclosure on each schedule of the Pocahontas Bancorp Disclosure Schedules corresponds to the section reference herein. However, for purposes of the Pocahontas Bancorp Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

     Section 4.01. Organization.

     (a) Pocahontas Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Pocahontas Bancorp.

     (b) FCB is a stock savings bank duly organized, validly existing and in good standing under the laws of the United States. Except as set forth in Pocahontas Bancorp Disclosure Schedule 4.01(b), FCB is the only Pocahontas Bancorp Subsidiary. The deposits of FCB are insured by the FDIC through the SAIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by FCB. Each other Pocahontas Bancorp Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

     (c) FCB is a member in good standing of the Federal Home Loan Bank of Dallas and owns the requisite amount of stock therein.

     (d) Except as disclosed in Pocahontas Bancorp Disclosure Schedule 4.01(d), the respective minute books of Pocahontas Bancorp and each Pocahontas Bancorp Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

     (e) Prior to the date of this Agreement, Pocahontas Bancorp has delivered to NARK true and correct copies of the certificate of incorporation and bylaws of Pocahontas Bancorp.

     Section 4.02 Capitalization.

     (a) The authorized capital stock of Pocahontas Bancorp consists of (i) 8,000,000 shares of common stock, par value $0.01 per share (the "Pocahontas Bancorp Common Stock"), of which, at the date of this Agreement, 6,969,688 shares are validly issued, fully paid and nonassessable and 2,501,008 shares are held by Pocahontas Bancorp as treasury stock, and (ii) 500,000 shares of preferred stock, par value $0.01 per share, of which, at the date of this Agreement, no shares were issued and outstanding. No shares of Pocahontas Bancorp Common Stock were issued in violation of any preemptive rights. Pocahontas Bancorp has no Rights authorized, issued or outstanding, other than options to acquire 350,000 shares of Pocahontas Bancorp Common Stock under Pocahontas Bancorp's employee benefit plans and stock option plans.

     (b) Pocahontas Bancorp owns all of the capital stock of FCB, free and clear of any lien or encumbrance. Except for the Pocahontas Bancorp Subsidiaries, Pocahontas Bancorp does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests held in the investment portfolios of Pocahontas Bancorp Subsidiaries, equity interests held by Pocahontas Bancorp Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of Pocahontas Bancorp Subsidiaries.

     (c) To Pocahontas Bancorp's actual knowledge and to Pocahontas Bancorp's knowledge based solely upon reports filed under the Exchange Act, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Pocahontas Bancorp Common Stock, except as disclosed in Pocahontas Bancorp Disclosure Schedule 4.02(c).

     (d) Pocahontas Bancorp has sufficient unissued shares of Pocahontas Bancorp Common Stock that are not reserved for other purposes and are sufficient to provide the aggregate number of shares of Pocahontas Bancorp Common Stock to be issued in the Company Merger. The shares of Pocahontas Bancorp Common Stock to be issued in the Company Merger have been duly authorized and when issued pursuant to the Company Merger will be validly issued, fully paid and non-assessable with the same rights as each other outstanding share of Pocahontas Bancorp Common Stock.

     Section 4.03 Authority; No Violation.

     (a) Pocahontas Bancorp has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. FCB has full corporate power and authority to execute and deliver the Plan of Merger and to consummate the Bank Merger. The execution and delivery of this Agreement by Pocahontas Bancorp and the completion by Pocahontas Bancorp of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Pocahontas Bancorp and no other corporate proceedings on the part of Pocahontas Bancorp are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Pocahontas Bancorp and, subject to receipt of the required approvals of Regulatory Authorities described in Section 4.04 hereof, constitutes the valid and binding obligation of Pocahontas Bancorp and FCB, enforceable against Pocahontas Bancorp and FCB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to FCB, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity. The Bank Merger Agreement, upon its execution and delivery by FCB concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of FCB, enforceable against FCB in accordance with its terms, subject to applicable conservatorship and receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

     (b) (A) The execution and delivery of this Agreement by Pocahontas Bancorp,
(B) the execution and delivery of the Plan of Merger by FCB, (C) subject to receipt of approvals from the Regulatory Authorities referred to in Section 4.04 hereof and NARK's and Pocahontas Bancorp's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and
(D) compliance by Pocahontas Bancorp or FCB with any of the terms or provisions hereof or of the Plan of Merger will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary or the charter and bylaws of FCB;
(ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Pocahontas Bancorp or FCB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Pocahontas Bancorp or FCB is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Pocahontas Bancorp.

     Section 4.04. Consents. Except for consents, approvals, filings and registrations from or with the OTS and SEC, the Nasdaq Stock Market and state "blue sky" authorities, and compliance with any conditions contained therein, and the approval of the Plan of Merger by Pocahontas Bancorp as sole shareholder of FCB, and by the FCB Board of Directors, the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL, the filing of articles of merger with the Secretary of State of the State of Tennessee, and the filing of articles of combination with the OTS, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Pocahontas Bancorp or the Plan of Merger by FCB, and (b) the completion by Pocahontas Bancorp or FCB of the transactions contemplated hereby or by the Bank Merger Agreement. Pocahontas Bancorp has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Pocahontas Bancorp's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

     Section 4.05. Financial Statements.

     (a) Pocahontas Bancorp has previously delivered to NARK the Pocahontas Bancorp Regulatory Reports. The Pocahontas Bancorp Regulatory Reports have been, and will be, prepared in accordance with applicable regulatory accounting principles and practices and fairly present, and will fairly present, the consolidated financial position, results of operations and changes in shareholders' equity of Pocahontas Bancorp as of and for the periods ending on the dates thereof, in accordance with applicable regulatory accounting principles. Pocahontas Bancorp will make the Pocahontas Bancorp Regulatory Reports available to NARK for inspection.

     (b) Pocahontas Bancorp has previously delivered to NARK the Pocahontas Bancorp Financials. The Pocahontas Bancorp Financials have been, and will be, prepared in accordance with GAAP and practices applied on a consistent basis throughout the periods covered by such statements, and (including the related notes where applicable) fairly present, and will fairly present (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of Pocahontas Bancorp and the Pocahontas Bancorp Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

     (c) At the date of each balance sheet included in the Pocahontas Bancorp Financials, or the Pocahontas Bancorp Regulatory Reports, Pocahontas Bancorp did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Pocahontas Bancorp Financials or the Pocahontas Bancorp Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or disclosed in a footnote thereto, except for liabilities, obligations or loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations or loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal recurring audit adjustments and the absence of footnotes.

     Section 4.06. Taxes. Pocahontas Bancorp and the Pocahontas Bancorp Subsidiaries are members of the same affiliated group within the meaning of IRC
Section 1504(a). Pocahontas Bancorp has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to Pocahontas Bancorp and all Pocahontas Bancorp Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Pocahontas Bancorp and any Pocahontas Bancorp Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined.

     Section 4.07. No Material Adverse Effect. Pocahontas Bancorp and the Pocahontas Bancorp Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since June 30, 2001.

     Section 4.08. Ownership of Property; Insurance Coverage; Contracts.

     (a) Except as set forth in Pocahontas Bancorp Disclosure Schedule 4.08(a), Pocahontas Bancorp and the Pocahontas Bancorp Subsidiaries have good and, as to real property, marketable title to all material assets and properties owned by Pocahontas Bancorp or any of its Subsidiaries in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Pocahontas Bancorp Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for borrowed money and that are described in the Pocahontas Bancorp Disclosure
Schedule 4.08(a), and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Pocahontas Bancorp and the Pocahontas Bancorp Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by Pocahontas Bancorp and its Subsidiaries in the conduct of their businesses to occupy and use all such properties as presently occupied and used by each of them.

     (b) Pocahontas Bancorp and the Pocahontas Bancorp Subsidiaries currently maintain insurance in amounts considered by Pocahontas Bancorp to be reasonable for their respective operations, and such insurance is similar in scope and coverage to that maintained by other businesses similarly engaged in a similar location, in accordance with good business practice. Neither Pocahontas Bancorp nor any Pocahontas Bancorp Subsidiary has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by Pocahontas Bancorp under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years Pocahontas Bancorp has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.


     (c) Neither Pocahontas Bancorp nor any Pocahontas Bancorp Subsidiary is a party to or subject to: (i) any collective bargaining agreement with any labor union relating to employees of Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary; (ii) any agreement which by its terms limits the payment of dividends by Pocahontas Bancorp; or (iii) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers' acceptances, Federal Home Loan Bank of Dallas advances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary; or (iv) any contract (other than this Agreement) limiting the freedom, in any material respect, of Pocahontas Bancorp or FCB to engage in any type of banking or bank-related business which Pocahontas Bancorp or FCB is permitted to engage in under applicable law as of the date of this Agreement.

     Section 4.09. Legal Proceedings. Neither Pocahontas Bancorp nor any Pocahontas Bancorp Subsidiary is a party to any, and there are no pending or, to the best of Pocahontas Bancorp's knowledge, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations or inquiries of any nature (i) against Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary, (ii) to which Pocahontas Bancorp's or any Pocahontas Bancorp Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Pocahontas Bancorp to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Pocahontas Bancorp and the Pocahontas Bancorp Subsidiaries taken as a whole.

     Section 4.10. Compliance With Applicable Law.

     (a) Pocahontas Bancorp and the Pocahontas Bancorp Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on Pocahontas Bancorp and its Subsidiaries taken as a whole.

     (b) Neither Pocahontas Bancorp nor any Pocahontas Bancorp Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary; (iii) requiring or threatening to require Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary, or indicating that Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Pocahontas Bancorp nor any Pocahontas Bancorp Subsidiary has consented or entered into any currently effective Regulatory Agreement.

     Section 4.11. Information to be Supplied. The information to be supplied by Pocahontas Bancorp for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Pocahontas Bancorp for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

     Section 4.12. ERISA and Employment Arrangements. Pocahontas Bancorp has previously made available to NARK true and complete copies of the employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment and special termination agreements, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans), and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth on the Pocahontas Bancorp Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. Neither Pocahontas Bancorp nor any Pocahontas Bancorp Subsidiary, and no pension plan maintained by Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to Pocahontas Bancorp, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan. With respect to each of such plans that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. Neither Pocahontas

Bancorp nor any Pocahontas Bancorp Subsidiary has incurred any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply and in the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA, and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary that would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Pocahontas Bancorp. Pocahontas Bancorp and the Pocahontas Bancorp Subsidiaries provide continuation coverage under group health plans for separating employees in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act.

     Section 4.13. Securities Documents. Pocahontas Bancorp has delivered, or will deliver, to NARK copies of its (i) annual reports on Form 10-K for the years ended September 30, 2000, 1999, and 1998, (ii) quarterly reports on Form 10-Q for the quarters ended December 31, 2000, March 31, 2001 and June 30, 2001, and (iii) the proxy statement dated January 17, 2001 used in connection with its annual meeting of shareholders held in February 2001. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Exchange Act and the applicable rules and regulations of the SEC.

     Section 4.14. Environmental Matters. To the knowledge of Pocahontas Bancorp, neither Pocahontas Bancorp nor any Pocahontas Bancorp Subsidiary, nor any properties owned or operated by Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, has resulted, or will result, in a Material Adverse Effect with respect to Pocahontas Bancorp and its Subsidiaries taken as a whole. There are no actions, suits or proceedings, or demands, claims, notices or, to Pocahontas Bancorp's knowledge, investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Pocahontas Bancorp, threatened, relating to the liability of any property owned or operated by Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary under any Environmental Law.

     Section 4.15. Loan Portfolio. The allowance for loan losses reflected, and to be reflected, in the Pocahontas Bancorp Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the Pocahontas Bancorp Financials have been, and will be, established in accordance with the requirements of GAAP and all applicable regulatory criteria. Pocahontas Bancorp Disclosure Schedule
4.15 sets forth all loans that are classified by Pocahontas Bancorp or federal bank regulatory or supervisory authority as "Special Mention," "Substandard," "Doubtful," "Loss" or "Classified," together with the aggregate principal amount of and accrued and unpaid interest on such loans, by category.

     Section 4.16. Brokers, Finders and Financial Advisors. Except for Pocahontas Bancorp's engagement of DD&F Consulting Group ("DD&F") and RP
Financial LC ("RP") in connection with transactions contemplated by this Agreement, neither Pocahontas Bancorp nor any Pocahontas Bancorp Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or the Plan of Merger, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or the Plan of Merger, which has not been reflected in the Pocahontas Bancorp Financials.

     Section 4.17. Loans. Each loan reflected as an asset in the Pocahontas Bancorp Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on Pocahontas Bancorp. All loan transactions with Affiliates (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features.

     Section 4.18. Antitakeover Provisions Inapplicable. Except as set forth on Pocahontas Bancorp Disclosure Schedule 4.18, the transactions contemplated by this Agreement are not subject to any applicable state takeover law.

     Section 4.19. Fairness Opinion. Pocahontas Bancorp has received a written opinion from RP to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Exchange Ratio is fair to Pocahontas Bancorp stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

     Section 4.20. Related Party Transactions. Pocahontas Bancorp is not a party to any transaction (including any loan or other credit accommodation) with any Affiliate of Pocahontas Bancorp (except a Pocahontas Bancorp Subsidiary). All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of Pocahontas Bancorp is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Pocahontas Bancorp has not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Pocahontas Bancorp is inappropriate.


                                    ARTICLE V
                            COVENANTS OF THE PARTIES

     Section 5.01. Conduct of NARK's Business.

     (a) From the date of this Agreement to the Closing Date, NARK and Newport Federal will conduct their business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required or contemplated by this Agreement or with the written consent of Pocahontas Bancorp, which consent shall not be unreasonably withheld. Each of NARK and Newport Federal will use its best efforts, to (i) preserve their business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for themselves the good will of their customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Pocahontas Bancorp in writing, which consent shall not be unreasonably withheld, or as contemplated or required by this Agreement, NARK will not, and NARK will not permit any NARK Subsidiary to:

         (i)      amend or change any provision of its charter or bylaws;

         (ii) change the number of authorized or issued shares of its capital stock or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend or other distribution in respect of its capital stock, or redeem or otherwise acquire any shares of its capital stock, except that (A) NARK may issue shares of NARK Common Stock upon the valid exercise, in accordance with the information set forth in NARK Disclosure
Schedule 3.02, of presently outstanding options to acquire NARK Common Stock under the NARK Stock Option Plan. NARK shall not make any dividend payments on NARK Common Stock without the prior written consent of Pocahontas Bancorp;

         (iii) except pursuant to the  arrangements set forth in NARK Disclosure
Schedule 5.01, grant any severance or termination pay (other than pursuant to written policies or written agreements of NARK in effect on the date hereof and provided to Pocahontas Bancorp prior to the date hereof) to, or enter into any
new  or  amend  any  existing   employment  agreement  with,  or  increase  the
compensation of (except for normal increases in the ordinary course of business consistent in timing and amount with past practice), any employee, officer or director of NARK or any NARK Subsidiary;

         (iv) merge or consolidate NARK or any NARK Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of NARK or any NARK Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between NARK, or any NARK Subsidiary, and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any NARK Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

         (v) issue, sell or grant any shares of capital stock of NARK, or sell or otherwise dispose of any asset of NARK or of any NARK Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of NARK or of any NARK Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, NARK acceptances, advances from the Federal Home Loan Bank of Dallas, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

         (vi) take any action which would result in any of the representations and warranties of NARK set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law;

         (vii) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating NARK or Newport Federal;

         (viii) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which NARK or any NARK Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

         (ix) implement any pension, retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or materially amend any existing plan or arrangement except to the extent such amendments do not result in an increase in cost; contribute to any pension, retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement other than in amounts and in a manner consistent with past practice;

         (x) purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc.;

         (xi) fail to review with a representative of Pocahontas Bancorp on a regular basis proposed loans or other credit facility commitments (including without limitation, lines of credit and letters of credit, but excluding loans to be secured by mortgages on one- to four-family residential real estate) to any borrower or group of affiliated borrowers in excess of $200,000, or any increase, compromise, extension, renewal or modification of any existing loan or commitment outstanding in excess of $200,000;

         (xii) except as set forth on the NARK Disclosure Schedule 5.01(a)(xii), enter into, renew, extend or modify any other transaction with any Affiliate;

         (xiii) enter into any interest rate swap or similar commitment, agreement or arrangement;

         (xiv) except for the execution of this Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement;

         (xv) change its lending, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or in response to examination comments by a Regulatory Authority;

         (xvi) enter into any new joint venture or partnership agreement or any new land acquisition or real estate development project, or increase the amount of credit that NARK or any NARK Subsidiary is committed to extend to any joint venture or partnership in connection with land acquisition or real estate development activities; or

         (xvii)   agree to do any of the foregoing.

     For purposes of this Section 5.01, unless provided for in a business plan, budget or similar document delivered to Pocahontas Bancorp prior to the date of this Agreement, it shall not be considered in the ordinary course of business for NARK or any NARK Subsidiary to do any of the following: (i) make any capital expenditure of $25,000 or more not disclosed on NARK Disclosure Schedule 5.01, without the prior written consent of Pocahontas Bancorp; (ii) except as set forth in NARK Disclosure Schedule 5.01, make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $50,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, sales of previously purchased government guaranteed loans, or transactions in the investment securities portfolio by NARK or a NARK Subsidiary or repurchase agreements made, in each case, in the ordinary course of business; or (iii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by NARK or any NARK Subsidiary of more than $25,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.

     Section 5.02. Access; Confidentiality.

     (a) From the date of this Agreement through the Closing Date, NARK or Pocahontas Bancorp, as the case may be, shall afford to, and shall cause each NARK Subsidiary or Pocahontas Bancorp Subsidiary to afford to, the other party and its authorized agents and representatives, access to their respective properties, assets, books and records and personnel, during normal business hours and after reasonable notice; and the officers of NARK and Pocahontas Bancorp will furnish any person making such investigation on behalf of the other party with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as the person making such investigation shall from time to time reasonably request, provided that such investigation shall be reasonably related to the transaction contemplated hereby and shall not interfere unnecessarily with normal operations. None of the parties or their respective subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of their respective customers, jeopardize the attorney- client privilege of the institution or company in possession or control of such information, or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. The parties will hold all such information delivered in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality and Standstill Agreement, dated August 29, 2001, among NARK, Newport Federal and Pocahontas Bancorp (the "Confidentiality Agreement").

     (b) NARK and Pocahontas Bancorp each agree to conduct such investigation and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

     (c) In addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, NARK shall permit employees of Pocahontas Bancorp reasonable access to information relating to problem loans, loan restructurings and loan work-outs of NARK.

     (d) If the transactions contemplated by this Agreement shall not be consummated, NARK and Pocahontas Bancorp will each destroy or return all documents and records obtained from the other party or its representatives, during the course of its investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party to whom the information was provided or any of its representatives or agents, and except to the extent disclosure of any such information is legally required. NARK and Pocahontas Bancorp shall each give prompt written notice to the other party of any contemplated disclosure where such disclosure is so legally required so that the other party may seek a protective order or other remedy and/or waive compliance with this Section 5.02. If in the absence of a protective order or other remedy or the receipt of a waiver by the other party, a party is nonetheless, in the written opinion of counsel, legally compelled to disclose any such confidential information to any tribunal or else stand liable for contempt or suffer other censure or penalty, a party may, without liability hereunder, disclose to such tribunal only that portion of the confidential information that such counsel advises such party is legally required to be disclosed; provided that such disclosing party uses its best efforts to preserve the confidentiality of such confidential information, including without limitation, by cooperating with the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information by such tribunal.

     Section 5.03. Regulatory Matters and Consents.

     (a) Pocahontas Bancorp and FCB will prepare all Applications and make all filings for, and use their best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

     (b) NARK will furnish Pocahontas Bancorp with all information concerning NARK and NARK Subsidiaries as may be necessary or advisable in connection with any Application or filing made by or on behalf of Pocahontas Bancorp to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

     (c) Pocahontas Bancorp and NARK will promptly furnish each other with copies of all material written communications to, or received by them from any Regulatory Authority in respect of the transactions contemplated hereby, except information which is filed by either party which is designated as confidential.

     (d) The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities. Pocahontas Bancorp will furnish NARK with (i) copies of all Applications prior to filing with any Regulatory Authority and provide NARK a reasonable opportunity to provide changes to such Applications and approve any information included therein with respect to NARK,
(ii) copies of all Applications filed by Pocahontas Bancorp and (iii) copies of all documents filed by Pocahontas Bancorp under the Exchange Act.

     (e) NARK will cooperate with Pocahontas Bancorp in the foregoing matters and will furnish Pocahontas Bancorp with all information concerning NARK and NARK Subsidiaries as may be necessary or advisable in connection with any Application or filing (including the Registration Statement and any report filed with the SEC) made by or on behalf of Pocahontas Bancorp to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, NARK will provide certificates and other documents reasonably requested by Pocahontas Bancorp.

     Section 5.04. Taking of Necessary Action.

     (a) Pocahontas Bancorp and NARK shall each use its best efforts in good faith, and each of them shall cause its Subsidiaries to use their best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 5.03 and Section
5.04 of this Agreement, and (ii) take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Company Merger and the Bank Merger including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither NARK nor any NARK Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Pocahontas Bancorp, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Company Merger and the Bank Merger pursuant to this Agreement and the Plan of Merger; provided that nothing herein contained shall preclude Pocahontas Bancorp or NARK from exercising its rights under this Agreement or the Option Agreement.

     (b) Pocahontas Bancorp shall prepare, subject to the review and consent of NARK with respect to matters relating to NARK and the transactions contemplated by this Agreement, a Registration Statement on Form S-4 to be filed by Pocahontas Bancorp with the SEC which will include the Prospectus/Proxy Statement to be mailed to the shareholders of NARK in connection with the meeting of NARK's shareholders and the transactions contemplated hereby, which Registration Statement and Prospectus/Proxy Statement shall conform to all applicable legal requirements. The parties shall cooperate with each other with respect to the preparation of the Prospectus/Proxy Statement. Pocahontas Bancorp shall, as promptly as practicable following the preparation thereof, file the Registration Statement with the SEC and NARK and Pocahontas Bancorp shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Pocahontas Bancorp will advise NARK, promptly after Pocahontas Bancorp receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. Pocahontas Bancorp shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Pocahontas Bancorp will provide NARK with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as NARK may reasonably request.

     Section 5.05. Certain Agreements.

     (a) From and after the Company Merger Effective Date through the third anniversary thereof, Pocahontas Bancorp agrees to indemnify, defend and hold harmless each present and former director and officer of NARK and its Subsidiaries determined as of the Closing Date (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the approval of Pocahontas Bancorp, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Company Merger Effective Date, including, without limitation, the transactions contemplated hereby (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of NARK or any of its Subsidiaries, regardless of whether such Claim is asserted or claimed prior to, at or after the Closing Date, to the fullest extent to which directors and officers of NARK are entitled under NARK's charter and bylaws (and Pocahontas Bancorp shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the extent permissible under applicable law and NARK's charter and bylaws as in effect on the date hereof; provided, that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification). All rights to indemnification in respect of a Claim asserted or made within the period described in the preceding sentence shall continue until the final disposition of such Claim.

     (b) Any Indemnified Party wishing to claim indemnification under Section 5.05(a) hereof, upon learning of any Claim, shall promptly notify Pocahontas Bancorp, but the failure to so notify shall not relieve Pocahontas Bancorp of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices Pocahontas Bancorp. In the event of any Claim, (1) Pocahontas Bancorp shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if Pocahontas Bancorp elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Pocahontas Bancorp and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Pocahontas Bancorp shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, provided further that Pocahontas Bancorp shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction, unless counsel for any Indemnified Party advises in writing that there are substantive issues which raise conflicts of interest between the Indemnified Parties, (2) the Indemnified Parties will cooperate in the defense of any such Claim and (3) Pocahontas Bancorp shall not be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld).

     (c) Pocahontas Bancorp shall use its best efforts to cause the persons serving as officers and directors of NARK immediately prior to the Company Merger Effective Date to be covered for a period of six years from the Company Merger Effective Date by the directors' and officers' liability insurance policy maintained by NARK (provided that Pocahontas Bancorp may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Company Merger Effective Date which were committed by such officers and directors in their capacity as such.

     (d) In the event Pocahontas Bancorp or any of its successors or assigns (1) consolidates with or merges into any other Person and shall not continue or survive such consolidation or merger, or (2) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Pocahontas Bancorp assume the obligations set forth in this Section 5.05.

     (e) The provisions of this Section 5.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     Section 5.06. No Other Bids and Related Matters. NARK will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal (as hereinafter defined), will enforce any confidentiality agreements and will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence of this Section 5.06 of the obligations undertaken in this Section 5.06. NARK agrees that neither NARK nor any of its Subsidiaries shall, and that NARK and its Subsidiaries shall direct and use all reasonable efforts to cause their respective directors, officers, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any substantial part of the assets or any equity securities of, NARK or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"); or (ii) except to the extent determined by the NARK Board of Directors in good faith, after consultation with its regular outside legal counsel, to be required by fiduciary obligations under applicable law, engage in any discussions or negotiations with, or provide any confidential information or data to, any Person relating to an Acquisition Proposal. Nothing contained in this Section 5.06 shall be deemed to prohibit NARK from taking or disclosing to shareholders any position necessary in order to comply with the applicable filing and disclosure requirements of Section 14(d) of the Exchange Act and the related rules and regulations of the SEC.

     Section 5.07. Duty to Advise; Duty to Update NARK's Disclosure Schedule. NARK shall promptly advise Pocahontas Bancorp of any change or event having a Material Adverse Effect on it or on any NARK Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. NARK shall update NARK's Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the NARK Disclosure Schedule. The delivery of such updated Schedule shall not relieve NARK from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 6.02(c) hereof.

     Section 5.08. Conduct of Pocahontas Bancorp's Business.

     (a) From the date of this Agreement to the Closing Date, Pocahontas Bancorp will use its best efforts to (x) preserve its business organizations intact, (y) maintain good relationships with employees, and (z) preserve for itself the goodwill of customers of FCB. From the date of this Agreement to the Closing Date, neither Pocahontas Bancorp nor FCB will (i) amend its certificate of incorporation, charter or bylaws in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement, (ii) issue any equity securities except in connection with the exercise of any employee or director stock options, (iii) take any action which would result in any of the representations and warranties of Pocahontas Bancorp or FCB set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law, or (iv) agree to do any of the foregoing.

     (b) Except as set forth on Pocahontas Bancorp Disclosure Schedule 5.08(b), from the date of this Agreement through the Closing Date, Pocahontas Bancorp will not, nor will it permit FCB to, make or undertake any acquisition of any company or business that could jeopardize the receipt of the approval of any Regulatory Authority or materially delay the consummation of the Company Merger or the Bank Merger, unless the prior written consent of NARK is obtained.

     Section 5.09. Board and Committee Minutes. Pocahontas Bancorp and NARK shall each provide to the other, within thirty (30) days after any meeting of their respective Board of Directors, or any committee thereof, or any senior management committee, a copy of the minutes of such meeting, except that with respect to any meeting held within thirty (30) days of the Closing Date, such minutes shall be provided to each party prior to the Closing Date.

     Section 5.10. Undertakings by Pocahontas Bancorp and NARK.

     (a) From and after the date of this Agreement:

         (i) Voting Agreements. NARK shall cause each member of its Board of Directors to enter into a Voting Agreement, the form of which is attached hereto as Exhibit B, dated as of even date herewith. NARK also should use its best efforts to cause each of its executive officers to enter into a Voting Agreement no later than five (5) days after the date of this Agreement.

         (ii) Proxy Solicitor. NARK shall retain a proxy solicitor in connection with the solicitation of shareholder approval of this Agreement;

         (iii) Timely Review. If requested by Pocahontas Bancorp at Pocahontas Bancorp's sole expense, NARK shall cause its independent certified public accountants to perform a review of its unaudited consolidated financial statements as of the end of any calendar quarter, in accordance with Statement of Auditing Standards No. 36, and to issue their report on such financial statements as soon as is practicable thereafter;

         (iv) Outside Service Bureau Contracts. If requested to do so by Pocahontas Bancorp, NARK shall use its best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to NARK, on terms and conditions mutually acceptable to NARK and Pocahontas Bancorp;

         (v) Board Meetings. NARK shall respond reasonably and in good faith to any request of Pocahontas Bancorp to permit a representative of Pocahontas Bancorp, who is reasonably acceptable to NARK, to attend any meeting of NARK's Board of Directors or the Executive Committee thereof, provided, however, that the attendance of such representative shall not be permitted (i) at any meeting, or portion thereof, for the sole purpose of discussing the transaction contemplated by this Agreement or the obligations of NARK or Newport Federal under this Agreement, or (ii) during the course of any meeting upon the determination of the Board of Directors (following consultation with legal counsel) that such attendance would be in violation of the directors' fiduciary duties;

         (vi) List of Nonperforming Assets. NARK and Pocahontas Bancorp shall provide the other, within ten (10) days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructurings" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due as of the end of such month and (iv) impaired loans;

         (vii) Reserves and Merger-Related Costs. On or before the Effective Date, NARK shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of NARK to those of Pocahontas Bancorp (as such practices and methods are to be applied to NARK from and after the Closing
Date)and Pocahontas Bancorp's plans with respect to the conduct of the business of NARK following the Company Merger and otherwise to reflect merger-related expenses and costs incurred by NARK; provided, however, that NARK shall not be required to take such action unless Pocahontas Bancorp agrees in writing that all conditions to closing set forth in Section 6.02 hereof have been satisfied or waived (except for the expiration of any applicable waiting periods). Prior to the delivery by Pocahontas Bancorp of the writing referred to in the preceding sentence, NARK shall provide Pocahontas Bancorp a written statement, certified without personal liability by the chief executive officer of NARK and dated the date of such writing, that the representation made in Section 3.15 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by NARK or any NARK Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 7.01(b) hereof; and

         (viii) Shareholders' Meeting. NARK shall submit this Agreement to its shareholders for approval at a meeting to be held as soon as practicable, and have its Board of Directors recommend approval of this Agreement to its shareholders.

     (b) From and after the date of this Agreement, Pocahontas Bancorp and NARK shall each:

         (i) Filings and Approvals. Cooperate with the other in the preparation and filing, as soon as practicable, of (A) the Applications, (B) the Registration Statement and related filings under state securities laws covering the Pocahontas Bancorp Common Stock to be issued pursuant to the Company Merger,
(C) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Company Merger and the Bank Merger, and
(D) all other documents contemplated by this Agreement;

         (ii) Identification of NARK's Affiliates. Cooperate with the other and use its best efforts to identify those persons who may be deemed to be Affiliates of NARK;

         (iii) Public Announcements. Cooperate and cause its respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to NARK shareholders, NARK's internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary, provided that the disclosing party notifies the other party reasonably in advance of the timing and contents of such disclosure;

         (iv) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

         (v) Maintenance of Books and Records. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with generally accepted accounting principles applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

         (vi) Delivery of Securities Documents. Deliver to the other, copies of all Securities Documents simultaneously with the filing thereof; or

         (vii) Taxes. File all federal, state, and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due.

         Section 5.11. Employee and Termination Benefits; Directors and Management.

     (a) Employee Benefits. NARK and/or Newport Federal, as applicable, shall have taken all actions necessary to cause the termination of all NARK Compensation and Benefit Plans, effective as of the Company Merger Effective Date. Except as specifically noted in this Section 5.11, employees of NARK or Newport Federal who continue as employees of Pocahontas Bancorp or FCB after the Merger Effective Date ("Continuing Employees") shall receive credit for service with NARK or Newport Federal (for purposes of eligibility and vesting determination but not for benefit accrual purposes) under any similar existing Pocahontas Bancorp benefit plan or new Pocahontas Bancorp benefit plan in which such employees or their dependents would be eligible to enroll, on the same basis as it provides coverage to employees of Pocahontas Bancorp and FCB except that any pre-existing condition, eligibility waiting period or other limitations and exclusions otherwise applicable under such plans to new employees shall not apply to such employees or their covered dependents who were covered under a similar Newport Federal plan on the Company Merger Effective Date. Such service shall also apply for purposes of satisfying any waiting periods, actively- at-work requirements and evidence of insurability requirements.

     (b) Pocahontas Bancorp shall make available to Continuing Employees and their dependents employer-provided health coverage on the same basis as it provides such coverage to employees of Pocahontas Bancorp or FCB. Unless a Continuing Employee affirmatively terminates coverage under a NARK health plan prior to the time that such Continuing Employee becomes eligible to participate in the Pocahontas Bancorp health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the NARK health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of Pocahontas Bancorp or FCB and their dependents. Terminated NARK and Newport Federal employees and qualified beneficiaries will have the right to continue coverage under group health plans of Pocahontas Bancorp and/or Pocahontas Bancorp Subsidiaries in accordance with Code Section 4980B(f). Continuing Employees who become covered under a Pocahontas Bancorp health plan shall be required to satisfy the deductible limitations of the Pocahontas Bancorp health plan for the plan year in which the coverage commences, without offset for deductibles satisfied under the NARK health plan.

     (c) The Newport Federal Employee Stock Ownership Plan (the "Newport Federal ESOP") shall be terminated as of the Company Merger Effective Date (all shares held by the Newport Federal ESOP shall be converted into the right to receive the Merger Consideration). As soon as administratively practicable following the Company Merger Effective Date, all outstanding Newport Federal ESOP indebtedness existing as of the Company Merger Effective Date shall be repaid from assets held in the suspense account or sufficient assets shall be sold from the suspense account so that the proceeds may be applied to repay the indebtedness existing as of the Company Merger Effective Date, and the remaining balance shall be allocated to Newport Federal employees, as provided for in the Newport Federal ESOP, subject to the Code, ERISA, and rules and regulations promulgated thereunder. In connection with the termination of the Newport Federal ESOP, Newport Federal shall promptly apply to the IRS for a favorable determination letter on the tax-qualified status of the Newport Federal ESOP on termination and any amendments made to the Newport Federal ESOP in connection with its termination or otherwise, if such amendments have not previously received a favorable determination letter from the IRS with respect to their qualification under Code Section 401(a). Any and all distributions from the Newport Federal ESOP after its termination shall be made consistent with the aforementioned determination letter.

     (d) As of the Company Merger Effective Date, Newport Federal's President and Chief Executive Officer, Brad Snider, shall execute a termination agreement and release in the form set forth in Exhibit 5.11(d)(1), to provide that such employment agreement shall terminate as of the Company Merger Effective Date and, in lieu of any payments due under such employment agreement, Mr. Snider shall be offered an employment agreement the form of which is set forth in
Exhibit 5.11(d)(2).

     (e) FCB shall cause its Board of Directors to be expanded by up to three members and Pocahontas Bancorp and NARK shall mutually agree on up to three persons to be appointed to FCB's Board of Directors immediately following the Bank Merger Effective Date. In the event that an appointee is unable to serve as a director of FCB as a result of illness, death, resignation or any other reason, Pocahontas Bancorp and NARK promptly shall mutually agree on a substitute appointee to serve as a member of the Board of Directors of FCB.

     (f) At the Bank Merger Effective Date, FCB shall establish an advisory board of directors, which shall include those members of Newport Federal's Board of Directors set forth in Section 5.11(f) of the NARK Disclosure Schedule. Such advisory board shall meet at such times (not less than quarterly) and at such places as FCB shall determine. Each advisory board member shall receive an annual retainer of $1,800 payable quarterly or monthly for so long as such member shall be elected to the advisory board in accordance with FCB's bylaws. The provisions of this Section 5.11(f) are intended to be for the benefit of, and shall be enforceable by, each member of such advisory board.

     (g) All employees of NARK or Newport Federal on the Closing Date shall be offered employment with Pocahontas Bancorp or FCB; provided, the respective titles and responsibilities of such Continuing Employees may be changed by Pocahontas Bancorp, in its discretion.

     (h) Pocahontas Bancorp agrees to pay the amounts due under the NARK Directors' Retirement Plan set forth on NARK Disclosure Schedule 5.11(h) to the person set forth thereon and in the manner set forth thereon. Pocahontas Bancorp agrees to honor in accordance with their terms all other benefits and amounts due to employees and directors under the Compensation and Benefit Plans including, without limitation, the payment of all amounts due thereunder whether or not accrued as of the date of this Agreement.

     Section 5.12. Duty to Advise; Duty to Update Pocahontas Bancorp's Disclosure Schedule. Pocahontas Bancorp shall promptly advise NARK of any change or event having a Material Adverse Effect on it or on any Pocahontas Bancorp Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Pocahontas Bancorp shall update Pocahontas Bancorp's Disclosure Schedules as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Pocahontas Bancorp Disclosure
Schedule. The delivery of such updated Schedule shall not relieve Pocahontas Bancorp from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.01(c) hereof.

     Section 5.13. Affiliate Letter. No later than five days after the date of this Agreement, NARK shall use its best efforts to cause to be delivered to Pocahontas Bancorp the Letter Agreement attached hereto as Exhibit 5.13, executed by each director and executive officer of NARK.


                                   ARTICLE VI
                                   CONDITIONS

     Section 6.01. Conditions to NARK's Obligations under this Agreement. The obligations of NARK hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by NARK pursuant to Section 8.03 hereof:

     (a) Corporate Proceedings. All action required to be taken by, or on the part of, Pocahontas Bancorp and FCB to authorize the execution, delivery and performance of this Agreement and the Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Plan of Merger, shall have been duly and validly taken by Pocahontas Bancorp and FCB; and NARK shall have received certified copies of the resolutions evidencing such authorizations;

     (b) Covenants. The obligations and covenants of Pocahontas Bancorp required by this Agreement to be performed by Pocahontas Bancorp at or prior to the Closing Date shall have been duly performed and complied with in all respects, except where the failure to perform or comply with any obligation or covenant would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to Pocahontas Bancorp;

     (c) Representations and Warranties. The representations and warranties of Pocahontas Bancorp set forth in this Agreement shall be true and correct, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty (i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a Material Adverse Effect with respect to Pocahontas Bancorp and FCB;

     (d) Approvals of Regulatory Authorities. Pocahontas Bancorp shall have received all required approvals of Regulatory Authorities of the Company Merger and the Bank Merger (without the imposition of any conditions that are in Pocahontas Bancorp's reasonable judgment unduly burdensome) and delivered copies thereof to NARK; and all notice and waiting periods required thereunder shall have expired or been terminated;

     (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

     (f) No Material Adverse Effect. Since June 30, 2001, there shall not have occurred any Material Adverse Effect with respect to Pocahontas Bancorp;

     (g) Officer's Certificate. Pocahontas Bancorp shall have delivered to NARK a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (f) of this Section 6.01 have been satisfied, to the best knowledge of the officer executing the same;

     (h) Opinion of Pocahontas Bancorp's Counsel. NARK shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., counsel to Pocahontas Bancorp, dated the Closing Date, in form and substance reasonably satisfactory to NARK and its counsel to the effect set forth on Exhibit 6.1 attached hereto;

     (i) Registration Statement. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained;

     (j) Tax Opinion. NARK shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. substantially to the effect set forth on Exhibit 6.2 attached hereto;

     (k) Approval of NARK's Shareholders. This Agreement shall have been approved by the shareholders of NARK by such vote as is required under applicable Tennessee law and NARK's charter and bylaws;

     (l) Investment Banking Opinion. NARK shall have received the written opinion from Ferguson on or before the date of this Agreement and updated in writing as of a date within five (5) days of mailing the Prospectus/Proxy Statement, to the effect that the Exchange Ratio is fair, from a financial point of view, to NARK shareholders; and

     (m) Stock Exchange Listing. The shares of Pocahontas Bancorp Common Stock which shall be issued to the shareholders of NARK upon consummation of the Merger shall have been authorized for listing on the Nasdaq National Market System, subject to official notice of issuance.

     (n) The Exchange Agent shall have delivered to NARK a certificate dated as of the Company Merger Effective Date to the effect that the Exchange Agent has received from Pocahontas Bancorp due authorization to issue certificates for the required number of shares of Pocahontas Bancorp Common Stock to be issued in the Company Merger and cash to cover fractional shares.

     Section 6.02. Conditions to Pocahontas Bancorp's Obligations under this Agreement. The obligations of Pocahontas Bancorp hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Pocahontas Bancorp pursuant to Section 8.03 hereof:

     (a) Corporate Proceedings. All action required to be taken by, or on the part of, NARK and Newport Federal to authorize the execution, delivery and performance of this Agreement and the Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Plan of Merger, shall have been duly and validly taken by NARK and Newport Federal; and Pocahontas Bancorp shall have received certified copies of the resolutions evidencing such authorizations;

     (b) Covenants. The obligations and covenants of NARK, required by this Agreement to be performed by it at or prior to the Closing Date shall have been duly performed and complied with in all respects, except where the failure to perform or comply with any obligation or covenant would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to NARK;

     (c) Representations and Warranties. The representations and warranties of NARK set forth in this Agreement shall be true and correct as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty (i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to NARK;

     (d) Approvals of Regulatory Authorities. Pocahontas Bancorp shall have received all required approvals of Regulatory Authorities of the Company Merger and the Bank Merger (without the imposition of any conditions that are in Pocahontas Bancorp's reasonable judgement unduly burdensome) and all notice and waiting periods required thereunder shall have expired or been terminated;

     (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

     (f) No Material Adverse Effect. Since June 30, 2001, there shall not have occurred any Material Adverse Effect with respect to NARK;

     (g) Officer's Certificate. NARK shall have delivered to Pocahontas Bancorp a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (f) of this Section 6.02 have been satisfied, to the best knowledge of the officer executing the same;

     (h) Opinions of NARK's Counsel. Pocahontas Bancorp shall have received an opinion of Stradley Ronon Housley Kantarian & Bronstein, LLP, counsel to NARK, dated the Closing Date, in form and substance reasonably satisfactory to
Pocahontas Bancorp and its counsel to the effect set forth on Exhibit 6.3 attached hereto;

     (i) Registration Statement. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained;

     (j) Tax Opinion. Pocahontas Bancorp shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., its counsel, substantially to the effect set forth on Exhibit 6.4 attached hereto;

     (k) Investment Banking Opinion. Pocahontas Bancorp shall have received the written opinion from RP on or before the date of this Agreement and updated in writing as of a date within five (5) days of mailing the Prospectus/Proxy Statement to the effect that the Company Merger is fair from a financial point of view to Pocahontas Bancorp shareholders.


                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

     Section 7.01 Termination. This Agreement may be terminated on or at any time prior to the Closing Date:

     (a) By the mutual written consent of the parties hereto;

     (b) By Pocahontas Bancorp or NARK:

         (i) if there shall have been any breach of any representation, warranty, covenant or other obligation of Pocahontas Bancorp which results in a Material Adverse Effect with respect to Pocahontas Bancorp, on the one hand, or of NARK which results in a Material Adverse Effect with respect to NARK, on the other hand, and such breach cannot be, or shall not have been, remedied within thirty (30) days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied;

         (ii) if the Closing Date shall not have occurred on or before July 31, 2002, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date; or

         (iii) if either party has been informed in writing by a Regulatory Authority whose approval or consent has been requested that such approval or consent is unlikely to be granted, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing Date; or

         (iv) if the approval of the shareholders of NARK required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof; or

     (c) (i) by Pocahontas Bancorp, by action of its Board of Directors, by giving written notice of such election to NARK within two (2) business days after the Valuation Period, in the event the Pocahontas Bancorp Market Value is less than $7.00; or

         (ii) by NARK, by action of its Board of Directors, by giving written notice of such election to Pocahontas Bancorp within two (2) business days after the Valuation Period, in the event the Pocahontas Bancorp Market Value is greater than $11.00.

     Section 7.02. Effect of Termination. If this Agreement is terminated pursuant to Section 7.01 hereof, this Agreement shall forthwith become void (other than Section 8.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of Pocahontas Bancorp or NARK to the other, except that no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.


                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section 8.01. Expenses. (a) Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

     (b) In the event of any termination of this Agreement by a party pursuant to Section 7.01(b)(i) hereof based on a breach of a representation or warranty, or the breach of a covenant, by the other party hereto, the breaching party shall pay to the non-breaching party all out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by the non-breaching party in connection with entering into this Agreement and carrying out of any and all acts contemplated hereunder; provided, however, that this clause shall not be construed to relieve or release a breaching party from any additional liabilities or damages arising out of its willful breach of any provision of this Agreement.

     Section  8.02.   Non-Survival  of  Representations   and  Warranties.   All
representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants shall terminate on the Closing Date.

     Section 8.03. Amendment, Extension and Waiver; Alternative Structure. (a) Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (i) amend this Agreement, (ii) extend the time for the performance of any of the obligations or other acts of either party hereto, (iii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (iv) waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     (b) Notwithstanding anything to the contrary contained in this Agreement, prior to the Company Merger Effective Date, Pocahontas Bancorp shall be entitled to revise the structure of the Company Merger, the Bank Merger and the other transactions contemplated hereby and thereby provided, that (i) there are no material adverse federal or state income tax consequences to NARK or Newport Federal's stockholders as a result of the modification; (ii) the consideration to be paid to the holders of the shares of NARK Common Stock under this Agreement is not thereby changed in kind or reduced in amount; (iii) there are no material adverse changes to the benefits and other arrangements provided to or on behalf of NARK's and Newport Federal's directors, officers and other employees; and (iv) such modification will not be likely to delay materially or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Company Merger and the Bank Merger. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

     Section 8.04. Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities.

     Section 8.05. No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

     Section 8.06. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

     (a) If to Pocahontas Bancorp, to:

                           Pocahontas Bancorp, Inc.
                           203 West Broadway
                           Pocahontas, Arkansas 72455
                           Attention:      Dwayne Powell
                                           President and Chief Executive Officer


         with a copy to:
                           Luse Lehman Gorman Pomerenk & Schick, PC
                           5335 Wisconsin Avenue, NW
                           Washington, D.C. 20015
                           Attention:       Robert B. Pomerenk, Esq.
                                            Eric Luse, Esq.

                  (b)      If to NARK, to:

                           North Arkansas Bancshares, Inc.
                           200 Olivia Drive
                           Newport, Arkansas 72112
                           Attn:    Brad Snider
                                    President and Chief Financial Officer
         with a copy to:
                           Stradley Ronon Housley Kantarian & Bronstein, LLP 1220 19th Street, N.W.
                           Suite 700
                           Washington, D.C.  20036
                           Attn:    Gary R. Bronstein, Esq.
                                    Joan S. Guilfoyle, Esq.

     Section 8.07. Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     Section 8.08. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     Section  8.09.  Severability.  If any  provision  of this  Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     Section 8.10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the State of Delaware.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                  POCAHONTAS BANCORP, INC.

                                  By:      /s/ Dwayne Powell
                                           -------------------------------------
ATTEST:
                                  Name:    Dwayne Powell
                                           -------------------------------------

/s/ Erin M. Dunn                  Title:   President and Chief Executive Officer
---------------------------                -------------------------------------




                                  NORTH ARKANSAS BANCSHARES, INC.

                                  By:      /s/ Brad Snider
                                           -------------------------------------
ATTEST:
                                  Name:    Brad Snider
                                           -------------------------------------

/s/ Kaneaster Hodges, Jr.         Title:   President and Chief Executive Officer
----------------------------               -------------------------------------

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of November 20, 2001, between Pocahontas Bancorp, Inc., a Delaware corporation ("Grantee") and North Arkansas Bancshares, Inc. ("Issuer"), a Tennessee corporation.

                              W I T N E S S E T H:

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto prior to this Agreement; and

     WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 55,802 fully paid and nonassessable shares of its common stock, par value $0.01 per share ("Common Stock"), at a price of $11.25 per share (such price, as adjusted if applicable, the "Option Price"); provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than as permitted under the Merger Agreement) at a price less than $11.25 per share, such Option Price shall be equal to such lesser price. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, it equals 19.9% of the number of shares of Common Stock then issued and outstanding, without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

     2. (a) If not in material breach of the Merger Agreement, the holder or holders of the Option (including Grantee or any subsequent transferee(s)) (the "Holder") may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection
(e) of this Section 2) within 120 days following the first such Subsequent Triggering Event. Each of the following shall be an Exercise Termination Event:
(i) the Company Merger Effective Time (as defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iii) the passage of twelve months after termination of the Merger Agreement if such termination follows or occurs at the same time as the occurrence of an Initial Triggering Event.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, and the rules and regulations thereunder (the "1934 Act")) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary"). For purposes of this Agreement, "Acquisition
     Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the SEC) of Issuer, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer or any Significant Subsidiary of Issuer, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership of securities representing 25% or more of the voting power of Issuer or any Significant Subsidiary of Issuer, provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries;

          (ii) (A) Any person other than Grantee, or any Grantee Subsidiary, or any Issuer Subsidiary acting in a fiduciary capacity (collectively, "Excluded Persons"), alone or together with such person's affiliates and associates (as such terms are defined in Rule 12b-2 under the 1934 Act) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 25% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder) or (B) any group (as such term is defined in Section 13(d)(3) of the 1934 Act), other than a group of which only Excluded Persons are members, shall have been formed that beneficially owns 25% or more of the shares of Common Stock then outstanding;

          (iii) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to (A) engage in an Acquisition Transaction or (B) commence a tender or exchange offer the consummation of which would result in such person acquiring beneficial ownership of securities representing 25% or more of Issuer's voting power;

          (iv) The Board of Directors of Issuer shall have failed to recommend to its stockholders the adoption of the Merger Agreement or shall have withdrawn, modified or changed its recommendation in a manner adverse to Grantee;

          (v) After a bonafide proposal is made by a third party (other than an Excluded Person) to Issuer to engage in an Acquisition Transaction, Issuer shall have intentionally and knowingly breached any representation, warranty, covenant or agreement contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement pursuant to Section 7.01(b) therein (without regard to any grace period provided for therein) and (y) shall not have been cured prior to the Notice Date (as defined below); or

          (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Office of Thrift Supervision ("OTS") or other federal or state bank regulatory authority, for approval to engage in an Acquisition Transaction.

     (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person other than an Excluded Person of beneficial ownership of 25% or more of the then outstanding Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in subparagraph (i) of subsection (b) of this Section 2.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which is herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 45 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the OTS or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (f) At each closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer this Agreement and a letter agreeing that the Holder will not offer or sell or otherwise dispose of such shares in violation of applicable law or this Agreement.

     (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

          "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor. "

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933 ("1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Home Owners' Loan Act, as amended ("HOLA"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the OTS, or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the OTS or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, in the event of any change in Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions, or the like, the type and number, and/or the price, of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted, and proper provision shall be made in the agreements governing such transaction so that the Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of the Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer (including any successor thereto) shall, at the request of the

Holder delivered at the time of and together with a written notice of exercise in accordance with Section 2(e) hereof (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering any shares issued or issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by the Holder. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. The Holder shall have the right to demand not more than two such registrations under this Agreement; provided, however, that Issuer shall be required to bear the expenses related only to the first such registration, and the Holder shall bear such expenses to the extent related to the second. The foregoing notwithstanding, if, at the time of any request by the Holder for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and provided, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary in this Agreement, in no event shall Issuer be obliged to effect more than two registrations pursuant to this Section 6 by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

     7. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

          (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

          (2) "Substitute Common Stock" shall mean the common stock (or similar equity interest) with the greatest voting power with respect of the election of directors (or other persons similarly responsible for direction of the business and affairs) of the issuer of the Substitute Option.

          (3) "Assigned Value" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, or (iii) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder and reasonably acceptable to the Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Assigned Value, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder and reasonably acceptable to the Issuer.

          (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of Common Stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms and conditions as the Option, provided, that if any term or condition of the Substitute Option cannot, for legal reasons, be the same as the Option, such term or condition shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to (i) the product of (A) the Assigned Value and (B) the number of shares of Common Stock for which the Option is then exercisable, divided by (ii) the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option.

     (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     8. The 120 or 180-day period (as applicable) for exercise of certain rights under Sections 2 and 6 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     9. Repurchase at the Option of Holder. (a) At the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 9(d)) which occurs prior to an Exercise Termination Event and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 9 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 9 Repurchase Consideration") equal to the sum of:

          (i) the aggregate Option Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

          (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Common Stock over (y) the Option Price (subject to adjustment pursuant to Sections 1 and 5), multiplied by the number of shares of Common Stock with respect to which the Option has not been exercised; and

          (iii) the excess, if any, of the Applicable Price over the Option Price (subject to adjustment pursuant to Sections 1 and 5) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

     (b) If Holder exercises its rights under this Section 9, Issuer shall, within 10 business days after the Request Date, pay the Section 9 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any federal or state regulatory authority is required in connection with the payment of all or any portion of the Section 9 Repurchase Consideration, Holder shall have the option to revoke its request for repurchase pursuant to Section 9, in whole or to the extent of any prohibition, or to require that Issuer deliver from time to time that portion of the Section 9 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any federal or state regulatory authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 9, Issuer shall promptly give notice of such fact to Holder. If any federal or state regulatory authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such regulatory authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 9(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

     Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 9 shall terminate on the date of termination of this Option pursuant to Section 2(a).

     (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Common Stock paid for any such share by the person or groups described in Section 9(d)(i), (ii) the price per share of Common Stock received by holders of Common Stock in connection with any merger or other business combination transaction described in Section 7(a)(i), 7(a)(ii) or 7(a)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, divided by the number of shares of Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

     (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any transaction of the type described in Section 7(a)(i), 7(a)(ii) or 7(a)(iii) shall have been consummated.


     10. Issuer hereby represents and warrants to Grantee as follows:

     (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. This Agreement is the valid and legally binding obligation of Issuer.

     (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the then maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

     (c) Issuer has taken all necessary action to exempt this Agreement, and the transactions contemplated hereby and thereby from, and this Agreement and the transactions contemplated hereby and thereby are exempt from, (i) any applicable state takeover laws, (ii) any state laws limiting or restricting the voting rights of stockholders and (iii) any provision in its or any of its subsidiaries' articles of incorporation, certificate of incorporation, charter or bylaws restricting or limiting stock ownership or the voting rights of stockholders.

     (d) The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation or bylaws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or nongovernmental permit or license to which it or any of its subsidiaries is subject, that would, in any case referred to in this clause (ii), give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

     11. Grantee hereby represents and warrants to Issuer that:

     (a) Grantee has full corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

     (b) This Option is not being acquired with a view to the public distribution thereof and neither this Option nor any Option Shares will be transferred or otherwise disposed of except in a transaction registered or exempt from registration under applicable federal and state securities laws and regulations.

     12. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except (i) to any wholly-owned Subsidiary or (ii) that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder to one or more transferees, provided that any such assignment may only be done to the extent such assignment is permissible under all applicable federal and state securities laws and the rules and regulations of the Office of Thrift Supervision.

     13. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

     14. Notwithstanding anything to the contrary herein, in the event that the Holder or any Related Person thereof is a person making an offer or proposal to engage in an Acquisition Transaction (other than the transactions contemplated by the Merger Agreement), then in the case of a Holder or any Related Person thereof, the Option held by it shall immediately terminate and be of no further force or effect. A Related Person of a Holder means any Affiliate (as defined in Rule 12b-2 of the rules and regulations under the 1934 Act) of the Holder and any person that is the beneficial owner of 20% or more of the voting power of the Holder.

     15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

     17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

     18. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     21. Except as otherwise expressly provided herein, or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and, as permitted herein, assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers, all as of the date first above written.



ATTEST:                          POCAHONTAS BANCORP, INC.


----------------------------     BY:       /s/ Dwayne Powell

                                 Its:   President and Chief Executive Officer



ATTEST:                          NORTH ARKANSAS BANCSHARES, INC.



----------------------------     BY:       /s/ Brad Snider

                                 Its:   President and Chief Executive Officer

                                  March 4, 2002


The Board of Directors
North Arkansas Bancshares, Inc.
200 Olivia Drive
Newport, Arkansas 72112

Dear Directors:

     North Arkansas Bancshares, Inc. ("NARK") has entered into an Agreement and Plan of Merger ("Agreement") dated November 20, 2001, with Pocahontas Bancorp, Inc., Jonesboro, Arkansas ("Pocahontas Bancorp"). The purchase price is $4,405,455 of value in the form of stock in Pocahontas Bancorp. Each share of NARK Common Stock which is issued and outstanding at the effective time of the merger will be converted into the number shares of Pocahontas Bancorp Common Stock determined by dividing $15.00 by the Pocahontas Bancorp Market Value ("PBMV") as defined in the Agreement.

     The PBMV is defined in the Agreement as the average of the closing bid price of Pocahontas Bancorp common stock on the Nasdaq National Market System (as reported by The Wall Street Journal) for each of the fifteen consecutive trading days ending on the fifth business day before the Closing Date.

     You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of NARK of the consideration to be paid to the shareholders of NARK pursuant to the Agreement.

     Ferguson & Company ("Ferguson"), as a customary part of its consulting business, is engaged in the valuation of banks, thrifts and holding companies and their securities in connection with mergers and acquisitions, stock purchase offers and other purposes.

     In the course of our review, we have studied the Agreement and certain publicly available information, relating to NARK and Pocahontas Bancorp and certain additional materials made available by their respective managements. In addition, we have reviewed financial projections separately prepared by independent third parties and by Ferguson relating to future operations of NARK and Pocahontas Bancorp. We have compared certain financial and securities data of NARK and Pocahontas Bancorp with other comparable companies whose securities are traded in the public market, studied the pro forma effects of the proposed merger and reviewed the financial terms of certain recent merger transactions comparable to the proposed merger.

BOARD OF DIRECTORS
March 4, 2002
Page 2


     Although we have no reason to believe that the financial and other information contained in publicly available materials or in other materials on which we have relied is not accurate, complete and fair, we have not independently verified it and, for the purposes of this opinion, have assumed the accuracy, completeness and fairness thereof. With respect to the internal financial projections of Pocahontas Bancorp, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgment of management. In addition, we have not made an independent evaluation or appraisal of the assets of NARK or Pocahontas Bancorp, nor have we been furnished with such an appraisal.

     We were not authorized to solicit, and did not solicit, any alternative offers to the one submitted by Pocahontas Bancorp for the acquisition of NARK. Though we evaluated the proposal received and considered by the Board of Directors, our opinion herein is not an expression of any of the relative merits and detriments, or a recommendation regarding the acceptance or rejection, of the proposal in relation to the transaction described in the Agreement. Our opinion also is not an expression that the transaction described in the Agreement will necessarily provide the most value available to the shareholders of NARK. Our opinion is strictly limited to addressing the fairness to the shareholders of NARK, from a financial point of view, of the consideration to be received by them in the transaction described in the Agreement.

     Our opinion is based upon circumstances as of the date hereof, including current conditions in the United States securities markets. Events occurring after the date hereof, including, but not limited to, changes affecting the United States securities markets and subsequent results of operations of NARK or Pocahontas Bancorp, could materially affect the assumptions used in preparing this opinion.

     Based on the analysis described above (and other matters that were considered relevant) and in reliance (without independent verification) on the accuracy, completeness and fairness of the information reviewed by us, it is our opinion that, from a financial point of view, as of the date hereof, the consideration to be paid by Pocahontas Bancorp to NARK shareholders pursuant to the Agreement is fair to the shareholders of NARK.

                                               Ferguson & Company



                                               Robin Fussell
                                               Principal

                       TENNESSEE BUSINESS CORPORATION ACT

                                   Chapter 23
                    BUSINESS CORPORATIONS--DISSENTERS' RIGHTS
             Part 1. Right to Dissent and Obtain Payment for Shares

        48-23-101 DEFINITIONS.--(1) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder;
        (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;
        (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under ss. 48-23-102 and who exercises that right when and in the manner required by ss.ss. 48-23-201--48-23-209;
        (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;
        (5) "Interest" means interest from the effective date of the corporate action that gave rise to the shareholder's right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;
        (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and
        (7) "Shareholder" means the record shareholder or the beneficial shareholder. 48-23-102 RIGHT TO DISSENT.--(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:
        (1) Consummation of a plan of merger to which the corporation is a party:
        (A) If shareholder approval is required or the merger byss.48-21-103 or the charter and the shareholder is entitled to vote on the merger; or
        (B) If the corporation is a subsidiary that is merged with its parent under ss.48-21-104;
        (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
        (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one
(1) year after the date of sale;
        (4) An amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it:
        (A)  Alters or abolishes a preferential right of the shares;
        (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
        (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
        (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
        (E) Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under ss.48-16-104; or
        (5) Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
        (b) A shareholder entitled to dissent and obtain payment for his shares under this chapter may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
        (c) Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under ss.6 of the Securities Exchange Act of 1934, as amended, or is a

"national market system security," as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.
        48-23-103 DISSENT BY NOMINEES AND BENEFICAL OWNERS.--(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.
        (b) A beneficial shareholder may assert dissenters' rights to shares of any one (1) or more classes held on his behalf only if:
        (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
        (2) He does so with respect to all shares of the same class of which he is the beneficial shareholder or over which he has power to direct the vote.


                     Part 2. Procedure for Exercise of Dissenters' Rights 48-23-201 NOTICE OF DISSENTERS' RIGHTS. --(a) If proposed corporate action creating dissenters' rights under ss.48-23-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.
        (b) If corporate action creating dissenters' rights under ss.48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in ss.48-23-203.
        (c) A corporation's failure to give notice pursuant to this section will not invalidate the corporate action.
        48-23-202 NOTICE OF INTENT TO DEMAND PAYMENT.--(a) If proposed corporate action creating dissenters' rights under ss.48-23-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' right:
        (1) Must deliver to the corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
        (2) Must not vote his shares in favor of the proposed action. No such written notice of intent to demand payment is required of any shareholder to whom the corporation failed to provide the notice required by ss.48-23-201.
        (b) A shareholder who does not satisfy the requirements of subsection
(a) is not entitled to payment for his shares under this chapter.
        48-23-203 DISSENTERS' NOTICE.--(a) If proposed corporate action creating dissenters' rights under ss.48-23-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of ss.48-23-202.
        (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was authorized by the shareholders or effectuated, whichever is the first to occur, and must:
        (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
        (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
        (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;
        (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date the subsection (a) notice is delivered; and
        (5) Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to ss.48-23-201.
        48-23-204 DUTY TO DEMAND PAYMENT.--(a) A shareholder sent a dissenters' notice described in ss.48-23-203 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to ss.48-23-203(b)(3), and deposit his certificates in accordance with the terms of the notice.

        (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.
        (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.
        (d) A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto.
        48-23-205 SHARE RESTRICTIONS. --(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under ss.48-23-207.
        (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.
        48-23-206 PAYMENT.--(a) Except as provided in ss.48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with ss.48-23-204 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.
        (b)   The payment must be accompanied by:
        (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
        (2) A statement of the corporation's estimate of the fair value of the shares; (3) An explanation of how the interest was calculated; (4) A statement of the dissenter's right to demand payment under ss.48-23-209; and (5) A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant toss.48-23-201 orss.48-23-203.
        48-23-207 FAILURE TO TAKE ACTION.--(a) If the corporation does not effectuate the proposed action that gave rise to the dissenters' rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
        (b) If after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters' notice under ss.48-23-203 and repeat the payment demand procedure.
        48-23-208 AFTER-ACQUIRED SHARES.--(a) A corporation may elect to withhold payment required by ss.48-23-206 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.
        (b) To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under ss.48-23-209.
        48-23-209 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.--(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under ss.48-23-206), or reject the corporation's offer under ss.48-23-208 and demand payment of the fair value of his shares and interest due, if:
        (1) The dissenter believes that the amount paid under ss.48-23-206 or offered under ss.48-23-208 is less than the fair value of his shares or that the interest due is incorrectly calculated;
        (2) The corporation fails to make payment under ss.48-23-206 within two
(2) months after the date set for demanding payment; or
        (3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.
        (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for his shares.

                      Part 3. Judicial Appraisal of Shares
        48-23-301 COURT ACTION.--(a) If a demand for payment under ss.48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
        (b) The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
        (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
        (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
        (e) Each dissenter made a party to the proceeding is entitled to judgment:
        (1) For the amount, if any, by which the court finds the fair value of his shares, plus accrued interest, exceeds the amount paid by the corporation; or
        (2) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under ss.48-23-208.

        48-23-302 COURT COSTS AND COUNSEL FEES.--(a) The court in an appraisal proceeding commenced under ss.48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ss.48-23-209.
        (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
        (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements ofss.ss.48-23-201--48-23-209; or
        (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
        (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     Article TENTH of the Registrant's Certificate of Incorporation provides for the following indemnification for Directors and Officers.

     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

     D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

     E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

Item 21.  Exhibits & Financial Statement Schedules.

       (a) Exhibits

           Number             Description

            (2) The Agreement and Plan of Merger (included as APPENDIX I to the Proxy Statement/Prospectus).

            (3)(a)            Certificate of Incorporation of Pocahontas
                              Bancorp.1

            (3)(b)            By-laws of Pocahontas Bancorp.2

            (5) Legal Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation.

            (8) Tax opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation.

            (10)(a) Employment Agreement between First Community Bank and Dwayne Powell.3

            (10)(b)           Employment Separation Agreement and Release with
                              Skip Martin.4

            (10)(c)           Stock Option Plan.5

            (10)(d)           Recognition and Retention Plan.6

            (10)(e)           401(k) Savings and Employee Stock Ownership Plan.7

            (10)(f) Restated Supplemental Retirement Income Agreement for Dwayne Powell.8

            (10)(g)           Amended and Restated Stock Option Plan.

            (10)(h)           Amended and Restated Recognition and Retention
                              Plan.

            (10)(i) Agreement with Ralph P. Baltz amending his Director Supplemental Retirement Income Agreement.

            (10)(j) Agreement with Dwayne Powell amending his Director Supplemental Retirement Income Agreement.

            (10)(k) Agreement with Marcus Van Camp amending his Director Supplemental Retirement Income Agreement.

            (10)(l) Agreement with Robert Rainwater amending his Director Supplemental Retirement Income Agreement.

            (10)(m)           Agreement with Skip Martin.

            (10)(n)           Separation Agreement with James A. Edington.

            (13) Annual Report to Security Holders on Form 10-K (incorporated by reference to such reports as previously filed with the Commission)

            (23)(a)           Consent of Deloitte & Touche LLP 9

            (23)(b) Consent of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation (contained in Exhibits 5 and 8 included in the Form S-4).

            (23)(c)           Consent of Ferguson & Company.

            (24) Power of Attorney (included in the signature pages).

            (99) Form of proxy for the Special Meeting of Stockholders of North Arkansas Bankshares.

         (b)      Financial Statement Schedules - Not applicable.

         (c)      Not applicable.
         -----------------------

         1 Incorporated by reference from Exhibit 3.1 of the S-1 Registration Statement, filed on December 23, 1997, Registration No. 333-43143.

         2 Incorporated by reference from Exhibit 3.2 of the Form S-1 Registration Statement, filed on December 23, 1997, Registration No. 333-43143.

         3 Incorporated by reference from Exhibit 10.3 of the S-1 Registration Statement, filed on December 23, 1997, Registration No. 333-43143.

         4 Incorporated by reference from a Current Report on Form 8-K/A, filed on March 25, 1999.

                                         (footnotes continued on following page)

         5 Incorporated by reference from Exhibit A to the proxy statement dated September 16, 1998 for the Annual Meeting of Stockholders held on October 23, 1998.

         6 Incorporated by reference from Exhibit B to the Proxy Statement dated September 16, 1998 for the Annual Meeting of Stockholders held on October 23, 1998.

         7 Incorporated by reference from Exhibit 10.11 of the S-1 Registration Statement, filed on December 23, 1997, Registration No. 333-43143.

         8 Incorporated by reference from Exhibit 10.6 of the S-1 Registration Statement, filed on December 23, 1997, Registration No. 333-43143.

         9        To be filed by amendment.

Item 22.  Undertakings.

     The undersigned Registrant hereby undertakes:


     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any factors or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security-holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (ss. 230.415) of this chapter), will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions of this Item 22, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jonesboro, State of Arkansas, on March 29, 2002.

                                      POCAHONTAS BANCORP, INC.


Date: March 29, 2002
                                      By   /s/ Dwayne Powell
                                           -------------------------------------
                                           Dwayne Powell
                                           President and Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

     By so signing, each of the undersigned in his or her capacity as a director or officer, or both, as the case may be, of the Company, does hereby appoint Dwayne Powell, with full power of substitution, his or her true and lawful attorney or attorney in-fact and agent to execute in his or her name, place or stead, in his or her capacity as a director or officer or both as the case may be, of the Company, any and all amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Said attorney shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorney and each of them.

Signature                 Title                                  Date
---------                 -----                                  ----

/s/ Dwayne Powell         President, Chief Executive Officer,    March 29, 2002
----------------------    Treasurer and Director                 ---------------
Dwayne Powell             (Principal Executive Officer)


/s/ Terry Prichard        Vice President, Controller             March 29, 2002
----------------------    (Principal Financial and Accounting    ---------------
Terry Prichard            Officer)



/s/  Ralph P. Baltz       Chairman of the Board and Director     March 29, 2002
----------------------                                           ---------------
Ralph P. Baltz



/s/ A.J. Baltz, Jr.       Director                               March 29, 2002
----------------------                                           ---------------
A.J. Baltz, Jr.



/s/ N. Ray Campbell       Director                               March 29, 2002
----------------------                                           ---------------
N. Ray Campbell



/s/  James Edington       Director                               March 29, 2002
----------------------                                           ---------------
James Edington

/s/ Marcus Van Camp       Director                               March 29, 2002
----------------------                                           ---------------
Marcus Van Camp



/s/ Robert Rainwater      Director                               March 29, 2002
----------------------                                           ---------------
Robert Rainwater

                                  EXHIBIT INDEX



           Number             Description
           ------             -----------

            (2) The Agreement and Plan of Merger (included as APPENDIX I to the Proxy Statement/Prospectus).

            (3)(a)            Certificate of Incorporation of Pocahontas
                              Bancorp.1

            (3)(b)            By-laws of Pocahontas Bancorp.2

            (5) Legal Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation.

            (8) Tax opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation.

            (10)(a) Employment Agreement between First Community Bank and Dwayne Powell.3

            (10)(b)           Employment Separation Agreement and Release with
                              Skip Martin.4

            (10)(c)           Stock Option Plan.5

            (10)(d)           Recognition and Retention Plan.6

            (10)(e)           401(k) Savings and Employee Stock Ownership Plan.7

            (10)(f) Restated Supplemental Retirement Income Agreement for Dwayne Powell.8

            (10)(g)           Amended and Restated Stock Option Plan.

            (10)(h)           Amended and Restated Recognition and Retention
                              Plan.

            (10)(i) Agreement with Ralph P. Baltz amending his Director Supplemental Retirement Income Agreement.

            (10)(j) Agreement with Dwayne Powell amending his Director Supplemental Retirement Income Agreement.

            (10)(k) Agreement with Marcus Van Camp amending his Director Supplemental Retirement Income Agreement.

            (10)(l) Agreement with Robert Rainwater amending his Director Supplemental Retirement Income Agreement.

            (10)(m)           Agreement with Skip Martin.

            (10)(n)           Separation Agreement with James A. Edington.

            (13) Annual Report to Security Holders on Form 10-K (incorporated by reference to such reports as previously filed with the Commission)

            (23)(a)           Consent of Deloitte & Touche LLP 9

            (23)(b) Consent of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation (contained in Exhibits 5 and 8 included in the Form S-4).

            (23)(c)           Consent of Ferguson & Company.

            (24) Power of Attorney (included in the signature pages).

            (99) Form of proxy for the Special Meeting of Stockholders of North Arkansas Bankshares.

         (b)      Financial Statement Schedules - Not applicable.

         (c)      Not applicable.
         -----------------------

         1 Incorporated by reference from Exhibit 3.1 of the S-1 Registration Statement, filed on December 23, 1997, Registration No. 333-43143.

         2 Incorporated by reference from Exhibit 3.2 of the Form S-1 Registration Statement, filed on December 23, 1997, Registration No. 333-43143.

         3 Incorporated by reference from Exhibit 10.3 of the S-1 Registration Statement, filed on December 23, 1997, Registration No. 333-43143.

         4 Incorporated by reference from a Current Report on Form 8-K/A, filed on March 25, 1999.

         5 Incorporated by reference from Exhibit A to the proxy statement dated September 16, 1998 for the Annual Meeting of Stockholders held on October 23, 1998.

         6 Incorporated by reference from Exhibit B to the Proxy Statement dated September 16, 1998 for the Annual Meeting of Stockholders held on October 23, 1998.

         7 Incorporated by reference from Exhibit 10.11 of the S-1 Registration Statement, filed on December 23, 1997, Registration No. 333-43143.

         8 Incorporated by reference from Exhibit 10.6 of the S-1 Registration Statement, filed on December 23, 1997, Registration No. 333-43143.

         9        To be filed by amendment.

                                    EXHIBIT 5

             LEGAL OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK,
                           A PROFESSIONAL CORPORATION

              [LETTERHEAD OF LUSE LEHMAN GORMAN POMERENK & SCHICK]




March 29, 2002


The Board of Directors
Pocahontas Bancorp, Inc.
1700 E. Highland
Jonesboro, Arkansas 72401

                  Re:      Pocahontas Bancorp, Inc.
                           Common Stock, Par Value $.01 Per Share
                           --------------------------------------
Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the issuance of common stock, par value $.01 per share ("Common Stock"), of Pocahontas Bancorp, Inc. (the "Company"), in connection with the Agreement and Plan of Merger, dated as of November 20, 2001, between the Company and North Arkansas Bancshares, Inc. ("North Arkansas Bancshares") providing for the merger of North Arkansas Bancshares with and into the Company, with the Company as the surviving entity (the "Merger"). Pursuant to the Merger, shareholders of North Arkansas Bancshares will receive shares of Common Stock of the Company in exchange for their shares of North Arkansas Bancshares Common Stock, as set forth in the Merger Agreement. We have reviewed the Company's Certificate of Incorporation and the Registration Statement on Form S-4 ("Form S-4"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

     We are of the opinion that following the declaration of effectiveness of the Form S-4, the receipt of approvals of North Arkansas Bancshares' shareholders and the regulatory authorities, and the satisfaction or waiver of all conditions precedent to the consummation of the Merger set forth in the Merger Agreement, the Common Stock, when issued in accordance with the Merger Agreement, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the Form S-4, and should not be used for any other purpose nor relied upon by any other person (except for the Securities and Exchange Commission in connection with its processing of the Form S-4), without the prior written consent of this firm. We hereby consent to our firm being referenced under the caption "Legal Matters" in the Form S-4.

                                  Very truly yours,

                                  /s/ Luse Lehman Gorman Pomerenk & Schick, P.C.

                                  LUSE LEHMAN GORMAN POMERENK & SCHICK
                                  A PROFESSIONAL CORPORATION

                                    EXHIBIT 8

              TAX OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK,
                           A PROFESSIONAL CORPORATION

March 29, 2002

Board of Directors
Pocahontas Bancorp, Inc.
203 West Broadway
Pocahontas, Arkansas 72455

Board of Directors
North Arkansas Bancshares, Inc.
200 Olivia Drive
Newport, Arkansas 72112

     Re: Certain Federal Income Tax Consequences Relating to the Merger of Pocahontas Bancorp, Inc. and North Arkansas Bancshares, Inc. Followed by the Merger of First Community Bank and Newport Federal Savings Bank

Gentlemen:

     We have acted as special counsel to Pocahontas Bancorp, Inc., a non-diversified, unitary savings and loan holding company, with principal offices in Pocahontas, Arkansas, in connection with the proposed merger of North Arkansas Bancshares, Inc. ("NARK"), a non-diversified unitary savings and loan holding company with principal offices in Newport, Arkansas (the "Company Merger"). After the Company Merger, Newport Federal Savings Bank ("Newport Federal"), a wholly owned subsidiary of NARK, will merge into First Community Bank ("First Community"), a wholly owned subsidiary of Pocahontas Bancorp, Inc. (the "Bank Merger"). Both the Company Merger and the Bank Merger (collectively, the "Merger") are pursuant to the Agreement and Plan of Merger dated as of November 20 2001, by and between Pocahontas Bancorp, Inc. and North Arkansas Bancshares, Inc. ("Merger Agreement") which is described and set forth in the Prospectus/Proxy Statement included in the Registration Statement on Form S-4 as filed with the Securities Exchange Commission ("SEC") (the "Proxy"). This opinion is being rendered pursuant to your request. Terms used but not defined herein, whether capitalized or not, shall have the meaning given to them in the Merger Agreement.

     For purposes of this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Merger Agreement, (ii) the Registration Statement on Form S-4 filed by Pocahontas Bancorp, Inc. in connection with the above-noted

Board of Directors
Pocahontas Bancorp, Inc.
Board of Directors
North Arkansas Bancshares, Inc.
March 29, 2002
Page 2

transactions (the "Registration Statement"), and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinions below. In our examination, we have assumed the genuineness of all signatures where due execution and delivery are requirements to the effectiveness thereof, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In rendering the opinion set forth below, we have relied, with the consent of Pocahontas Bancorp, Inc. and the consent of NARK, upon certain written representations of Pocahontas Bancorp, Inc. and NARK (which representations we have neither investigated nor verified), copies of which are attached hereto.

     In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, pertinent judicial authorities, interpretative rulings of the Internal Revenue Service and such other authorities as we have considered relevant. We have also assumed that the transactions contemplated by the Agreement will be consummated strictly in accordance with the Agreement and as described in the Proxy, that the Company Merger will qualify as a statutory merger under the applicable laws of the States of Delaware and Tennessee, and that the Bank Merger will qualify as a statutory merger under applicable federal law.

     Based solely upon and subject to the foregoing, it is our opinion that, under presently applicable law, the following will be the material federal income tax consequences of the Company Merger and the Bank Merger.

     1. The Company Merger and the Bank Merger will each qualify as a reorganization under Section 368(a) of the Code.

     2. No gain or loss will be recognized by Pocahontas Bancorp, Inc., First Community Bank, Pocahontas Bancorp, Inc. stockholders, NARK or Newport Federal as a result of the Company Merger or the Bank Merger.

     3. No gain or loss will be recognized by any NARK stockholder upon the exchange of NARK Common Stock solely for Pocahontas Bancorp, Inc. Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Pocahontas Bancorp, Inc. Common Stock, if any, as discussed below).

     4. The aggregate tax basis of the Pocahontas Bancorp, Inc. Common Stock received by each stockholder of NARK who exchanges NARK Common Stock for Pocahontas Bancorp, Inc. Common Stock in the Merger will be the same as the aggregate tax basis of the NARK Common

Board of Directors
Pocahontas Bancorp, Inc.
Board of Directors
North Arkansas Bancshares, Inc.
March 29, 2002
Page 3

Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share interest in Pocahontas Bancorp, Inc. Common Stock).

     5. The holding period of the shares of Pocahontas Bancorp, Inc. Common Stock received by a NARK stockholder in the Merger will include the holding period of the NARK Common Stock surrendered in exchange therefor, provided that such shares of NARK Common Stock were held as a capital asset by such stockholder at the Effective Time.

     6. Cash received in the Merger by a NARK stockholder in lieu of a fractional share interest of Pocahontas Bancorp, Inc. Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Pocahontas Bancorp, Inc. Common Stock which such stockholder would otherwise be entitled to receive, and will qualify as capital gain or loss (assuming the NARK Common Stock surrendered in exchange therefor was held as a capital asset by such stockholder at the Effective Time).

     This opinion may not be applicable to Pocahontas Bancorp, Inc. stockholders who received their Pocahontas Bancorp, Inc. Common Stock pursuant to the exercise of employee stock options or otherwise as compensation or who are not citizens or residents of the United States.

     We hereby consent to our firm being referenced under the caption "Legal Matters" in the Form S-4.

                                  Very truly yours,


                                  /s/ Luse Lehman Gorman Pomerenk & Schick, P.C.

                                  LUSE LEHMAN GORMAN POMERENK
                                   & SCHICK, A Professional Corporation

                                  EXHIBIT 10(g)

                     AMENDED AND RESTATED STOCK OPTION PLAN

                            POCAHONTAS BANCORP, INC.
                              AMENDED AND RESTATED
                                STOCK OPTION PLAN


1.   Purpose

     The purpose of the Pocahontas Bancorp, Inc. Stock Option Plan (the "Plan") is to advance the interests of the Company and its stockholders by providing Key Employees and Outside Directors of the Company and its Affiliates, including Pocahontas Federal Savings and Loan Association (the "Bank"), upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability.

2.   Definitions

     "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company or the Bank, as such terms are defined in Section 424(e) or 424(f), respectively, of the Code, or a successor to a parent corporation or subsidiary corporation.

     "Award" means an Award of Non-Statutory Stock Options, Incentive Stock Options, Reload Options, Limited Rights, and/or Dividend Equivalent Rights granted under the provisions of the Plan.

     "Bank" means Pocahontas Federal Savings and Loan Association, or a successor corporation.

     "Beneficiary" means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Participant's surviving spouse, if any, or if none, his estate.

     "Board" or "Board of Directors" means the board of directors of the Company or its Affiliate, as applicable.

     "Cause" means personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Company or an Affiliate.

     "Change in Control" of the Bank or the Company means a change in control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan or trust; or
(b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause

(b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means a Committee of the Board consisting of either (i) at least two Non-Employee Directors of the Company, or (ii) the entire Board of the Company.

     "Common Stock" means shares of the common stock of the Company, par value $.01 per share.

     "Company" means Pocahontas Bancorp, Inc. or a successor corporation.

     "Continuous Service" means employment as a Key Employee and/or service as an Outside Director without any interruption or termination of such employment and/or service. Continuous Service shall also mean a continuation as a member of the Board of Directors following a cessation of employment as a Key Employee. In the case of a Key Employee, employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or in the case of transfers between payroll locations of the Bank or between the Bank, its parent, its subsidiaries or its successor.

     "Conversion" means the March 31, 1998 conversion of Pocahontas Bancorp, MHC from the mutual to stock form of organization.

     "Date of Grant" means the actual date on which an Award is granted by the Committee.

     "Director" means a member of the Board.

     "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him, or of a Director to serve as such. Additionally, in the case of an employee, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said employee's lifetime.

     "Dividend Equivalent Rights" means the right to receive an amount of cash based upon the terms set forth in Section 10 hereof.

     "Effective Date" means the date the Plan is implemented by the Board of Directors coincident with or following approval of the Plan by the Company's stockholders.

     "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported by the Nasdaq stock market (as published by the Wall Street Journal, if published) on such date, or if the Common Stock was not traded on the day prior to such date, on the next preceding day on which the Common Stock was traded; provided, however, that if the Common Stock is not reported on the Nasdaq stock market, Fair Market Value shall mean the average sale price of all shares of Common Stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Common Stock sold during the 90-day period immediately preceding the date on which such stock option was granted. In the event Fair Market

Value cannot be determined in the manner described above, then Fair Market Value shall be determined by the Committee. The Committee is authorized, but is not required, to obtain an independent appraisal to determine the Fair Market Value of the Common Stock.

     "Incentive Stock Option" means an Option granted by the Committee to a Participant, which Option is designated as an Incentive Stock Option pursuant to
Section 8.

     "Key Employee" means any person who is currently employed by the Company or an Affiliate who is chosen by the Committee to participate in the Plan.

     "Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 9.

     "Non-Statutory  Stock Option"  means an Option  granted by the Committee to
(i) an Outside Director or (ii) to any other Participant and such Option is either (A) not designated by the Committee as an Incentive Stock Option, or (B) fails to satisfy the requirements of an Incentive Stock Option as set forth in
Section 422 of the Code and the regulations thereunder.

     "Non-Employee Director" means, for purposes of the Plan, a Director who (a) is not employed by the Company or an Affiliate; (b) does not receive compensation directly or indirectly as a consultant (or in any other capacity than as a Director) greater than $60,000; (c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

     "Normal Retirement" means for a Key Employee retirement on or after the attainment of age 65. Normal Retirement for an Outside Director means a cessation of service on the Board of Directors for any reason other than removal for Cause, after reaching 65 years of age and maintaining at least 15 years of Continuous Service.

     "Outside Director" means a Director of the Company or an Affiliate who is not an employee of the Company or an Affiliate.

     "Option" means an Award granted under Section 7 or Section 8.

     "Participant" means a Key Employee or Outside Director of the Company or its Affiliates who receives or has received an award under the Plan.

     "Reload Option" means an option to acquire shares of Common Stock equivalent to the shares (i) used by a Participant to pay for an Option, or (ii) deducted from any distribution in order to satisfy income tax required to be withheld, based upon the terms set forth in Section 19.

     "Right" means a Limited Right or a Dividend Equivalent Right.

     "Termination for Cause" means the termination of employment or termination of service on the Board caused by the individual's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order, any of which results in material loss to the Company or one of its Affiliates.

3.   Plan Administration Restrictions

     The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

     All transactions involving a grant, award or other acquisition from the Company shall:

     (a) be approved by the Company's full Board or by the Committee;

     (b) be approved, or ratified, in compliance with Section 14 of the Exchange Act, by either: the affirmative vote of the holders of a majority of the securities present, or represented and entitled to vote at a meeting duly held in accordance with the laws of the state in which the Company is incorporated; or the written consent of the holders of a majority of the securities of the issuer entitled to vote provided that such ratification occurs no later than the date of the next annual meeting of shareholders; or

     (c) result in the acquisition of an Option and/or Limited Right that is held by the Participant for a period of six months following the date of such acquisition.

4.   Types of Awards

     Awards under the Plan may be granted in any one or a combination of: (a) Incentive Stock Options; (b) Non-Statutory Stock Options; (c) Limited Rights;
(d) Dividend Equivalent Rights; and (e) Reload Options.

5.   Stock Subject to the Plan

     Subject to adjustment as provided in Section 18, the maximum number of shares reserved for issuance under the Plan is 357,075 shares. To the extent that Options or Rights granted under the Plan are exercised, the shares covered will be unavailable for future grants under the Plan; to the extent that Options together with any related Rights granted under the Plan terminate, expire or are canceled without having been exercised or, in the case of Limited Rights exercised for cash, new Awards may be made with respect to these shares.

6.   Eligibility

     Key Employees of the Company and its Affiliates shall be eligible to receive Incentive Stock Options, Non-Statutory Stock Options, Limited Rights, Reload Options and/or Dividend Equivalent Rights under the Plan. Outside Directors shall be eligible to receive Non-Statutory Stock Options, Dividend Equivalent Rights and Reload Options under the Plan.

7.   Non-Statutory Stock Options

     7.1 Grant of Non-Statutory Stock Options

     (a) Grants to Outside Directors and Key Employees. The Committee may, from time to time, grant Non-Statutory Stock Options to eligible Key Employees and Outside Directors, and, upon such terms and conditions as the Committee may determine, grant Non-Statutory Stock Options in exchange for and upon surrender of previously granted Awards under the Plan. Non-Statutory Stock Options granted under the Plan, including Non-Statutory Stock Options granted in exchange for and upon surrender of previously granted Awards, are subject to the terms and conditions set forth in this Section 7.

     (b) Option Agreement. Each Option shall be evidenced by a written option agreement between the Company and the Participant specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of the Plan.

     (c) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-Statutory Stock Option shall be the Fair Market Value of the Common Stock of the Company on the date the Option is granted. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company at the Fair Market Value of such shares determined in the manner described in Section 2.

     (d) Manner of Exercise and Vesting. Unless the Committee shall specifically state to the contrary at the time an Award is granted, Non- Statutory Stock Options awarded to Key Employees and Outside Directors shall vest at the rate of 20% of the initially awarded amount per year commencing with the vesting of the first installment one year from the Date of Grant, and succeeding installments on each anniversary of the Date of Grant. A vested Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Company, or his designee. Such notice shall be irrevocable and must be accompanied by full payment of the purchase price in cash or shares of Common Stock at the Fair Market Value of such shares, determined on the exercise date in the manner described in Section 2 hereof. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of such exercise.

     (e) Terms of Options. The term during which each Non-Statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-Statutory Stock Option be exercisable in whole or in part more than 10 years and one day from the Date of Grant. No Options shall be earned by a Participant unless the Participant maintains Continuous Service until the vesting date of such Option, except as set forth herein. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable. The Committee may, in its sole discretion, accelerate the time at which any Non-Statutory Stock Option may be exercised in whole or in part by Key Employees and/or Outside Directors and further, in the event of a Change in Control of the Company or the Bank, all Non-Statutory Stock Options that have been awarded shall become immediately exercisable for three years following such Change in Control.

     (f) Termination of Employment or Service. Upon the termination of a Key Employee's employment or upon termination of an Outside Director's service for any reason other than death, Disability, Termination for Cause, Normal Retirement or after a Change in Control, the Participant's Non-Statutory Stock Options shall be exercisable only as to those shares that were immediately purchasable on the date of termination and only for three years following termination. In the event of Termination for Cause, all rights under a Participant's Non-Statutory Stock Options shall expire upon termination. In the event of the Participant's termination of service or employment due to death, Disability or Normal Retirement, all Non-Statutory Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representative or beneficiaries, as applicable, for three years following the date of the Participant's cessation of employment or service, as applicable, provided that in no event shall the period extend beyond the expiration of the Non-Statutory Stock Option term.

     (g)   Transferability.   In  the  discretion  of  the  Board,  all  or  any
Non-Statutory Stock Option granted hereunder may be transferable by the Participant once the Option has vested in the Participant, provided, however, that the Board may limit the transferability of such Option or Options to a designated class or classes of persons.

8.   Incentive Stock Options

     8.1 Grant of Incentive Stock Options

     The Committee may, from time to time, grant Incentive Stock Options to Key Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) Option Agreement. Each Option shall be evidenced by a written option agreement between the Company and the Key Employee specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of the Plan.

     (b) Price. Subject to Section 422 of the Code, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Company's Common Stock on the date the Incentive Stock Option is granted. However, if a Key Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates (or under Section 424(d) of the Code is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Key Employee, or by or for any corporation, partnership, estate or trust of which such Key Employee is a shareholder, partner or Beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company's Common Stock on the date the Incentive Stock Option is granted. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company at the Fair Market Value of such shares, determined on the exercise date, in the manner described in Section 2.

     (c) Manner of Exercise. Incentive Stock Options granted under the Plan shall vest in a Participant at the rate or rates determined by the Committee. The vested Options may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Company or his designee. Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of Common Stock at the Fair Market Value of such shares determined on the exercise date by the manner described in Section 2.

     The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422 of the Code and in the event of a Change in Control of the Company, all Incentive Stock Options that have been awarded shall become immediately exercisable, unless the Fair Market Value of the amount exercisable as a result of a Change in Control shall exceed $100,000 (determined as of the Date of Grant). In such event, the first $100,000 of Incentive Stock Options (determined as of the Date of Grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-Statutory Stock Options.

     (d) Amounts of Options. Incentive Stock Options may be granted to any eligible Key Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. Notwithstanding the above, the maximum number of shares that may be subject to an Incentive Stock Option awarded under the Plan to any Key Employee shall be 89,269. In granting Incentive Stock Options, the Committee shall consider such factors as it deems relevant, which factors may include, among others, the position and responsibilities of the Key Employee, the length and value of his or her service to the Bank, the Company, or the Affiliate, the compensation paid to the Key Employee and the Committee's evaluation of the performance of the Bank, the Company, or the Affiliate, according to measurements that may include, among others, key financial ratios, levels of classified assets, and independent audit findings. In the case of an Option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000. The provisions of this Section 8.1(d) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

     (e) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. No Options shall be earned by a Participant unless the Participant maintains Continuous Service until the vesting date of the Option, except as set forth herein. If any Key Employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliate (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Key Employee, or by or for any corporation, partnership, estate or trust of which such Key Employee is a shareholder, partner or Beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of five years from the Date of Grant.

     (f) Termination of Employment. Upon the termination of a Key Employee's service for any reason other than Disability, death, Change in Control, Normal Retirement or Termination for Cause, the Key Employee's Incentive Stock Options shall be exercisable only as to those shares that were immediately purchasable by such Key Employee at the date of termination and only for a period of three years following termination; provided, however, that such Options shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following termination of employment. In the event of Termination for Cause all rights under the Incentive Stock Options shall expire upon termination.

     In the event of death or Disability of any Key Employee, all Incentive Stock Options held by such Key Employee, whether or not vested at such time, shall be or become exercisable by such Key Employee or his legal representatives or beneficiaries for three years following the date of his death or cessation of employment due to Disability; provided, however, that in the event of Disability, such Option will not be eligible for treatment as an Incentive Stock Option in the event the Option is exercised more than one year following the date of Disability and provided further, that in order to obtain Incentive Stock Option treatment for Options exercised by heirs or devisees of a Key Employee, the Key Employee's death must have occurred while a Key Employee or within three
(3) months of termination of employment. Upon termination of a Key Employee's service following a Change in Control or Normal Retirement, all Incentive Stock Options held by such Key Employee, whether or not vested at such time, shall be or become exercisable for a period of three years following the date of his cessation of employment; provided, however, that such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following the date of such termination due to a Change in Control or Normal Retirement; and provided, further, that in no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

     (g) Transferability. No Incentive Stock Option granted under the Plan is transferable except by will or the laws of descent and distribution and is exercisable during his lifetime only by the Key Employee to which it is granted.

     (h) Compliance with Code. The options granted under this Section 8 are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any Option as an Incentive Stock Option within the meaning of Section 422 of the Code. If an Option granted hereunder fails for whatever reason to comply with the provisions of Section 422 of the Code, and such failure is not or cannot be cured, such Option shall be a Non-Statutory Stock Option.

9.   Limited Rights

     9.1 Grant of Limited Rights

     The Committee may grant a Limited Right simultaneously with the grant of any Option to any Key Employee of the Bank, with respect to all or some of the shares covered by such Option. Limited Rights granted under the Plan are subject to the following terms and conditions:

     (a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the date of grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control of the Company.

     The Limited Right may be exercised only when the underlying Option is eligible to be exercised, provided that the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related Option.

     Upon exercise of a Limited Right, the related Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying Option. The Limited Right is transferable only when the underlying Option is transferable and under the same conditions.

     (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Company an amount of cash equal to the difference between the Fair Market Value on the Date of Grant of the related Option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised. In the event of a Change in Control in which pooling accounting treatment is a condition to the transaction, the Limited Right shall be exercisable solely for shares of stock of the Company, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. The number of shares to be received on the exercise of such Limited Right shall be determined by dividing the amount of cash that would have been available under the first sentence above by the Fair Market Value at the time of exercise of the shares underlying the Option subject to the Limited Right.

10.  Dividend Equivalent Rights

     Simultaneously with the grant of any Option to a Participant, the Committee may grant a Dividend Equivalent Right with respect to all or some of the shares covered by such Option. Dividend Equivalent Rights granted under this Plan are subject to the following terms and conditions:

     (a) Terms of Rights. The Dividend Equivalent Right provides the Participant with a cash benefit per share for each share underlying the unexercised portion of the related Option equal to the amount of any extraordinary dividend (as defined in Section 10(c)) per share of Common Stock declared by the Company. The terms and conditions of any Dividend Equivalent Right shall be evidenced in the Option agreement entered into with the Participant and shall be subject to the terms and conditions of the Plan. The Dividend Equivalent Right is transferable only when the related Option is transferable and under the same conditions.

     (b) Payment. Upon the payment of an extraordinary dividend, the Participant holding a Dividend Equivalent Right with respect to Options or portions thereof which have vested shall promptly receive from the Company or the Bank the amount of cash equal to the amount of the extraordinary dividend per share of Common Stock, multiplied by the number of shares of Common Stock underlying the unexercised portion of the related Option. With respect to options or portions thereof which have not vested, the amount that would have been received pursuant to the Dividend Equivalent Right with respect to the shares underlying such unvested Option or portion thereof shall be paid to the Participant holding such Dividend Equivalent Right together with earnings thereon, on such date as the Option or portion thereof becomes vested. Payments shall be decreased by the amount of any applicable tax withholding prior to distribution to the Participant as set forth in Section 18.

     (c) Extraordinary Dividend. For purposes of this Section 10, an extraordinary dividend is any dividend paid on shares of Common Stock where the rate of the dividend exceeds the Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters.

11.  Reload Options

     Simultaneously with the grant of any Option to a Participant, the Committee may grant a Reload Option with respect to all or some of the shares covered by such Option. A Reload Option may be granted to a Participant who satisfies all or part of the exercise price of the Option with shares of Common Stock (as described in Section 13(c) below). The Reload Option represents an additional option to acquire the same number of shares of Common Stock as is used by the Participant to pay for the original Option. Reload Options may also be granted to replace Common Stock withheld by the Company for payment of a Participant's withholding tax under Section 18. A Reload Option is subject to all of the same terms and conditions as the original Option except that (i) the exercise price of the shares of Common Stock subject to the Reload Option will be determined at the time the original Option is exercised and (ii) such Reload Option will conform to all provisions of the Plan at the time the original Option is exercised.

12.  Surrender of Option

     In the event of a Participant's termination of employment or termination of service as a result of death, Disability, Normal Retirement or following a Change in Control, the Participant (or his or her personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee make application to surrender all or part of the vested Options held by such Participant in exchange for a cash payment from the Company of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment or the date of termination of service on the Board and the exercise price per share of the Option. Whether the Company accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Company is under no obligation to any Participant whatsoever to make such payments. In the event that the Company accepts such application and determines to make payment, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable.

13.  Alternate Option Payment Mechanism

     The Committee has sole discretion to determine what form of payment it will accept for the exercise of an Option. The Committee may indicate acceptable forms in the agreement with the Participant covering such Options or may reserve its decision to the time of exercise. No Option is to be considered exercised until payment in full is accepted by the Committee or its agent.

     (a) Cash Payment. The exercise price may be paid in cash or by certified check. To the extent permitted by law, the Committee may permit all or a portion of the exercise price of an Option to be paid through borrowed funds.

     (b) Cashless Exercise. Subject to vesting requirements, if applicable, a Participant may engage in a "cashless exercise" of the Option. Upon a cashless exercise, the Participant shall give the Company written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Common Stock subject to the Option and to deliver enough of the proceeds to the Company to pay the Option exercise price and any applicable withholding taxes. If the Participant does not sell the Common Stock subject to the Option through a registered broker-dealer or equivalent third party, the Optionee can give the Company written notice of the exercise of the Option and the third party purchaser of the Common Stock subject to the Option shall pay the Option exercise price plus applicable withholding taxes to the Company.

     (c) Exchange of Common Stock. The Committee may permit payment of the Option exercise price by the tendering of previously acquired shares of Common Stock. All shares of Common Stock tendered in payment of the exercise price of an Option shall be valued at the Fair Market Value of the Common Stock on the date prior to the date of exercise. No tendered shares of Common Stock which were acquired by the Participant upon the previous exercise of an Option or as awards under a stock award plan (such as the Company's Recognition and Retention
Plan) shall be accepted for exchange unless the Participant has held such shares (without restrictions imposed by said plan or award) for at least six months prior to the exchange.

14.  Rights of a Stockholder

     A Participant shall have no rights as a stockholder with respect to any shares covered by a Non-Statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in the Plan or in any Award granted confers on any person any right to continue in the employ of the Company or its Affiliates or to continue to perform services for the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate his services as an officer, director or employee at any time.

15.  Agreement with Participants

     Each Award of Options, Reload Options, Limited Rights, and/or Dividend Equivalent Rights will be evidenced by a written agreement, executed by the Participant and the Company or its Affiliates that describes the conditions for receiving the Awards including the date of Award, the purchase price, applicable periods, and any other terms and conditions as may be required by the Board or applicable securities law.

16.  Designation of Beneficiary

     A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any stock option, Reload Option, Limited Rights Award or Dividend Equivalent Rights to which he would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a Beneficiary, then his estate will be deemed to be the Beneficiary.

17.  Dilution and Other Adjustments

     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, pro rata return of capital to all shareholders, recapitalization, or any merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other corporate change, or other increase or decrease in such shares, without receipt or payment of consideration by the Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

     (a) adjustments in the aggregate number or kind of shares of Common Stock that may be awarded under the Plan;

     (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan; or

     (c) adjustments in the purchase price of outstanding Incentive and/or Non-Statutory Stock Options, or any Limited Rights attached to such Options.

     No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. With respect to Incentive Stock Options, no such adjustment shall be made if it would be deemed a "modification" of the Award under Section 424 of the Code.

18.  Withholding

     There may be deducted from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to be withheld. Shares of Common Stock will be withheld where required from any distribution of Common Stock.

19.  Amendment of the Plan

     The Board may at any time, and from time to time, modify or amend the Plan in any respect, or modify or amend an Award received by Key Employees and/or Outside Directors; provided, however, that no such termination, modification or amendment may affect the rights of a Participant, without his consent, under an outstanding Award. Any amendment or modification of the Plan or an outstanding Award under the Plan shall be approved by the Committee or the full Board of the Company.

20.  Effective Date of Plan

     The Plan shall become  effective when implemented by the Board of Directors
coincident   with  or   following,   approval  of  the  Plan  by  the  Company's
stockholders.

21.  Termination of the Plan

     The right to grant Awards under the Plan will terminate upon the earlier of
(i) 10 years after the Effective Date, or (ii) the date on which the exercise of Options or related rights equaling the maximum number of shares reserved under the Plan occurs, as set forth in Section 5. The Board may suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect his rights under a previously granted Award.

22.  Applicable Law

     The Plan will be administered in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Amended and Restated Plan to be executed by its duly authorized officers and the corporate seal to be affixed and duly attested, as of the 8th day of December, 1999.


ATTEST:                                    POCAHONTAS BANCORP, INC.



-----------------------                    -------------------------------------
Secretary                                  President and Chief Executive Officer

                                  EXHIBIT 10(h)

               AMENDED AND RESTATED RECOGNITION AND RETENTION PLAN

                            POCAHONTAS BANCORP, INC.
                              AMENDED AND RESTATED
                         RECOGNITION AND RETENTION PLAN


1.   Establishment of the Plan

     Pocahontas Bancorp, Inc. (the "Company") hereby establishes the Pocahontas Bancorp, Inc. Recognition and Retention Plan (the "Plan") upon the terms and conditions hereinafter stated in the Plan.

2.   Purpose of the Plan

     The purpose of the Plan is to advance the interests of the Company and its stockholders by providing Key Employees and Outside Directors of the Company and its Affiliates, including Pocahontas Federal Savings and Loan Association (the "Bank"), upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Affiliates largely depends, with compensation for their contributions to the Company and its Affiliates and an additional incentive to perform in a superior manner, as well as to attract people of experience and ability.

3.   Definitions

     The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural:

     "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company or the Bank, as such terms are defined in Section 424(e) and (f), respectively, of the Code, or a successor to a parent corporation or subsidiary corporation.

     "Award" means the grant by the Committee of Restricted Stock, as provided in the Plan.

     "Bank" means Pocahontas Federal Savings and Loan Association, or a successor corporation.

     "Beneficiary" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or if none, his estate.

     "Board" or "Board of Directors" means the Board of Directors of the Company, the Bank or an Affiliate, as applicable. For purposes of Section 4 of the Plan, "Board" shall refer solely to the Board of the Company.

     "Cause" means personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Company or an Affiliate.

     "Change in Control" of the Bank or the Company means a change in control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in

Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan or trust; or
(b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means a Committee of the Board consisting of either (i) at least two Non-Employee Directors of the Company, or (ii) the entire Board of the Company.

     "Common Stock" means shares of the common stock of the Company, par value $.01 per share.

     "Company" means Pocahontas Bancorp, Inc., the stock holding company of the Bank, or a successor corporation.

     "Continuous Service" means employment as a Key Employee and/or service as an Outside Director without any interruption or termination of such employment and/or service. Continuous Service shall also mean a continuation as a member of the Board of Directors following a cessation of employment as a Key Employee. In the case of a Key Employee, employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or in the case of transfers between payroll locations of the Bank or between the Bank, its parent, its subsidiaries or its successor.

     "Conversion" means the March 31, 1998 conversion of Pocahontas Bancorp, MHC from the mutual to stock form of organization.

     "Director" means a member of the Board.

     "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him, or of a Director to serve as such. Additionally, in the case of an employee, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of such employee's lifetime.

     "Effective Date" means the date the Plan is implemented by the Board of Directors coincident with or following approval of the Plan by the Company's stockholders.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Key Employee" means any person who is currently employed by the Bank, the Company or an Affiliate who is chosen by the Committee to participate in the Plan.

     "Non-Employee Director" means, for purposes of the Plan, a Director who (a) is not employed by the Company, the Bank or an Affiliate; (b) does not receive compensation directly or indirectly as a consultant (or in any other capacity than as a Director) greater than $60,000; (c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

     "Normal Retirement" means for a Key Employee, retirement on or after the attainment of age 65. Normal Retirement for an Outside Director means a cessation of service on the Board of Directors for any reason other than removal for Cause, after reaching 65 years of age and maintaining at least 15 years of Continuous Service.

     "Outside Director" means a Director of the Company, the Bank or an Affiliate who is not an employee of the Company, the Bank or an Affiliate.

     "Recipient" means a Key Employee or Outside Director of the Company, the Bank or an affiliate who receives or has received an Award under the Plan.

     "Restricted Period" means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 6 with respect to Restricted Stock awarded under the Plan.

     "Restricted Stock" means shares of Common Stock that have been contingently awarded to a Recipient by the Committee subject to the restrictions referred to in Section 6, so long as such restrictions are in effect.

4.   Administration of the Plan.

     4.01 Role of the Committee. The Plan shall be administered and interpreted by the Committee, which shall have all of the powers allocated to it in the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted hereunder shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules and procedures as it deems appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year.

     4.02 Role of the Board. The members of the Committee shall be appointed or approved by, and will serve at the pleasure of, the Board. The Board may in its discretion from time to time remove members from, or add members to, the Committee. The Board shall have all of the powers allocated to it in the Plan, may take any action under or with respect to the Plan that the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan, provided, however, that except as provided in Section 6.02, the Board may not revoke any Award except in the event of revocation for Cause.

     4.03 Plan Administration Restrictions. All transactions involving a grant, award or other acquisitions from the Company shall:

     (a) be approved by the Company's full Board or by the Committee;

     (b) be approved, or ratified, in compliance with Section 14 of the Exchange Act, by either: the affirmative vote of the holders of a majority of the shares present, or represented and entitled to vote at a meeting duly held in accordance with the laws under which the Company is incorporated; or the written consent of the holders of a majority of the securities of the issuer entitled to vote provided that such ratification occurs no later than the date of the next annual meeting of shareholders; or

     (c) result in the acquisition of Common Stock that is held by the Recipient for a period of six months following the date of such acquisition.

     4.04 Limitation on Liability. No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Bank or the Company shall indemnify such member against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Bank and the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

5.   Eligibility; Awards

     5.01 Eligibility. Key Employees and Outside Directors are eligible to receive Awards.

     5.02 Awards to Key Employees and Outside Directors. The Committee may determine which of the Key Employees and Outside Directors referenced in Section
5.01 will be granted Awards and the number of shares covered by each Award; provided, however, that in no event shall any Awards be made that will violate the Bank's Charter and Bylaws, the Company's Certificate of Incorporation and Bylaws, or any applicable federal or state law or regulation. Shares of Restricted Stock that are awarded by the Committee shall, on the date of the Award, be registered in the name of the Recipient and transferred to the Recipient, in accordance with the terms and conditions established under the Plan. The aggregate number of shares that shall be issued under the Plan is 150,653. The shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares reacquired and held as treasury shares.

     In the event Restricted Stock is forfeited for any reason, the Committee, from time to time, may determine which of the Key Employees and Outside Directors will be granted additional Awards to be awarded from forfeited Restricted Stock. An Award will not be considered to have been made under the Plan with respect to Restricted Stock which is forfeited.

     In selecting those Key Employees and Outside Directors to whom Awards will be granted and the amount of Restricted Stock covered by such Awards, the Committee shall consider such factors as it deems relevant, which factors may include, among others, the position and responsibilities of the Key Employees and Outside Directors, the length and value of their services to the Bank and its Affiliates, the compensation paid to the Key Employees or fees paid to the Outside Directors, and the Committee may request the written recommendation of the Chief Executive Officer and other senior executive officers of the Bank, the Company and its Affiliates or the recommendation of the full Board. All allocations by the Committee shall be subject to review, and approval or rejection, by the Board.

     No  Restricted  Stock  shall  be  earned  unless  the  Recipient  maintains
Continuous Service with the Company, the Bank or an Affiliate until the restrictions lapse.

     5.03 Manner of Award. As promptly as practicable after a determination is made pursuant to Section 5.02 to grant an Award, the Committee shall notify the Recipient in writing of the grant of the Award, the number of shares of Restricted Stock covered by the Award, and the terms upon which the Restricted Stock subject to the Award may be earned. Upon notification of an Award of Restricted Stock, the Recipient shall execute and return to the Company a restricted stock agreement (the "Restricted Stock Agreement") setting forth the terms and conditions under which the Recipient shall earn the Restricted Stock, together with a stock power or stock powers endorsed in blank. Thereafter, the Recipient's Restricted Stock and stock power shall be deposited with an escrow agent specified by the Company ("Escrow Agent") who shall hold such Restricted Stock under the terms and conditions set forth in the Restricted Stock Agreement. Each certificate in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Recipient.

     5.04 Treatment of Forfeited Shares. In the event shares of Restricted Stock are forfeited by a Recipient, such shares shall be returned to the Company and shall be held and accounted for pursuant to the terms of the Plan until such time as the Restricted Stock is re-awarded to another Recipient, in accordance with the terms of the Plan and the applicable state and federal laws, rules and regulations.

6.   Terms and Conditions of Restricted Stock

     The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock to Key Employees and Outside Directors and, in addition to the terms and conditions contained in Sections 6.01 through 6.08, to provide such other terms and conditions (which need not be identical among Recipients) in respect of such Awards, and the vesting thereof, as the Committee shall determine.

     6.01 General Rules. At the time of an Award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which or at the expiration of which, as the Committee shall determine and provide in the agreement referred to in Section 5.03, the Shares awarded as Restricted Stock shall vest. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to a Restricted Stock Award, or to remove any or all of such restrictions.

     Subject to any such other terms and conditions as the Committee shall provide with respect to Awards, shares of Restricted Stock may not be sold, assigned, transferred (within the meaning of Code Section 83), pledged or otherwise encumbered by the Recipient, except as hereinafter provided, during the Restricted Period.

     6.02 Continuous Service; Forfeiture. Except as provided in Section 6.03, if a Recipient ceases to maintain Continuous Service for any reason (other than death, Disability, Normal Retirement or Change in Control), unless the Committee shall otherwise determine, all shares of Restricted Stock theretofore awarded to such Recipient and which at the time of such termination of Continuous Service are subject to the restrictions imposed by Section 6.01 shall upon such termination of Continuous Service be forfeited. Any stock dividends or declared but unpaid cash dividends attributable to such shares of Restricted Stock shall also be forfeited.

     Notwithstanding the foregoing, Restricted Stock awarded to a Recipient whose employment with or service on the Board of the Company or an Affiliate terminates due to death, Disability, Normal Retirement or following a Change in Control shall be deemed earned as of the Recipient's last day of employment with the Company or an Affiliate, or last day of service on the Board of the Company or an Affiliate; provided that Restricted Stock awarded to a Key Employee who at any time also serves as a Director, shall not be deemed earned until both employment and service as a Director have been terminated.

     6.03 Revocation for Cause. Notwithstanding anything hereinafter to the contrary, the Board may by resolution immediately revoke, rescind and terminate any Award, or portion thereof, previously awarded under the Plan, to the extent Restricted Stock has not been redelivered by the Escrow Agent to the Recipient, whether or not yet earned, in the case of a Key Employee whose employment is terminated by the Company, the Bank or an Affiliate or an Outside Director whose service is terminated by the Company, the Bank or an Affiliate for Cause or who is discovered after termination of employment or service on the Board to have engaged in conduct that would have justified termination for Cause.

     6.04 Restricted Stock Legend. Each certificate in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Recipient and deposited by the Recipient, together with a stock power endorsed in blank, with the Escrow Agent and shall bear the following (or a similar) legend:

                       "The transferability of this certificate and the
                  shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Pocahontas Bancorp, Inc. Amended and Restated Recognition and Retention Plan. Copies of such Plan are on file in the offices of the Secretary of Pocahontas Bancorp, Inc., 203 West Broadway, Pocahontas, Arkansas 72455."

     6.05 Payment of Dividends and Return of Capital. After an Award has been granted but before such Award has been earned, the Recipient shall receive any cash dividends paid with respect to such shares, or shall share in any pro-rata return of capital to all shareholders with respect to the Common Stock. Stock dividends declared by the Company and paid on Awards that have not yet been earned shall be subject to the same restrictions as the Restricted Stock and the certificate(s) or other instruments representing or evidencing such shares shall be legended in the manner provided in Section 6.05 and shall be delivered to the Escrow Agent for distribution to the Recipient when the Restricted Stock upon which such dividends were paid are earned. Unless the Recipient has made an election under Section 83(b) of the Code, cash dividends or other amounts so paid on shares that have not yet been earned by the Recipient shall be treated as compensation income to the Recipient when paid. If dividends are paid with respect to shares of Restricted Stock under the Plan that have been forfeited and returned to the Company or to a trust established to hold issued and unawarded or forfeited shares, the Committee can determine to award such dividends to any Recipient or Recipients under the Plan, to any other employee or director of the Company or the Bank, or can return such dividends to the Company.

     6.06 Voting of Restricted Shares. After an Award has been granted, the Recipient as conditional owner of the Restricted Stock shall have the right to vote such shares.

     6.07 Delivery of Earned Shares. At the expiration of the restrictions imposed by Section 6.01, the Escrow Agent shall redeliver to the Recipient (or in the case of a deceased Recipient, to his Beneficiary) the certificate(s) and any remaining stock power deposited with it pursuant to Section 5.03 and the shares represented by such certificate(s) shall be free of the restrictions referred to Section 6.01.

7.   Adjustments upon Changes in Capitalization

     In the event of any change in the outstanding shares subsequent to the Effective Date by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, or any merger, consolidation or any change in the corporate structure or shares of the Company, without receipt or payment of consideration by the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Recipient with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Escrow Agent in the manner provided in Section 6.05.

8.   Assignments and Transfers

     No Award nor any right or interest of a Recipient under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred (within the meaning of Code Section 83) except, in the event of the death of a Recipient, by will or the laws of descent and distribution until such Award is earned.

9.   Key Employee Rights under the Plan

     No Key Employee shall have a right to be selected as a Recipient nor, having been so selected, to be selected again as a Recipient and no Key Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Bank or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any Key Employee any right to be retained in the employ of the Company, the Bank or any Affiliate.

10.  Outside Director Rights under the Plan

     Neither the Plan nor any action taken thereunder shall be construed as giving any Outside Director any right to be retained in the service of the Company, the Bank or any Affiliate.

11.  Withholding Tax

     Upon the termination of the Restricted Period with respect to any shares of Restricted Stock (or at any such earlier time that an election is made by the Recipient under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Bank or the Company shall have the right to require the Recipient or other person receiving such shares to pay the Bank or the Company the amount of any taxes that the Bank or the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of shares held by it to cover the amount required to be withheld. The Bank or the Company shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Bank or the Company is required to withhold with respect to such dividend payments.

12.  Amendment or Termination

     The Board of the Company may amend, suspend or terminate the Plan or any portion thereof at any time, provided, however, that no such amendment, suspension or termination shall impair the rights of any Recipient, without his consent, in any Award theretofore made pursuant to the Plan. Any amendment or modification of the Plan or an outstanding Award under the Plan shall be approved by the Committee, or the full Board of the Company.

13.  Governing Law

     The Plan shall be governed by the laws of the State of Delaware.

14.  Term of Plan

     The Plan shall become effective on the date of, or a date determined by the Board of Directors following, approval of the Plan by the Company's stockholders. It shall continue in effect until the earlier of (i) ten years from the Effective Date unless sooner terminated under Section 12 hereof, or
(ii) the date on which all shares of Common Stock available for award hereunder, have vested in the Recipients of such Awards.

     IN WITNESS WHEREOF, the Company has caused this Amended and Restated Plan to be executed by its duly authorized officers and the corporate seal to be affixed and duly attested, as of the 8th day of December, 1999.



ATTEST:                               POCAHONTAS BANCORP, INC.



                                      By:
----------------------------               -------------------------------------
Secretary                                  President and Chief Executive Officer

                                  EXHIBIT 10(i)

               AGREEMENT WITH RALPH P. BALTZ AMENDING HIS DIRECTOR
                    SUPPLEMENTAL RETIREMENT INCOME AGREEMENT

                                    AGREEMENT
                                (RALPH P. BALTZ)


     THIS AGREEMENT (this "Agreement") is effective as of the 30th day of September, 2001 by and among RALPH P. BALTZ ("Baltz"), FIRST COMMUNITY BANK (the "Bank") and POCAHONTAS BANCORP, INC. ("Bancorp").

     WHEREAS, Baltz currently serves in the position of Director of the Bank and of Bancorp; and

     WHEREAS, Baltz and the Bank are parties to that certain Director Supplemental Retirement Income Agreement (the "SERP Agreement"), dated as of January 1, 1998, which provides for retirement compensation and beneficiary benefits to Baltz in recognition of the valuable services performed by Baltz as a Director of the Bank; and

     WHEREAS, pursuant to Section 2.1(b)(2) and Section 2.1(c)(2) of the SERP Agreement, the Bank is obliged to make a final Contribution into the Ralph P. Baltz Grantor Trust in the event of a Change in Control; and

     WHEREAS, the Parties hereto wish to reduce the amount of such final Contribution into the Ralph P. Baltz Grantor Trust to be made in the event of a Change in Control.

     NOW, THEREFORE, in consideration of the promises and payments stated and other good and valuable consideration, the receipt and adequacy of which is acknowledged by each of the parties, all of whom intend to be legally bound by this Agreement, the parties state and agree as follows:

     1. (a) Section 2.1(b)(2) of the SERP Agreement is hereby amended by deleting the final sentence in such section and substituting for such deleted sentence the following:

          "The amount of such final Contribution shall be equal to the sum of any remaining annual Contributions to the Retirement Income Trust Fund included on Exhibit A."

     (b) Section 2.1(c)(2) of the SERP Agreement is hereby amended by deleting the final sentence in such section and substituting for such deleted sentence the following:

              "The amount of such final Phantom Contribution shall be equal to the sum of any remaining annual Contributions to the Retirement Income Trust Fund included on Exhibit A."

     2. Except as amended by this Agreement, the SERP Agreement shall remain in effect in accordance with its terms.

     3. Baltz further states that he has carefully read the foregoing, has had sufficient opportunity to review and deliberate the terms of this Agreement with counsel of Baltz's own choosing, knows and understands its contents, and signs the same as Baltz's free and independent act. No inducements, representations, or agreements have been made or relied upon to make this Agreement except as stated in this Agreement.

     4. This Agreement may not be amended or modified except in a writing signed by the party to be charged. This Agreement constitutes the entire understanding of the parties hereto, and all prior discussions and agreements between the parties hereto are merged herein.

     5. Any term or provision of this Agreement which is held to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

     6. Capitalized terms set forth herein without definition shall have the respective meanings set forth in the SERP Agreement.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement.


RALPH P. BALTZ:                                 DATE:




--------------------------------                --------------------------------

FIRST COMMUNITY BANK                            DATE:



By:
--------------------------------                --------------------------------

POCAHONTAS BANCORP, INC.                        DATE:



By:
--------------------------------                --------------------------------

                                  EXHIBIT 10(j)

               AGREEMENT WITH DWAYNE POWELL AMENDING HIS DIRECTOR
                    SUPPLEMENTAL RETIREMENT INCOME AGREEMENT

                                    AGREEMENT
                                 (DWAYNE POWELL)


     THIS AGREEMENT (this "Agreement") is effective as of the 30th day of September, 2001 by and among DWAYNE POWELL ("Powell"), FIRST COMMUNITY BANK (the "Bank") and POCAHONTAS BANCORP, INC. ("Bancorp").

     WHEREAS, Powell currently serves in the position of Director and Chief Financial Officer of the Bank and of Bancorp; and

     WHEREAS, Powell and the Bank are parties to that certain Director Supplemental Retirement Income Agreement (the "SERP Agreement"), dated as of January 1, 1998, which provides for retirement compensation and beneficiary benefits to Powell in recognition of the valuable services performed by Powell as a Director and Chief Financial Officer of the Bank; and

     WHEREAS, pursuant to Section 2.1(b)(2) and Section 2.1(c)(2) of the SERP Agreement, the Bank is obliged to make a final Contribution into the Dwayne Powell Grantor Trust in the event of a Change in Control; and

     WHEREAS, the Parties hereto wish to reduce the amount of such final Contribution into the Dwayne Powell Grantor Trust to be made in the event of a Change in Control.

     NOW, THEREFORE, in consideration of the promises and payments stated and other good and valuable consideration, the receipt and adequacy of which is acknowledged by each of the parties, all of whom intend to be legally bound by this Agreement, the parties state and agree as follows:

     1. (a) Section 2.1(b)(2) of the SERP Agreement is hereby amended by deleting the final sentence in such section and substituting for such deleted sentence the following:

          "The amount of such final Contribution shall be equal to (i) $2,350,000 less (ii) the sum of all prior Contributions to the Retirement Income Trust Fund."

     (b) Section 2.1(c)(2) of the SERP Agreement is hereby amended by deleting the final sentence in such section and substituting for such deleted sentence the following:

          "The amount of such final Phantom Contribution shall be equal to (i) $2,350,000 less (ii) the sum of all prior Phantom Contributions recorded in the Accrued Benefit Account and Contributions made to the Retirement Income Trust Fund."

     2. Except as amended by this Agreement, the SERP Agreement shall remain in effect in accordance with its terms.

     3. Powell further states that he has carefully read the foregoing, has had sufficient opportunity to review and deliberate the terms of this Agreement with counsel of Powell's own choosing, knows and understands its contents, and signs the same as Powell's free and independent act. No inducements, representations, or agreements have been made or relied upon to make this Agreement except as stated in this Agreement.

     4. This Agreement may not be amended or modified except in a writing signed by the party to be charged. This Agreement constitutes the entire understanding of the parties hereto, and all prior discussions and agreements between the parties hereto are merged herein.

     5. Any term or provision of this Agreement which is held to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

     6. Capitalized terms set forth herein without definition shall have the respective meanings set forth in the SERP Agreement.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement.


DWAYNE POWELL                                      DATE:



-----------------------------                      -----------------------------

FIRST COMMUNITY BANK                               DATE:



BY:
-----------------------------                      -----------------------------

POCAHONTAS BANCORP, INC.                           DATE:




By:
------------------------------                     -----------------------------

                                  EXHIBIT 10(k)

              AGREEMENT WITH MARCUS VAN CAMP AMENDING HIS DIRECTOR
                    SUPPLEMENTAL RETIREMENT INCOME AGREEMENT

                                    AGREEMENT
                                (MARCUS VAN CAMP)


     THIS AGREEMENT (this "Agreement") is effective as of the 13th day of June, 2001 by and among MARCUS VAN CAMP ("Van Camp"), FIRST COMMUNITY BANK (the "Bank") and POCAHONTAS BANCORP, INC. ("Bancorp").

     WHEREAS, Van Camp currently serves in the position of Director of the Bank and of Bancorp; and

     WHEREAS, Van Camp and the Bank are parties to that certain Director Supplemental Retirement Income Agreement (the "SERP Agreement"), dated as of January 1, 1998, which provides for retirement compensation and beneficiary benefits to Van Camp in recognition of the valuable services performed by Van Camp as a Director of the Bank; and

     WHEREAS, pursuant to the SERP Agreement, the Bank is obliged to make annual Contributions into the Marcus Van Camp Grantor Trust, pursuant to the schedule set forth on Exhibit A to the SERP Agreement; and

     WHEREAS, the Parties hereto wish to provide a cash payment from Bancorp or the Bank to Van Camp in accordance with the terms set forth herein, and to terminate the requirement in the SERP Agreement for the Bank to make any further Contributions to the Marcus Van Camp Grantor Trust.

     NOW, THEREFORE, in consideration of the promises and payments stated and other good and valuable consideration, the receipt and adequacy of which is acknowledged by each of the parties, all of whom intend to be legally bound by this Agreement, the parties state and agree as follows:

     1. (a) On a date selected by the Bank in its discretion, which date shall not be later than June 30, 2001, the Bank or Bancorp shall pay to Van Camp the sum of $215,502 in cash (the "Payment"). The parties hereto acknowledge and agree that the amount of the Payment was determined by calculating the present value (as of the contribution date) of the remaining Contributions required to be made by the Bank on behalf of Van Camp as set forth in Exhibit A to the SERP Agreement. The parties further acknowledge and agree that after the Payment, Van Camp shall be entitled to no further benefits accruals or contributions under the SERP Agreement and that all obligations of the Bank to Van Camp to make further Contributions to the Marcus Van Camp Grantor Trust under the SERP Agreement shall terminate. The parties further acknowledge and agree that all Contributions previously made to the Marcus Van Camp Grantor Trust pursuant to the terms of the SERP Agreement are the sole property of Van Camp.

     (b) Upon the effectiveness of this Agreement, Sections II, III, IV, VI, VII, 12.1, 12.2 and 13.1 of the SERP Agreement shall be terminated and shall have no further force or effect. Except as amended by this Agreement, the SERP Agreement shall remain in effect in accordance with its terms.

     2. Van Camp further states that he has carefully read the foregoing, has had sufficient opportunity to review and deliberate the terms of this Agreement with counsel of Van Camp's own choosing, knows and understands its contents, and signs the same as Van Camp's free and independent act. No inducements, representations, or agreements have been made or relied upon to make this Agreement except as stated in this Agreement.

     3. This Agreement may not be amended or modified except in a writing signed by the party to be charged. This Agreement constitutes the entire understanding of the parties hereto, and all prior discussions and agreements between the parties hereto are merged herein.

     4. Any term or provision of this Agreement which is held to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

     5. Capitalized terms set forth herein without definition shall have the respective meanings set forth in the SERP Agreement.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement.


MARCUS VAN CAMP                                 DATE:




--------------------------------                --------------------------------

FIRST COMMUNITY BANK                            DATE:



By:
--------------------------------                --------------------------------

POCAHONTAS BANCORP, INC.                        DATE:



By:
--------------------------------                --------------------------------

                                  EXHIBIT 10(l)

              AGREEMENT WITH ROBERT RAINWATER AMENDING HIS DIRECTOR
                    SUPPLEMENTAL RETIREMENT INCOME AGREEMENT

                                    AGREEMENT
                               (ROBERT RAINWATER)


     THIS AGREEMENT (this "Agreement") is effective as of the 13th day of June, 2001 by and among ROBERT RAINWATER ("Rainwater"), FIRST COMMUNITY BANK (the "Bank") and POCAHONTAS BANCORP, INC. ("Bancorp").

     WHEREAS, Rainwater currently serves in the position of Director of the Bank and of Bancorp; and

     WHEREAS, Rainwater and the Bank are parties to that certain Director Supplemental Retirement Income Agreement (the "SERP Agreement"), dated as of January 1, 1998, which provides for retirement compensation and beneficiary benefits to Rainwater in recognition of the valuable services performed by Rainwater as a Director of the Bank; and

     WHEREAS, pursuant to the SERP Agreement, the Bank is obliged to make annual Contributions into the Robert Rainwater Grantor Trust, pursuant to the schedule set forth on Exhibit A to the SERP Agreement; and

     WHEREAS, the Parties hereto wish to provide a cash payment from Bancorp or the Bank to Rainwater in accordance with the terms set forth herein, and to terminate the requirement in the SERP Agreement for the Bank to make any further Contributions to the Robert Rainwater Grantor Trust.

     NOW, THEREFORE, in consideration of the promises and payments stated and other good and valuable consideration, the receipt and adequacy of which is acknowledged by each of the parties, all of whom intend to be legally bound by this Agreement, the parties state and agree as follows:

     1. (a) On a date selected by the Bank in its discretion, which date shall not be later than June 30, 2001, the Bank or Bancorp shall pay to Rainwater the sum of $186,665 in cash (the "Payment"). The parties hereto acknowledge and agree that the amount of the Payment was determined by calculating the present value (as of the contribution date) of the remaining Contributions required to be made by the Bank on behalf of Rainwater as set forth in Exhibit A to the SERP Agreement. The parties further acknowledge and agree that after the Payment, Rainwater shall be entitled to no further benefits accruals or contributions under the SERP Agreement and that all obligations of the Bank to Rainwater to make further Contributions to the Robert Rainwater Grantor Trust under the SERP Agreement shall terminate. The parties further acknowledge and agree that all Contributions previously made to the Robert Rainwater Grantor Trust pursuant to the terms of the SERP Agreement are the sole property of Rainwater.

     (b) Upon the effectiveness of this Agreement, Sections II, III, IV, VI, VII, 12.1, 12.2 and 13.1 of the SERP Agreement shall be terminated and shall have no further force or effect. Except as amended by this Agreement, the SERP Agreement shall remain in effect in accordance with its terms.

     2. Rainwater further states that he has carefully read the foregoing, has had sufficient opportunity to review and deliberate the terms of this Agreement with counsel of Rainwater's own choosing, knows and understands its contents, and signs the same as Rainwater's free and independent act. No inducements, representations, or agreements have been made or relied upon to make this Agreement except as stated in this Agreement.

     3. This Agreement may not be amended or modified except in a writing signed by the party to be charged. This Agreement constitutes the entire understanding of the parties hereto, and all prior discussions and agreements between the parties hereto are merged herein.

     4. Any term or provision of this Agreement which is held to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

     5. Capitalized terms set forth herein without definition shall have the respective meanings set forth in the SERP Agreement.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement.


ROBERT RAINWATER                                DATE:




--------------------------------                --------------------------------

FIRST COMMUNITY BANK                            DATE:



By:
--------------------------------                --------------------------------

POCAHONTAS BANCORP, INC.                        DATE:



By:
--------------------------------                --------------------------------

                                  EXHIBIT 10(m)

                           AGREEMENT WITH SKIP MARTIN

                                    AGREEMENT
                                  (SKIP MARTIN)


     THIS AGREEMENT (this "Agreement") is effective as of the 13th day of June, 2001 by and among SKIP MARTIN ("Martin"), FIRST COMMUNITY BANK (the "Bank") and POCAHONTAS BANCORP, INC. ("Bancorp").

     WHEREAS, Martin currently serves in the position of Director of the Bank and of Bancorp; and

     WHEREAS, Martin, the Bank and Bancorp are parties to that certain Employment Separation Agreement and Release (the "Separation Agreement"), dated as of March 2, 1999, which provided the terms upon which Martin retired from his positions as President and Chief Executive Officer of each of the Bank and Bancorp; and

     WHEREAS, Martin now desires to retire from his positions as Director of the Bank and Bancorp; and

     WHEREAS, in light of his retirement from the Boards of Directors, the parties hereto wish to provide a cash payment from Bancorp or the Bank to Martin in accordance with the terms set forth herein, in consideration for the termination of the Separation Agreement.

     NOW, THEREFORE, in consideration of the promises and payments stated and other good and valuable consideration, the receipt and adequacy of which is acknowledged by each of the parties, all of whom intend to be legally bound by this Agreement, the parties state and agree as follows:

     1. (a) On a date selected by the Bank in its discretion, which date shall not be later than June 30, 2001, the Bank or Bancorp shall pay to Martin the sum of $335,000 in cash (the "Payment"). The parties hereto acknowledge and agree that the amount of the Payment was determined by calculating the sum of (i) one-half of $550,000, which $550,000 represents the amount that would have been payable to Martin in the event of a Change in Control pursuant to Section 2 (e) of the Separation Agreement; and (ii) the Board fees anticipated to be paid to Martin as a Director of the Bank and Bancorp through their respective Annual Meetings of Stockholders in 2004 (the expiration of Martin's current term on the Board of the Bank and Bancorp). In the event of a Change in Control (as defined in the Pocahontas Bancorp, Inc. Amended and Restated Stock Option Plan) of the Bank or Bancorp on or before April 30, 2003 in which the acquiror is or includes any of the entities set forth on Exhibit B hereto, Martin shall be entitled to receive an additional payment from the Bank or Bancorp of $275,000. Such payment will be in addition to the Payment and will be made on or before the effective time of the Change in Control. The Bank and Bancorp hereby represent that as of the date hereof and as of June 30, 2001, neither the Bank nor Bancorp is in active discussions with any third party that could result in a Change in Control.

     (b) Upon the effectiveness of this Agreement, and except as set forth in this Section 1(b), the Separation Agreement shall be terminated and shall have no further force or effect. Notwithstanding the termination of the Separation Agreement, the parties agree that Section 2(d) of the Separation Agreement shall survive the termination of the Separation Agreement.

     2. Martin shall retire from the Board of Directors of Bancorp and the Bank, effective June 30, 2001, and shall have no further obligation to perform services as a Director of Bancorp and the Bank. Martin shall execute a resignation letter, in the form attached hereto as Exhibit A, at the time of executing this Agreement.

     3. The parties hereto acknowledge and agree that, as a Director of Bancorp and the Bank, Martin participates in the Pocahontas Bancorp, Inc. Amended and Restated Stock Option Plan (the "Option Plan"). The parties hereto further acknowledge and agree that, as of the effectiveness of this Agreement, Martin has received an award of 80,000 options exercisable for Bancorp common stock under the Option Plan. On June 30, 2001, Bancorp shall cause the vesting of all such options exercisable for common stock to accelerate, pursuant to the terms of Section 7.1(e) of the Option Plan, with the result that following June 30, 2001, all such awards of options shall be immediately vested in Martin.

     4. Nothing herein contained shall be construed to require Martin's release of any rights granted to him as a former Director of Bancorp and the Bank under their respective Charters and Bylaws or under federal or Delaware law. Martin shall continue to be indemnified for any actions taken as Director to the fullest extent provided by such Charters and Bylaws and federal or Delaware law.

     5. Martin further states that he has carefully read the foregoing, has had sufficient opportunity to review and deliberate the terms of this Agreement with counsel of Martin's own choosing, knows and understands its contents, and signs the same as Martin's free and independent act. No inducements, representations, or agreements have been made or relied upon to make this Agreement except as stated in this Agreement.

     6. Martin shall continue to preserve the confidences and proprietary information of each of Bancorp and the Bank, and its subsidiaries, parent corporations and affiliates, including information that has been disclosed to Martin relating to Bancorp's or the Bank's business activities.

     7. This Agreement may not be amended or modified except in a writing signed by the party to be charged. This Agreement constitutes the entire understanding of the parties hereto, and all prior discussions and agreements between the parties hereto are merged herein.

     8. Any term or provision of this Agreement which is held to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement.


SKIP MARTIN                                     DATE:




-------------------------------                 -------------------------------

FIRST COMMUNITY BANK                            DATE:



By:
-------------------------------                 --------------------------------

POCAHONTAS BANCORP, INC.                        DATE:



By:
-------------------------------                 --------------------------------

                                  EXHIBIT 10(n)

                   SEPARATION AGREEMENT WITH JAMES A. EDINGTON

                                    AGREEMENT
                                JAMES A. EDINGTON



     THIS AGREEMENT (this "Agreement") is effective as of the 13th day of June, 2001 by and among JAMES A. EDINGTON ("Executive"), FIRST COMMUNITY BANK ( the "Bank") and POCAHONTAS BANCORP, INC. ("Bancorp").

     WHEREAS, Executive currently serves as President and Chief Executive Officer of the Bank and of Bancorp, and also currently serves as a Director of the Bank and of Bancorp; and

     WHEREAS, Executive has elected to terminate his employment as President and Chief Executive Officer of the Bank and of Bancorp, and the Bank and Bancorp have consented to the termination of such employment, on the terms and conditions set forth herein, which contain the entire agreement of the parties relating to the termination of such employment; and

     WHEREAS, Executive wishes to continue his employment with the Bank as [Senior Credit Analyst] upon termination of his employment as President and Chief Executive Officer, and the Bank wishes to continue his employment in this position;

     NOW, THEREFORE, in consideration of the promises and payments stated and other good and valuable consideration, the receipt and adequacy of which is acknowledged by the parties hereto, all of whom intend to be legally bound by this Agreement, the parties hereto state and agree as follows:

     1. (a) Executive shall terminate his employment as President and Chief Executive Officer of the Bank and of Bancorp, effective September 30, 2001 (the "Effective Date"), and shall have no further obligation to perform services as President and Chief Executive Officer of the Bank and of Bancorp following the Effective Date. The parties hereto agree that, upon the Effective Date, that certain Employment Agreement entered into by and between Executive and the Bank dated as of August 16, 1995 (the "Employment Agreement") shall be terminated and of no further force and effect, except as set forth herein. Upon the Effective Date, Executive shall be appointed to the position of [Senior Credit Analyst] of the Bank and shall report directly to the Board of Directors of the Bank. Executive acknowledges and agrees that he will serve in such position at the pleasure of the Board of Directors of the Bank.

     2. (a) Upon the Effective Date, Executive shall be entitled to receive bi-weekly salary payments from the Bank, at the rate of $60,000 per year, paid in accordance with the Bank's regular payroll practices, including tax withholdings. In addition to such salary payments, the Bank shall provide Executive at no cost to Executive all such other benefits as are provided uniformly to permanent full-time employees of the Bank.

     (b) As of the date of this Agreement, Executive is a participant in the Pocahontas Bancorp, Inc. Amended and Restated Stock Option Plan (the "Option Plan") and the Pocahontas Bancorp, Inc. Amended and Restated Recognition and Retention Plan (the "MRP Plan"). Executive has received an award of 80,000 options exercisable for Bancorp common stock under the Option Plan and 35,707 shares of Bancorp common stock under the MRP Plan. The parties hereby agree that such options and common stock awarded to Executive under such plans shall continue to vest in Executive in accordance with the terms of such plans for so long as Executive maintains Continuous Service (as defined in such plans) as an employee of the Bank or Bancorp.

     (c) Bancorp agrees that as of the Effective Date, it will allocate on its books and records $1.6 million dollars for the benefit of Executive. The amount so allocated shall earn interest at the Federal Funds rate, as determined each month at the close of business on the first business day of the month, compounded monthly, until distributed. Each year following the Effective Date, Bancorp shall pay Executive no less than $60,000, until the $1.6 million, plus earnings thereon, shall be fully distributed. Such amount shall be paid in monthly installments commencing on the Effective Date, and thereafter, no later than the fifth day of each month. Executive may request that Bancorp pay him an additional amount in any year, and such additional amount, or portion thereof, may be paid to Executive in the sole discretion of the Board of Directors of Bancorp. Payments to Executive shall be subject to applicable federal and state tax withholding. In the event of Executive's death prior to the distribution in full of amounts owed to Executive, the balance remaining at his death shall be distributed to the beneficiary designated by Executive, in writing, in the manner designated by the Executive.

     (d) At the time of this Agreement, Executive is a party to that certain Restated Supplemental Retirement Income Agreement between the Bank and Executive dated January 1, 1998 (the "SERP Agreement"). Upon and following the Effective Date, Executive shall be entitled to no further benefits accruals or contributions under the SERP Agreement, provided, however, that any contributions previously made pursuant to the SERP Agreement and transferred to the Executive's grantor trust shall be the sole property of Executive.

     3. In consideration of the provisions of this Agreement, Executive hereby irrevocably and unconditionally waives and releases each of the Bank and Bancorp, its affiliates and subsidiaries, officers, directors, and executives, from any and all causes of action, debts and claims, known or unknown, which Executive may now have or may have in the future, concerning Executive's employment under the Employment Agreement, or separation from service thereunder, including but not limited to any claims for alleged breach of contract, wrongful discharge, or any rights or claims arising out of title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act (the "ADEA"), the Americans with Disabilities Act (the "ADA"), or any other federal, state or municipal statute or ordinance relating to discrimination in employment. However, Executive may pursue claims or institute legal action to enforce the provisions of this Agreement. Nothing herein contained shall be construed to require Executive's release of any rights granted to him as a former executive officer or director of each of the Bank and Bancorp under its Charter and Bylaws or under federal or Delaware law. Executive shall continue to be indemnified for any actions taken as an executive officer or director to the fullest extent provided by such Charters and Bylaws and federal or Delaware law.

     4. Executive further covenants that Executive will neither file nor cause nor permit to be filed on Executive's behalf and, as the case may be, waives Executive's right to recover in his own right upon filing, any lawsuits, claims, grievances, complaints, or charges with any Court, State, federal or local agency, concerning or relating to any dispute arising out of the Employment Agreement, alleged breaches of employment, covenants or contracts, abusive or wrongful and constructive discharge, or unlawful employment discrimination thereunder, or otherwise relating to Executive's employment as President and Chief Executive Officer of the Bank and of Bancorp, or termination from that employment.

     5. (a) Executive further states that Executive has carefully read the foregoing, has had sufficient opportunity to review and consider the terms of this Agreement with counsel of Executive's own choosing, knows and understands its contents, and signs the same as Executive's free and independent act. No inducements, representations, or agreements have been made or relied upon to make this Agreement except as stated in this Agreement.

     (b) Executive has twenty-one (21) days from June 13, 2001 (the date of the initial receipt of these terms) within which to consider accepting and being bound by the terms of this Agreement. Executive understands and acknowledges that this release and waiver of claims is exchanged for the payments described herein. Executive also understands that he may revoke this waiver and release of claims under the ADEA for a period of seven (7) days following the date Executive signs this Agreement and that Executive's waiver of the ADEA claims will not become effective until the revocation period has expired. Such date that is seven (7) days after Executive signs this Agreement is referred to as the "Waiting Period Expiration Date."

     6. Section 10 of the Employment Agreement shall remain in effect as to Executive for the one year period from the Effective Date.

     7. This Agreement may not be amended or modified except in a writing signed by the party to be charged. This Agreement constitutes the entire understanding of the parties, and all prior discussions and agreements between the parties are merged herein.

     8. Any term or provision of this Agreement which is held to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

     9. The terms and provisions of, and the obligations under, the Employment Agreement shall be superceded by this Agreement, and shall be of no further force or effect, unless otherwise expressly stated herein.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement.


JAMES A. EDINGTON                               DATE:




----------------------------------              --------------------------------

FIRST COMMUNITY BANK                            DATE:



By:
----------------------------------              --------------------------------

POCAHONTAS BANCORP, INC.                        DATE:



By:
----------------------------------              --------------------------------

                                  EXHIBIT 23(c)

                          CONSENT OF FERGUSON & COMPANY

                         [FERGUSON & COMPANY LETTERHEAD]




Ferguson & Company ("Ferguson") hereby consents to the inclusion in the Proxy Statement/Prospectus of Pocahontas Bancorp, Inc. and North Arkansas Bancshares, Inc. as a part of this Registration Statement on Form S-4 of Pocahontas Bancorp, Inc., of its opinion regarding the acquisition of North Arkansas Bancshares, Inc. by Pocahontas Bancorp, Inc., and to the references made to Ferguson in the sections of such Proxy Statement/Prospectus entitled "The Merger-Background of the Merger", "The Merger--Reasons for the Merger and Recommendation of the North Arkansas Bancshares Board of Directors" and "Opinion of North Arkansas Bancshares' Financial Advisor". In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                            FERGUSON & COMPANY


                                            By: /s/ Ferguson & Company
                                                ----------------------------


Hurst, Texas
March 27, 2002

                                   EXHIBIT 99

|X| PLEASE MARK VOTES           REVOCABLE PROXY
    AS IN THIS EXAMPLE           NORTH ARKANSAS
                                 BANCSHARES, INC.


  SPECIAL MEETING OF SHAREHOLDERS      1. The approval of the Agreement and Plan
         ___________, 2002             of  Merger,  dated  November 20, 2001, by
                                       and between  North  Arkansas  Bancshares,
                                       Inc. and Pocahontas Bancorp, Inc.
The undersigned hereby appoints ______,
___________  and  _________, with  full         For     Against     Abstain
powers of substitution,  to act as              [ ]       [ ]         [ ]
proxies for the  undersigned, to vote
all shares of common stock of North
Arkansas Bancshares, Inc. (the "Company") which the undersigned is entitled to vote at the special meeting of shareholders
(the "Special Meeting"), to be held at
the main office of Newport Federal Savings
Bank, 200 Olivia Drive, Newport, Arkansas on ________, ________, 2002 at _:___ _.m.,
and at any and all adjournments or
postponements thereof, as follows:

                                       THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                       "FOR" THE AGREEMENT AND PLAN OF MERGER.

                                           THIS PROXY WILL BE VOTED AS DIRECTED,
                                       BUT IF NO INSTRUCTIONS ARE SPECIFIED,
                                       THIS PROXY WILL BE VOTED FOR THE MERGER
                                       AGREEMENT.  IF ANY OTHER BUSINESS IS
                                       PRESENTED AT THE SPECIAL MEETING, THIS
                                       PROXY WILL BE VOTED BY THOSE NAMED IN
                                       THIS PROXY IN ACCORDANCE WITH THE
                                       DETERMINATION OF THE BOARD OF DIRECTORS.
                                       PROVIDED, HOWEVER, IF A PROPOSAL TO
                                       ADJOURN  THE SPECIAL  MEETING IS PROPERLY
                                       PRESENTED, A PROXY WILL NOT HAVE
                                       DISSCRETION TO VOTE IN FAVOR OF THE
                                       ADJOURNMENT PROPOSAL ANY SHARES OF COMMON
                                       STOCK WHICH HAVE BEEN VOTED AGAINST
                                       APPROVAL AND ADOPTION OF THE MERGER
                                       AGREEMENT.

Please be sure to         ------------------------------
sign and date this        Date
proxy in the box below
--------------------------------------------------------
                                                         THIS PROXY IS SOLICITED
                                                         BY THE BOARD OF
                                                         DIRECTORS.
--------------------------------------------------------
Shareholders sign above.  Co-holder (if any) sign above.


                         NORTH ARKANSAS BANCSHARES, INC.
                                Newport, Arkansas

Should the above shareholder be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The above shareholder acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Special Meeting and a Proxy Statement/Prospectus, dated _____________, 2002. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                               PLEASE ACT PROMPTLY
                      SIGN, DATE AND MAIL YOUR PROXY TODAY